As filed with the Securities and Exchange Commission on February _, 2000

                                          Registration Statement No. 333-91005
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                              AMENDMENT NO. 1 TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                         CADAPULT GRAPHIC SYSTEMS, INC.
             (Name of small business issuer in its charter)

         Delaware                       5045                  84-0475073
         --------                -----------------            ----------
  (State or jurisdiction         (Primary Standard         (I.R.S. Employer
     of incorporation        Industrial Classification      Identification
     or organization)              Code Number)                Number)

                               110 Commerce Drive
                          Allendale, New Jersey 07401
                                 (201) 236-1100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Michael W. Levin
                     Chief Executive Officer and President
                         Cadapult Graphic Systems, Inc.
                               110 Commerce Drive
                          Allendale, New Jersey 07401
                                 (201) 236-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:

                                Dan Brecher, Esq.
                           Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                            New York New York 10016
                                 (212) 286-0747

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                        CALCULATION OF REGISTRATION FEE

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                                              Proposed           Proposed
Title of each class           Dollar          Maximum            Maximum              Amount of
of securities                 Amount to be    Offering Price     Aggregate            Registration
to Be Registered              Registered      Per Unit(1)        Offering Price(1)    Fee
--------------------------------------------------------------------------------------------------
common stock, par value
  $.001 per share........     771,750         $2.32              $1,790,460           $497.75
--------------------------------------------------------------------------------------------------
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(1) Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the Registration Fee. The fee is based upon the average of the bid and ask price for shares of common stock of the registrant, $2.375 and $2.25, respectively, reported on the OTC Bulletin Board on October 1, 1999.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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               SUBJECT TO COMPLETION, DATED FEBRUARY _, 2000

                                   PROSPECTUS

                         Cadapult Graphic Systems, Inc.

                         771,750 shares of common stock


      This prospectus relates only to the resale of 771,750 shares of common stock of Cadapult Graphic Systems, Inc., a Delaware corporation, which may be offered and sold, from time to time, by certain of our stockholders. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

      The selling stockholders may from time to time sell their shares of common stock to or through one or more underwriters, directly to other purchasers or through agents, on the OTC Bulletin Board in ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the then-prevailing market price or at negotiated prices.

      Our common stock is quoted on the OTC Bulletin Board under the symbol "GRFX".

      SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this Prospectus. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

               The date of this Prospectus is February _, 2000.

                              TABLE OF CONTENTS

                                                                        Page

Prospectus Summary                                                        3
Risk Factors                                                              4
   We operated at a loss in 1999 and may not be profitable or generate
      cash from operations in the future                                  4
   We have a credit line with Summit Commercial who holds a security
      interest on most of our assets                                      4
   As a reseller of computer graphics products, our business is
      dependent on vendors and suppliers                                  5
   We commenced a lawsuit against Tektronix, Inc. and may incur
      substantial costs as a result of this litigation                    5
   We operate in a competitive computer graphics market which is facing shrinking margins and in the printer ink market which is
      dominated by one company                                            5
   Our recent growth is based on acquisitions, and because we intend to acquire additional computer graphics companies, we may make poor investments or acquisitions that are not compatible with
      our existing business or successful                                 6
   Because we are dependent on computer systems, a systems failure or security failure could cause a significant disruption to our
      business                                                            7
   Our eCadapult services will not be successful unless  more people
      use the internet to evaluate products and services                  7
   We may be liable for the material our customers distribute over
      the Internet                                                        7
   Michael Levin, our principal stockholder, controls our company         8
   Our common stock does not trade actively and may be subject to great price volatility as more shares of common stock become
      freely tradable                                                     8
   We have authorized a class of preferred stock which may alter
      the rights of common stock holders                                  9
   We have issued series A preferred stock which affects the rights
      of, and dilute, common stock holders                                9
   Our sale of series A preferred stock that are convertible into common stock at below the market price of our common stock will
      have a dilutive impact on our stockholders                         10
   As holders of series A preferred stock convert and sell their common stock, the market price of our common stock may decline, which may change the conversion price and permit them to convert into a greater number of shares of common stock which could
      further decrease the market price                                  10
   The decrease in the price of our common stock as holders of series
      A preferred stock convert could encourage short sales, which could result in further reductions in the price of our common
      stock                                                              11
   We do not know the precise number of common stock shares issuable upon conversion of the series A preferred stock because the conversion price is linked to the future market price of our
      common stock                                                       11
   Penny stock regulation                                                11
Use of Proceeds                                                          12
Management's Discussion and Analysis of Financial Conditions
   and Results of Operations                                             13
About Us                                                                 19
Our Management                                                           31
Executive Compensation                                                   33
Ownership of Securities                                                  39
Certain Relationships and Related Transactions                           40
Selling Stockholders                                                     42
Plan of Distribution                                                     49
Our Securities                                                           51
Legal Matters                                                            53
Experts                                                                  53
Indemnification                                                          54
Where You Can Find More Information                                      54
Index to Financial Statements                                            55

                           PROSPECTUS SUMMARY


OUR BUSINESS

      We provide computer graphics systems, peripherals, supplies and service to visual communicators and graphics professionals. We operate through three business units: Reseller Operations, eCadapult and Media Sciences. We are a leading supplier of computer graphics solutions in the Northeast United States. Through eCadapult, we provide value added services to the creative graphics community over the Internet. In June 1999, we launched SamplePrint.com, a one-stop evaluation resource for buyers of color printing technology. We intend to offer two new e-commerce services in early 2000, Cadapult Storefront and GraphicSmart.com, through which customers can purchase supplies and products from us directly over the Internet. Through Media Sciences, we are a manufacturer of color solid ink and refiller of color toner cartridges for graphics printers.

      We are a Delaware corporation. Our principal corporate office is located at 110 Commerce Drive, Allendale, New Jersey 07401. Our telephone number is (201) 236-1100.

THE OFFERING

Total shares outstanding            3,197,775 shares of common stock
                                    416,000 shares of series A preferred stock

Common stock offered for resale
     to the public                  771,750 shares of common stock

Price per share of common stock
     to the public                  Market price at the time of resale

Proceeds from offering              We will not receive any of the
                                    proceeds from the sale of the shares
                                    of common stock offered by the
                                    selling stockholders.

Trading Symbol for common stock     GRFX

                                 RISK FACTORS

      You should carefully consider the risks described below before making an investment. Although the factors identified below are important factors, those are not the only ones facing us. If any of the following risks occurs, our actual results could differ significantly, and the trading price of our common stock could decline, and you may lose all or part of your investment. You should also keep these risk factors in mind when you read forward-looking statements. We have identified all of the material risks which we believe may affect our business and the principal ways in which we anticipate that they may affect our business or financial condition.

WE OPERATED AT A LOSS IN 1999 AND MAY NOT BE PROFITABLE OR GENERATE CASH FROM OPERATIONS IN THE FUTURE.

      We may incur operating losses and net losses for the near term as we incur additional costs associated with the development of our Internet-based services and our Media Sciences division, entry into new markets, and the expansion of our administrative, operational, marketing and sales organizations. We operated at a loss for our fiscal year ended April 30, 1998. We generated gross sales of $10,227,628 for the one year period ended June 30, 1999, representing an increase of 44% over the one year period ended April 30, 1998. In June 1998, we elected to change our fiscal year end to June 30. For the one year period ended June 30, 1999, we incurred a net loss of $444,374 or $0.16 per share as compared to a net loss of $219,242 or $0.14 per share, for the one year period ended April 30, 1998. We expect our expenses to increase as we expand our business to include Internet-based series and our Media Sciences division. We do not know how much capital we will need to develop these services and products. We cannot assure you that our revenues will increase as a result of our increased spending. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations, we may not become profitable. Even if we become profitable, we may be unable to sustain our profitability.

WE HAVE A CREDIT LINE WITH SUMMIT COMMERCIAL WHO HOLDS A SECURITY INTEREST ON MOST OF OUR ASSETS.

      We have a $6,000,000 revolving line of credit with Summit Commercial/Gibraltar. Under the line of credit, the available credit is 50% of eligible inventory, which available credit cannot exceed $1,000,000 plus 85% of eligible receivables. Borrowings bear interest at 2% over the lender's base rate, are payable on demand, and are collateralized by all of our assets. As of June 30, 1999, we had used $1,677,024 of this line. As of December 31, 1999, the total available credit was $1,548,848 and we had used $1,325,165. Michael W. Levin, our President and principal stockholder, has personally guaranteed up to $500,000 of our indebtedness under the revolving line of credit. He has no obligation to furnish his guaranty in connection with any extension of our line of credit or any of our future financing needs. We may not be able to repay our outstanding indebtedness under the credit line. If we do not have sufficient cash flow to repay the credit or cannot refinance the obligation, we will not be able to implement our business plan, which would have a material adverse affect on our future viability. Substantially all of our assets are subject to security interests held by Summit Commercial/Gibraltar and a major supplier. Unless the security interests are released, assets will not be available to us to secure future indebtedness, which may adversely affect our ability to borrow in the future. In the event of default under our obligations, either of the secured creditors may foreclose on our assets.

AS A RESELLER OF COMPUTER GRAPHICS PRODUCTS, OUR BUSINESS IS DEPENDENT ON VENDORS AND SUPPLIERS.

      We are a value added dealer or value added reseller of computer graphics equipment and supplies. We depend vendors and suppliers of computer graphics equipment and supplies to provide us with products for resell. We obtain computer graphics products from several suppliers. Our principal supplier is Tektronix, Inc. We derived 45% of our fiscal year 1999 revenues from sales and services of Tektronix products. Although we also sell products supplied by Mita Corporation, Access Graphics, Ricoh, Alias, Merisel, Ingram, and Tekgraf, each of these suppliers account for substantially less than 10% of our revenues annually. The loss of Tektronix, Inc. as a supplier would have a significant impact on our business operations.

WE COMMENCED A LAWSUIT AGAINST TEKTRONIX, INC. AND MAY INCUR SUBSTANTIAL COSTS AS A RESULT OF THIS LITIGATION.

      In August 1999, we began an action against Tektronix, Inc. before the United States District Court for the District of New Jersey, seeking certain injunctive relief and an indeterminate amount of damages because Tektronix terminated that part of our agreement with Tektronix that is our Tektronix Premier Plus Reseller franchise. In the lawsuit, we alleged that Tektronix violated the New Jersey Franchise Practices Act, the New Jersey Antitrust Act, federal acts prohibiting restraints of trade, breach of contract and unfair competition, among other claims. We derived 45% of our fiscal year 1999 revenues from sales and services of Tektronix products, including revenues from the Tektronix Premier Plus Reseller franchise. Although the Tektronix Premier Plus Reseller franchise accounted for only about $80,000 of our gross profit margin based on historical sales, which represented less than 3% of our overall gross profit margin. The lawsuit has only recently commenced and may not be resolved in the near future. Our request for injunctive relief was denied. Tektronix has motioned to transfer the lawsuit to Oregon. Although we do not believe that the loss of the lawsuit would materially impact our business operations based on historical sales, the reseller franchise provides us with business leads and promotion of our services which cannot be quantified; therefore, we do not know and cannot predict whether the loss of all or a part of the lawsuit will have a material adverse affect on our future business operations.

WE OPERATE IN A COMPETITIVE COMPUTER GRAPHICS MARKET WHICH IS FACING SHRINKING MARGINS AND IN THE PRINTER INK MARKET WHICH IS DOMINATED BY ONE COMPANY.

      We face intense competition in all of our businesses. We have numerous competitors, including some large corporations and smaller specialized businesses. In reseller operations, our primary competitors include Professional Graphics Systems and Services, Charrette and Internet-based resellers. We believe that the computer graphics industry is going through a consolidation that stems from shrinking margins. In the color printer supply business, our primary competitor is Xerox Corp. which recently acquired Tektronix' color printer business.

      We intend to compete with Xerox, which now owns Tektronix' color printer business, as a third party manufacturer of solid ink and color toners for computer graphics printers. We are informed that Tektronix had controlled 97% of the U.S. solid ink market for digital printers which essentially were only Tektronix printers. In December 1999, we acquired ultraHue, the only third party manufacturer of solid ink and color toner for Xerox color workgroup printers. We seek to became a provider of alternative supplies for all workgroup color printers. The printer ink market is a new business for us. Although we have hired certain key employees of ultraHue, we did not have prior experience in this market. We do not know if we can properly grow this business and compete with Xerox.

      Because we are significantly smaller than our national competitors, we may lack the financial resources needed to capture increased market share. To compete, we may have to spend considerable amounts of money to develop a nationally known brand name and to develop service programs that customers will prefer to those offered by our competitors. We are expanding our business to include Internet-based operations and a printer ink supply division. However, our competitors could choose to offer similar services, and many of our existing competitors and potential new competitors have:

           - longer operating histories;
           - greater name recognition;
           - larger customer bases;
           - more and larger facilities; and
           - significantly greater financial, technical and marketing resources.

      Because many of our competitors have national presence, we may find it difficult to penetrate into certain geographical markets, and their financial strength could prevent us from entering or capturing a competitive size of those markets. Because of their resources and breadth of products and service offering, our competitors may respond quickly to compete with our products or new offerings. They may also devote greater resources than we can to the development, promotion and sale of their products and services. They may develop Internet products and services that are superior to or have greater market acceptance than ours. Our competitors may also conduct more extensive research and development, run more marketing campaigns, adopt more aggressive pricing policies and provide more attractive services to our customers than we do.

OUR RECENT GROWTH IS BASED ON ACQUISITIONS, AND BECAUSE WE INTEND TO ACQUIRE ADDITIONAL COMPUTER GRAPHICS COMPANIES, WE MAY MAKE POOR INVESTMENTS OR ACQUISITIONS THAT ARE NOT COMPATIBLE WITH OUR EXISTING BUSINESS OR SUCCESSFUL.

      Our growth strategy has been based primarily on the acquisition of other computer graphics resellers. If we do not have the cash flow from our operations or if we cannot obtain the necessary financing, we will not have the ability to grow by acquiring other businesses. We have taken steps to grow within the consolidating computer graphics industry. We currently provide computer graphics services to commercial customers primarily in the Northeast United States. In October 1996, we began our expansion plan by opening a sales location in Boston, Massachusetts. In March 1998, we acquired the assets of BBG Technologies, Inc., a computer graphics products reseller in Boston, Massachusetts. In January 1999, we acquired the assets of Tartan Technical, Inc., a computer graphics products reseller in Massachusetts. In June 1999, we acquired the assets of WEB Associates, Inc., a computer graphics products reseller in Pennsylvania. We intend to acquire additional computer graphics businesses in the Northeast United States and in other regions of the United States. The success of our reseller operations will depend on our ability on how well we can integrate acquired the operations and management of acquired reseller businesses. If we fail to do so, our operating margins will not improve.

      Our acquisition strategy is not limited to the acquisition of computer graphics resellers. In December 1999, we acquired the assets of ultraHue, Inc., a manufacturer of solid printer ink headquartered in Washington. In past years, we have operated primarily as a computer graphics products reseller. With the acquisition of ultraHue, we are starting a new business division involving the manufacture and sale of solid printer ink supplies. We do not have prior experience in operating a printer ink supplies business. We do not know if we can successfully grow and integrate ultraHue's business with our reseller operations. We may incur significant expenses associated with developing a new division not related to our core reseller operations.

      We will continue to make investments in or acquire complementary businesses, products, services or technologies. If we seek to make investments or acquisitions, we will be subject to the following risks:

      - We may not be able to identify suitable investment or acquisition candidates.
      - If the purchase price for an acquisition consists of cash, we may need to use all or a large portion of our available cash.
      - If we do identify suitable candidates, we may have to overpay to
        complete  the         investments or acquisitions.
      - Acquisitions may disruptour ongoing business, distract         our
        management and other resources and make it difficult to maintain our standards, controls and procedures.
      - We may not be able to successfully integrate the services, products and personnel of any acquired business into our operations.
      - We may not be able to retain key employees of the acquired companies or maintain good relations with its customers or suppliers, especially if the acquired business is regional and we did not previously conduct business in that market.
      - We may incur additional debt as we try to integrate the acquired business and expand our operations to include their markets.
      - We may have to acquire a significant amount of the liabilities of the acquired business, including any pending or potential lawsuits.
      - We may issue equity securities, which may be dilutive to existing shareholders, to pay for acquisitions.
      - We may incur significant accounting charges, such as for goodwill or for acquired in-process research and development, which may adversely affect our results of operations.

BECAUSE WE ARE DEPENDENT ON COMPUTER SYSTEMS, A SYSTEMS FAILURE OR SECURITY FAILURE COULD CAUSE A SIGNIFICANT DISRUPTION TO OUR BUSINESS.

     Our eCadapult division depends on the efficient and uninterrupted operation of our computer and communications hardware systems and infrastructure. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events. Our infrastructure may be vulnerable to physical or electronic break-ins, viruses or similar problems. Our business, financial condition and results of operations could be materially and adversely affected by any damage or failure that interrupts or delays our operations.

OUR eCADAPULT SERVICES WILL NOT BE SUCCESSFUL UNLESS MORE PEOPLE USE THE INTERNET TO EVALUATE PRODUCTS AND SERVICES.

     Our eCadapult products and services are targeted toward Internet users. We launched SamplePrint.com in the summer of 1999. SamplePrint.com is a web site dedicated to helping business buyers evaluate color printer and copier products over the Internet. Because a critical decision-making factor for buyers of color printing and copying equipment is seeing how well their images print from the products, SamplePrint.com allows any buyer to submit files over the Internet which are then printed on a variety of printers.

      If Internet usage does not grow or if customers do not use our Internet-based services at the rates which we presently anticipate, our business, financial condition and results of operations will be materially and adversely affected.

      The market for Internet products and services has only recently begun to develop and is rapidly evolving. Significant technological changes could render our existing and proposed Internet-based products and services out of date. Although we are not aware of any immediate technological change, we may need to spend more on research and development so that we can adapt to changing markets by continually improving the responsiveness, functionality and features of our products and services to meet the needs of the computer graphics industry. If we cannot respond to technological advances and conform to emerging industry standards in cost-effective and timely ways, we will not be competitive and our business, financial condition and results of operations will be materially and adversely affected.

WE MAY BE LIABLE FOR THE MATERIAL OUR CUSTOMERS DISTRIBUTE OVER THE INTERNET.

      The law relating to the liability of online service providers, private network operators and Internet service providers for information carried on or disseminated through their networks is currently unsettled. We may become subject to legal claims relating to the content in the web sites we host. Claims could also involve matters such as defamation, invasion of privacy and copyright infringement. Providers of Internet products and services have been sued in the past, sometimes successfully, based on the content of material. If we have to take costly measures to reduce our exposure to these risks, or are required to defend ourselves against such claims, our business, financial condition and results of operations may be materially and adversely affected.

MICHAEL LEVIN, OUR PRINCIPAL STOCKHOLDER, CONTROLS OUR COMPANY.

      Michael W. Levin, President, Chief Executive Officer, and Chairman of the Board of Directors, is our single largest stockholders. He beneficially owns about 49% of our outstanding shares of common stock. He founded our predecessor, Cadapult Graphic Systems Inc. as a New Jersey corporation in 1987 and served as its President and Chairman of the Board of Directors from inception until we acquired that company in 1998. He and the present management have developed our growth strategies, and we need them to implement our plans.

      Our Certificate of Incorporation does not provide for cumulative voting. Mr. Levin and the present management are in a position to elect all of our directors, appoint its officers, and control our affairs and operations.

      Provisions of his employment agreement may discourage potential acquisition proposals, delay or prevent a change in control, and discourage proxy contests, and make it more difficult for you and other stockholders to elect directors and take other corporate actions. If we undergo a "change of control", we must pay him an amount equal to 290% of his salary. He has the right to terminate his employment if we undergo a change in control. As defined in his employment agreement, a change of control is:

            - a change in our ownership or management that must be reported in under the Exchange Act of 1934;
            - the acquisition  of 25% or more of our common stock or our voting securities;
            - a change in a majority of our  Board of Directors that our Board does not approve of or that results from a proxy contest;
            - a reorganization, merger, consolidation or sale of substantially all of our assets after which our shareholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new shareholder beneficially owns 25% or more of the voting power; or
            - shareholder approval of our liquidation or dissolution.

OUR COMMON STOCK DOES NOT TRADE ACTIVELY AND MAY BE SUBJECT TO GREAT PRICE VOLATILITY AS MORE SHARES OF COMMON STOCK BECOME FREELY TRADABLE.

     There is a very limited market for our common stock. Because of our new services which may generate substantial revenues and increased dilution caused by our private placement and incentive based options granted to our employees, we expect to encounter substantially more activity in trading in our common stock and expect the market price of our common stock to be highly volatile in the future.

      We have outstanding 3,197,775 shares of common stock. This number excludes 144,222 shares held in escrow for possible future issuance.
This number also excludes shares of common stock that we may grant under our incentive stock option plan for employees of which only 19,214 shares of common stock have been issued to date. This number also excludes about 865,000 shares of common stock that may be issued upon the exercise of options and warrants outstanding. On June 18, 1999, up to 1,707,000 shares of common stock held by affiliates of Cadapult, including our executive officers and directors, became eligible for sale under Rule 144, subject to volume limitations. As of August 14, 1999, an additional 524,000 shares of common stock, sold in a private placement conducted in 1998, became eligible for sale under Rule 144. As of October 13, 1999, about 580,517 shares of common stock were eligible for trading over the open market, and about 2,487,790 of our total outstanding shares were restricted from immediate resale but may be sold into the market in the near future. Up to 771,750 of the restricted shares may be sold pursuant to this prospectus. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

WE HAVE AUTHORIZED A CLASS OF PREFERRED STOCK WHICH MAY ALTER THE RIGHTS OF COMMON STOCK HOLDERS.

      Our amended Certificate of Incorporation authorizes a class of 5,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. The Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Cadapult.
We have filed a certificate of designation for a series of 1,000,000 shares of series A preferred stock. We may issue more shares of preferred stock in the future which may have different designations, rights and preferences than the series A preferred stock.

WE HAVE ISSUED SERIES A PREFERRED STOCK WHICH AFFECTS THE RIGHTS OF, AND DILUTE, COMMON STOCK HOLDERS.

      In October 1999, we commenced a private placement to raise capital of up to $5,500,000 through the sale of units of series A preferred stock and warrants to purchase common stock. The series A preferred stock bears a fixed 11.5% dividend per year, and it is convertible into shares of common stock. For two years, each holder of series A preferred stock can convert one series A preferred share into 3.077 shares of common stock. After each of two and four years from the date of issuance, the conversion rate adjusts. At the adjusted conversion rate, the number of shares of common stock received for one share of preferred stock equals $10 divided by 75% of the average bid price of our common stock during the 90 days preceding each of the two and four year anniversary dates. For example, if the 90 day average bid price of our common stock is $10 at the two year anniversary date, the conversion rate adjusts to $10 divided by 75% of $10, so that a share of series A preferred stock could be converted into 1.33 shares of common stock. However, if the 90 day average bid price of our common stock is $3.00 at the two year anniversary date, the conversion rate adjusts to $10 divided by 75% of $3, so that a share of series A preferred stock could be converted into 4.44 shares of common stock. The maximum conversion rate is five shares of common stock for one share of series A preferred stock. Each warrant is exercisable for 5 years at $4.50 per share into one share of common stock. We are required to register the shares of common stock into which the preferred stock would be convertible and the warrants would be exercisable within 90 days following the completion of the private placement. The more capital we raise from our private placement, the more a common stock holder will be diluted.

      We have agreed to file a registration statement for the resale of the shares of common stock underlying the preferred stock and warrants within 90 days of the closing of the private placement. No sales of the registered common stock can be made prior to October 1, 1999. As of February 3, 2000, we sold 416,000 units of these securities.

      We have not paid any cash dividends on our common stock and do not expect to declare or pay any cash dividends in the near future. After paying our preferred stockholders dividends, we intend to retain any future earnings for use in our business.

      We will not materially and adversely alter the rights of the series A preferred stock without the consent of a majority of the series A preferred stock holders. Under certain circumstances, we can redeem the shares of series A preferred stock for $15 per share, plus all accrued and unpaid dividends. If we liquidate, wind-up or dissolve, holders of series A preferred stock are entitled to share in the distribution of our assets before holders of other classes of our securities. We will pay to the holder, for each share of series A preferred stock, the sum of $10 plus unpaid dividends out of our available assets. Once paid, the holders of series A preferred stock will have no right or claim to any of the remaining assets of our company. If our assets are not enough to pay them, then the holders of series A preferred stock shall share ratably in such distribution of assets.

OUR SALE OF SERIES A PREFERRED STOCK THAT ARE CONVERTIBLE INTO COMMON STOCK AT BELOW THE MARKET PRICE OF OUR COMMON STOCK WILL HAVE A DILUTIVE IMPACT ON OUR STOCKHOLDERS.

      We have 416,000 shares of series A preferred stock outstanding. The series A preferred stock is convertible into shares of our common stock. Conversion will have a dilutive impact on our common stock holders. The series A preferred stock is currently convertible into common stock at a conversion price of $3.25 per share. At the two and four year anniversary dates of issuance, the conversion price adjusts to a discount to the then-prevailing market price of our common stock. The conversion price adjusts to 75% of the 90 day average bid price of our common stock. The maximum conversion rate is set at $2 per share.

      The table below illustrates how the conversion feature would work for one share of series A preferred stock into shares of common stock after each of the two and four year anniversary dates of issuance.

90 Day      75% of      Calculated                Shares of
Average     Average     Conversion Rate           Common Stock
Bid         Bid         ($10 divided by 75%       Issued At
Price       Price       of Average Bid Price)     Conversion
--------------------------------------------------------------
$ 2.00      $1.50       6.67                      5.00
$ 2.67      $2.00       5.00                      5.00
$ 3.00      $2.25       4.44                      4.44
$10.00      $7.50       1.33                      1.33

You should note that if the 90 day average bid price of our common stock is $2.67 or lower, the maximum conversion rate applies. If the 90 day average bid price of our common stock is $2, instead of conversion at the rate determined $10 divided by 75% of $2, which would compute to 6.67 shares of common stock for one share of series A preferred stock, a maximum of five shares of common stock would be issued.

      At the current conversion price of one share of series A preferred stock into 3.077 shares of common stock, we will issue about 1,280,032 shares of common stock if all the outstanding series A preferred stock are converted.
At the maximum conversion rate, we will issue up to 2,080,000 shares of common stock upon the conversion of the outstanding series A preferred stock. We have agreed to file a registration statement for the resale of the shares of common stock underlying the series A preferred stock which may be resold in the public market after October 1, 2000.

      The conversion of series A preferred stock into shares of common stock could cause the market price of our common stock to drop significantly. Because the adjusted conversion price will be substantially below the market value of our common stock, we expect the holders of series A preferred stock to ultimately convert all of their preferred stock and sell the common stock. As a result, our income per share could be materially and adversely affected.

AS HOLDERS OF SERIES A PREFERRED STOCK CONVERT AND SELL THEIR COMMON STOCK, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE, WHICH MAY CHANGE THE CONVERSION PRICE AND PERMIT THEM TO CONVERT INTO A GREATER NUMBER OF SHARES OF COMMON STOCK WHICH COULD FURTHER DECREASE THE MARKET PRICE.

      As the holders of series A preferred stock convert and sell their shares of common stock, the market price of our common stock could decline and lower the adjusted conversion price at the 2 year and 4 year anniversary dates of issuance. That would permit the selling stockholder to convert their series A preferred stock into a greater number of shares of common stock. As more series A preferred stock are converted into common stock and sold, a further downward pressure on the price of the common stock is likely to occur. This downward pressure on the common stock is likely to occur until substantially all of the series A preferred stock are converted and sold.

THE DECREASE IN THE PRICE OF OUR COMMON STOCK AS HOLDERS OF SERIES A PREFERRED STOCK CONVERT COULD ENCOURAGE SHORT SALES, WHICH COULD RESULT IN FURTHER REDUCTIONS IN THE PRICE OF OUR COMMON STOCK.

      As holders of series A preferred stock elect to convert and sell the common stock, the downward pressure on the price of the common stock could cause further reductions in the market price of our common stock. Downward pressure on the price of our common stock could encourage short sales of the common stock by the selling stockholder or by other stockholders. Material amounts of short selling could place further downward pressure on the market price of the common stock. A short sale is a sale of stock that is not owned by the seller. The seller borrows the stock for delivery at the time of the short sale, and buys back the stock when it is necessary to return the borrowed shares. If the price of the common stock declines between the time the seller sells the common stock and the time the seller subsequently repurchases the common stock, the seller may realize a profit.

WE DO NOT KNOW THE PRECISE NUMBER OF COMMON STOCK SHARES ISSUABLE UPON CONVERSION OF THE SERIES A PREFERRED STOCK BECAUSE THE CONVERSION PRICE IS LINKED TO THE FUTURE MARKET PRICE OF OUR COMMON STOCK.

      The conversion of series A preferred stock is linked to a percentage discount to the market price of our common stock. Until conversion occurs, we do not know the precise maximum number of common stock shares that may be issued. The conversion price is presently set at $3.25. At that conversion price, we may issue about 1,280,032 shares of common stock if all of the outstanding series A preferred stock are converted. However, the conversion rate is to adjust to 75% of the market price of our common stock at the 2 year anniversary date of issuance and is to adjust again at the 4 year anniversary date of issuance. The lower the price of our common stock at those time periods, the series A preferred stock can be converted into a greater number of shares of our common stock. This will further dilute holders of common stock and cause the common stock price to decline further. The maximum conversion rate of 1 share of series A preferred stock into 5 shares of common stock does not take effect unless the market price of the common stock is $2.67 per share or lower at the two and four year points. If all of the outstanding series A preferred stock are converted at the maximum conversion rate, we will issue about 2,080,000 shares of common stock.

PENNY STOCK REGULATION.

      If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

      SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

                              USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      This prospectus contains forward-looking information. Generally, the words "anticipates," "expects," "believes," "intends," "could," "may," and similar expressions identify forward looking statements. Forward-looking statements involve risks and uncertainties, including those described under "Risk Factors" in this prospectus. We caution you that while we believe any forward-looking statement are reasonable and made in good faith, expectations almost always vary from actual results, and the differences between our expectations and actual results may be significant.

      The following discussion and analysis should be read in conjunction with the information set forth in the audited financial statements for the year ended June 30, 1999, in conjunction with the information set forth in the unaudited financial statements for the six month period ended December 31, 1999, and in conjunction with the information set forth in the unaudited financial statements and notes and the audited financial statements and the notes, included in the Form 8K/A, filed on September 1, 1998. On June 24, 1998, we elected to change our fiscal year from April 30 to June 30.
For the purposes of this analysis, the results of operations for the year ended June 30, 1999 are being compared to the results of operations for the year ended April 30, 1998.

Results of Operations
For the Year Ended June 30, 1999
--------------------------------

Sales. Sales for the year ended June 30, 1999 compared to the year period ended April 30, 1998 increased approximately 44% to $10,227,628 from $7,103,906. The revenue mix in 1999 has shifted with supplies revenue increasing as a percentage of total sales, while systems revenue has decreased as a percentage of total sales. Service revenues, as a percentage of sales have remained consistent. Approximately $1,365,000 of the increase in sales can be attributed to the Tartan acquisition, $103,000 to the WEB Associates acquisition, and $1,655,000 to our internal growth.

Cost of Sales. Cost of sales for the year ended June 30, 1999 were $7,442,239 or approximately 73% of sales, as compared to $5,174,402 or approximately 73% for the year period ended April 30, 1998. Gross profit margins remained stable for the year ended June 30, 1999 as compared to the year ended April 30, 1998 despite the acquisition of businesses that were previously generating significantly lower margins. This was achieved primarily through the conversion of manufacturer service agreements to agreements fulfilled by us and through the sale of private label supplies.

Selling, General and Administrative. Selling, general and administrative expenses for the year ended June 30, 1999 increased to $3,069,682 from $2,138,915 for the year ended April 30, 1998. Selling, general and administrative expenses were approximately 30% of sales for both periods. Selling, general and administrative expenses for the year ended June 30, 1999 included increased legal of about $9,000, accounting fees of about $17,500, and consulting fees of about $15,200 associated with the merger with Seafoods Plus, Ltd. in June of 1998, with being a publicly held company, the amortization of goodwill of about $62,000 resulting from acquisitions, and to increase in payroll attributable to the acquisitions and development of the our infrastructure for future growth of about $470,000. Selling, general and administrative expenses for the year ended June 30, 1999 includes a one time expense of $130,000 for the development of SamplePrint.com.

Interest Expense. Interest expense for the year ended June 30, 1999 increased to $160,081 from $90,829 incurred for the year ended April 30, 1998. The increase in 1999 was due primarily to an increase in borrowings to finance our increased receivables and inventory due to the acquisitions.

Income Taxes. For the year ended June 30, 1999, we recorded a tax benefit of $217,000 primarily due to a net operating loss carryforward offset by a valuation allowance of $217,000. For the one year ended April 30, 1998, we recorded a tax benefit of $62,498 primarily due to the utilization of a net operating loss carryback.

Net Income (Loss). For the one year ended June 30, 1999, we had a net loss of $444,374 or $0.16 per share as compared to a net loss of $219,242 or $0.14 per share for the year ended April 30, 1998.

Results of Operations
For the Three Months and Six Months Ended December 31, 1999 and 1998
--------------------------------------------------------------------

Sales. Our consolidated sales for the three months ended December 31, 1999 compared to the same period in 1998, increased approximately 17% to $2,961,405 from $2,532,474. Our consolidated sales for the six months ended December 31, 1999 compared to the same period in 1998, increased approximately 37% to $6,110,569 from $4,475,635. The increase in our sales can be attributed to the acquisitions of Tartan Technology, WEB Associates and ultraHue, offset by a decrease in the sales of our non-acquired businesses. For the three months ending December 31, 1999, the acquisitions contributed $1,405,115 in sales and for the six months ended December 31, 1999, the acquisitions contributed $2,572,969 in sales. The decrease in sales of our non-acquired businesses can be attributed to delays in large system purchases by many of our clients until the passing of the Y2K turnover.

Cost of Sales. Our cost of sales for the three months ended December 31, 1999 were $2,025,858, or approximately 68.4% of sales, as compared to $1,835,314, or approximately 72.5% of sales for the comparable period in 1998. Cost of sales for the six months ended December 31, 1999 were $4,307,054, or approximately 70.5% of sales, as compared to $3,234,814, or approximately 72.3% of sales for the comparable period in 1998. The decrease in our cost of sales can be attributed to the high margin business generated by our Media Sciences subsidiary.


Selling, General and Administrative. For the three months ended December 31, 1999, our selling, general and administrative expenses increased to $959,620 from $632,886, which represents a increase to 32% of sales from 25% of sales. For the six months ended December 31, 1999, our selling, general and administrative expenses increased to $1,910,236 from $1,349,057, which represents an increase to 31% of sales from 30% of sales. The increase in our selling, general and administrative expenses can be attributed to the additional overhead created by our acquisitions and in preparation for our continued growth.


Interest Expense. For the three months ended December 31, 1999, our Interest expense increased to $54,780 from $31,400. For the six months ended December 31, 1999, Interest expense increased to $118,481 from $57,202. The increase in 1999 is due primarily to the increase in borrowing due to our acquisitions and to the increased costs of our new lending facility.

Income Taxes. For the three months ended December 31, 1999, we have recorded a deferred income tax benefit of $307,000. This benefit results from the elimination of the valuation allowance that offset net operating loss tax benefits from prior periods, and from a tax benefit of a net operating loss carryforward for the three months ending December 31, 1999. We are required to recognize future tax benefits to the extent that realization of such benefits is more likely than not. Based upon the historical earnings of ultraHue, we believe that the "more likely than not" criteria have been met, and accordingly, the valuation allowance has been eliminated. For the six months ended December 31, 1999, we have recorded the deferred income tax benefit of $307,000 described above.

Dividends. For the three months ending December 31, 1999, we accrued $20,112 of stock dividends to be paid to our preferred shareholders of record as of December 31, 1999.

Net Income (Loss). For the three month period ended December 31, 1999, we earned a net profit of $228,147 or $0.07 per share basic and diluted as compared to a net profit of $32,874 or $0.01 per share, basic and diluted, for the corresponding three month period ended December 31, 1998. For the six month period ended December 31, 1999, we earned a net profit of $81,798 or $0.02 per share basic and diluted as compared to a net loss of $126,438 or $0.05 per share for the corresponding six month period ended December 31, 1998.

Results of Operations For the Two Months Ended
June 30, 1998 and 1997, and For the Year Ended April 30, 1998
-------------------------------------------------------------

Sales. Consolidated sales for the two months ended June 30, 1998 compared to the same period in 1997, increased approximately 100% to $1,623,754 from $821,633. This increase was due to additional sales of $238,877 generated from the acquisition of BBG Technologies, which was completed in March 1998, and from increased sales to existing and new customers of $563,000. Sales for the year ended April 30, 1998 compared to the year period ended April 30, 1997 decreased approximately 17% to $7,103,906 from $8,594,082. The revenue mix in 1998 between systems, supplies and services has remained comparable to the same period in 1997.

Cost of Sales. Cost of sales for the two months ended June 30, 1998 were $1,237,942, or approximately 76% of sales, as compared to $614,582 or approximately 75% of sales for the comparable period in 1997. Cost of sales for the year ended April 30, 1998 were $5,174,402 or approximately 73% of sales, as compared to $6,468,513 or approximately 75% for the year period ended April 30, 1997. The cost of revenues in 1998 have remained consistent from the same period in 1997, along with the revenue mix.

Selling, General and Administrative. For the two months ended June 30, 1998, selling, general and administrative expenses increased to $482,819 from $377,527, which represents a drop to 30% of sales from 46% of sales. The dollar increase in 1998 is due mainly to an increase in legal fees of $21,000, accounting fees of $13,600, and consulting fees of $23,000 associated with the merger and being a publicly held company, and to amortization of goodwill resulting from the acquisition of BBG Technologies in March 1998. The percentage decrease can be attributed to the increase in sales as described above.

Selling, General and Administrative expenses for the year ended April 30, 1998 increased to $2,138,915 from $1,972,221 for the year ended April 30, 1997. Selling, general and administrative expenses were approximately
30% of sales for the year ended April 30, 1998, and approximately 23% for the year ended April 30, 1997. The increase is attributable to the development of our infrastructure for future growth.

Interest Expense. For the two months ended June 30, 1998, interest expense increased to $21,894 from $6,316. Interest expense for the year ended April 30, 1998 increased to $90,829 from $78,175 incurred for the year ended April 30, 1997. The increase in 1998 is due primarily to the increase in borrowing due to the acquisition of BBG Technologies in March 1998.

Income Taxes. For the two months ended June 30, 1998, we have not recorded a tax benefit of a net operating loss carryforward due to the uncertainty of its future utilization. For the two months ended June 1997, we were able to carry back its net operating losses. For the one year ended April 30, 1998, we recorded a tax benefit of $62,498 primarily due to the utilization of a net operating loss carryback. For the one year ended April 30, 1997, we recorded a tax detriment of $18,500.

Net Loss. For the two month period ended June 30, 1998, we incurred a net loss of $108,901 or $0.06 per share as compared to a net loss of $128,992 or $0.08 per share for the corresponding two month period ended June 30, 1997. For the one year ended April 30, 1998, we had a net loss of $219,242 or $0.14 per share as compared to a net gain of $56,673 or $0.04 per share for the year ended April 30, 1997.

Liquidity and Capital Resources
-------------------------------

We experienced positive cash flow of $536,936 for the six months ended December 31, 1999. Cash used in operations resulted in positive cash flows of $49,326 primarily due to a profit of $81,798, non cash charges for depreciation, amortization and issuance of our securities for services of $208,005, a decrease in accounts receivables of $379,294, a decrease in inventory of $130,482 and an increase in deferred revenue of $70,643 offset by the non-cash income tax benefit of $307,000 and decrease in accounts payable and accrued expenses of $544,663.

The cash we used in investing activities included the purchase of equipment, a URL and the net assets of ultraHue for a total of $2,481,923.

We have an agreement with a lender under which we can borrow up to $6,000,000 under a revolving line of credit, subject to availability of collateral. Under the line of credit, the available credit is 50% of eligible inventory, which available credit cannot exceed $1,000,000 plus 85% of eligible receivables. Borrowings bear interest at 2% over the lender's base rate, are payable on demand and are collateralized by all of our assets. As of June 30, 1999, we had used $1,677,024 of this line. As of September
30, 1999, we had used $1,282,380 of this line. As of December 31, 1999, the total available credit was approximately $1,548,848, and we had used $1,325,165. As of June 30, 1998, we had an agreement with a bank under which we could borrow up to $1,200,000 under a revolving line of credit, subject to availability of collateral. As of June 30, 1998, borrowings bore interest at 1% over the bank's base rate, payable on demand and collateralized by all of our assets. As of June 30, 1998, we had used $695,000 of this line. As of December 31, 1999, we had used $1,325,165 of this line.

In August 1998, we completed a private placement for $655,000, consisting of 524,000 shares of common stock at a purchase price of $1.25. Expenses associated with the private placement were approximately $35,000, providing us with net proceeds of $620,000. We used substantially all of the proceeds in the retirement of bank debt assumed in the acquisition of Tartan in January 1999.

We had a negative cash flow of $359,748 for the two months ended June
30, 1998. This resulted primarily from the repayment of $305,000 from the credit line and $14,823 on long term debt. Cash used in operations resulted in negative cash flows of $35,856 which consists of an increase in accounts receivable of $538,646 and an increase in inventory of $277,157, offset by an increase in accounts payable of $911,199.


We experienced positive cash flow of $10,336 for the year ended June
30, 1999. Cash used in operations resulted in negative cash flows of $221,653 primarily due to a loss of $444,374 offset by a non cash charge to depreciation and amortization of $180,494, a decrease in accounts receivable of $89,130, a decrease in inventory of $170,259, an increase in deferred revenue of $149,489, and a decrease in accounts payable of $473,241. Cash used in investing activities was primarily comprised of purchase of equipment and the acquisitions of WEB Associates and Tartan Technical. The above uses of cash were offset by increased borrowing under our credit facility and proceeds from the sale of common stock.

In September 1999, we completed a private placement for $255,500 consisting of 127,750 shares of common stock at a purchase price of $2.00. Expenses associated with the private placement were approximately $15,000, providing us with net proceeds of $240,500. We used substantially all of the proceeds to invest in our Internet-based initiatives, including SamplePrint.com and the upgrade of our accounting system in preparation for the Internet storefront initiative.

On October 1, 1999, we entered into a managing dealer agreement with a placement agent for a proposed private offering of up to $5,000,000. The private offering is of 500,000 units of our securities with a face value of $10.00 per unit. Each unit consists of one share of convertible adjustable preferred stock and one warrant to purchase two shares of common stock at $4.50. For two years, each share of series A preferred stock is convertible into 3.077 shares of common stock. After each of two and four years from the date of issuance, the conversion rate of one share of series A preferred stock into shares of common stock adjusts. At the adjusted conversion rate, the number of shares of common stock received equals $10 divided by 75% of the average bid price of our common stock during the 90 days preceding each of the two and four year anniversary dates. A maximum of five shares of common stock will be issued upon conversion of a share of series A preferred stock. In addition, the preferred stock will carry a dividend, paid quarterly, of 11.5% per annum. The offering is to be sold to accredited investors only in states where permitted. The use of proceeds will be targeted at additional acquisitions, expansion of our No-Cap Color printer program and for working capital. The offering is on a "best efforts" basis, but we could ultimately raise up to about $11 million if fully sold and if the included warrants are exercised. In December 1999, our Board of Directors approved an increase of the private placement to $5,500,000.

We generated cash from the sale of our common and preferred stock of $3,342,475 for the six months ended December 31, 1999. With these proceeds, we executed the ultraHue acquisition and repaid $379,610 in bank debt. Through February 3, 2000, we sold an aggregate of 416,000 units under the private placement and raised gross proceeds of approximately $4,160,000.

We do not have any material commitments for capital expenditures. However, in 2000, we intend to develop our No-Cap Color program. We intend to allocate about $1,000,000 raised in our private placement of units to purchase up to 350 printers or lease up to 1,000 printers for use in our No-Cap Color program. We intend to buy or lease the printers as we need them.

Inflation
---------

We have historically offset any inflation in operating costs by a combination of increased productivity and price increases, where appropriate. We do not expect inflation to have a significant impact on our business in the future.

Seasonality
-----------

We anticipate that our cash flow from operations will be significantly greater in the fall and winter months than in the spring and summer months due to the purchasing cycles associated with ourproducts. If we are unable to generate sufficient cash flows from operations during the seasons of peak operations, wemay be required to utilize other cash reserves, if any, or seek additional equity or debt financing to meet operating expenses, and there can be no assurance that there will be any other cash reserves or that additional financing will be available or, if available, on reasonable terms.

Year 2000 Discussion
--------------------

We have completed a review of Year 2000 issues that may affect us in November 1999. We have determined that there are no significant Year 2000 issues within our internal systems or services. In our internal operations, we use equipment and software supplied by third-parties who have informed us that their equipment and software are or will be Year 2000 compliant.
Based on our review, we believe that our systems are Year 2000 compliant. Although we periodically purchase new computer equipment and upgrade our software programs in our normal business operations, we did not spend any significant expense for the specific purpose of being Year 2000 compliant, and we do not expect to incur any significant expenses in ensuring that we are Year 2000 compliant. We use and rely upon third parties to conduct our business. All of the significant third parties that we rely upon, including our vendors, have provided us written assurances that they have conducted a Year 2000 review and reasonably believe that Year 2000 issues will not affect them. We believe that our reasonable worst case scenario is that we may experience delays in receipt of purchase orders and delays in shipping and may experience computer glitches in our Internet-based services. However, we do not believe such a scenario will significantly impair our business because our products are not the type of products for which customers demand immediate next-day delivery, and our Internet-based services are not significantly used presently. Because we believe our Year 2000 investigation provided reasonably assurance that we would not encounter significant Year 2000 problems, we did not create a contingency plan. To date, we have not experienced any Year 2000 problems that have disrupted our business, although we cannot assure you that Year 2000 problems will not arise in the future. We will continue to monitor how Year 2000 issues may affect us through June 2000, and we will create a contingency plan if we begin to encounter Year 2000 problems.

                                  ABOUT US

Our Organization History

      We are a Delaware corporation named Cadapult Graphic Systems, Inc.
We originally incorporated under the laws of the State of Utah on August 11, 1983 under the name Communitra Energy, Inc. On July 16, 1985, we filed with the Secretary of State of the State of Utah Articles of Amendment to our Articles of Incorporation, changingour name to Seafoods Plus, Ltd. We did not engage in any substantive business activity from approximately 1988 to June 18, 1998.

      On June 18, 1998, we acquired Cadapult Graphic Systems Inc., a privately-held New Jersey corporation formed on May 1, 1987 ("CGSI"), in a transaction viewed as a reverse acquisition. CGSI was a provider of computer graphics systems, peripherals, supplies and services to visual communicators and graphics professionals. Pursuant to an Agreement and Plan or Reorganization dated June 5, 1998, between us, CGSI, all of the shareholders of CGSI, Jenson Services, Inc., a Utah corporation, Duane S. Jenson and Jeffrey D. Jenson, we issued 1,650,000 shares of common stock to the shareholders of CGSI in exchange for all of the outstanding common stock of CSGI. Pursuant to the acquisition, the shareholders of CSGI became the controlling shareholders of our company, our officers and directors resigned and elected the CSGI nominees in their places, and CSGI became our wholly-owned subsidiary.

      On August 14, 1998, we reincorporated under the laws of the State of Delaware as Cadapult Graphic Systems, Inc. On August 14, 1998, we merged with CGSI, our wholly-owned New Jersey subsidiary.

      On August 11, 1999, we formed Media Sciences, Inc. as a wholly-owned New Jersey subsidiary, for the manufacture and distribution of digital color printer supplies.

      In August 1999, we amended our Certificate of Incorporation to change the authorized capital from 50,000,000 shares of common stock, par value $.001 per share, to 25,000,000 shares consisting of 20,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share.

Our Business

      We provide computer graphics systems, peripherals, supplies and service to visual communicators and graphics professionals. We operate through three business units:

            - Reseller Operations,
            - eCadapult, and
            - Media Sciences.

We are a leading supplier of computer graphics solutions in the Northeast United States.

      Under our Reseller Operations, we are a systems integrator, value added dealer or value added reseller of computer graphics equipment and supplies.

      Our products include:

            - animation and design software and workstations,
            - publishing software and workstations,
            - file servers,
            - networks,
            - color scanners, and
            - color printers and copiers.

      Our markets include:

            - advertising and marketing companies,
            - printers,
            - quick print shops,
            - service bureaus,
            - animators,
            - industrial designers, and
            - the broad corporate market for color printers.

      We have expanded our business operations through eCadapult, a recently established division of our company, which provides value added services to the creative graphics community over the Internet. In June 1999, we launched SamplePrint.com, a one-stop evaluation resource for buyers of color printing technology. We intend to offer two new e-commerce services in fall 1999, Cadapult Storefront and GraphicSmart.com, through which customers can purchase supplies and products from us directly over the Internet.

      In August 1999, we formed Media Sciences, Inc., a wholly owned New Jersey subsidiary, for the purpose of acquiring ultraHue, Inc. and operating its printer ink business. We completed the acquisition of ultraHue in December 1999. ultraHue manufactures color solid ink and remanufactures and refills color toner cartridges, all for use in Tektronix color printers. ultraHue distributes these products and transparency media, also for use in Tektronix color printers, to dealers and distributors internationally. Media Sciences intends to manufacture and distribute, internationally, these digital color printer supplies. We intend to grow this business through expansion of the product line, additional marketing, expansion of the existing channel and distribution agreements and potentially through joint ventures.

      As of December 13, 1999, our Reseller Operations has accounted for almost 100% all of our revenues, and our eCadapult division has accounted for about $10,000 of our revenues since June 1999. Our Media Sciences division began active operations on December 13, 1999 after we completed the ultraHue acquisition and it did not account for any of our revenues prior to December 13, 1999.

      Our strategy for long-term growth is to acquire other computer graphics dealers and service providers. Our growth strategy involves:

            - integrating acquired businesses,
            - increasing overall efficiency,
            - providing a high degree of customer service, and
            - improving and expanding services.

Operating Strategy

      The computer industry is going through a consolidation that stems from shrinking margins. This consolidation is likely to occur in the vertical markets in which we operate. We have the objective of becoming a comprehensive computer graphics services provider throughout the United States and to provide color printing supplies internationally. We believe that we are ready to expand our operations, acquire competitors and consolidate the computer graphics market.



      We currently provide computer graphics services to commercial customers primarily in the Northeast United States. We have taken steps to grow within the consolidating computer graphics industry.

            - In October 1996, we began our expansion plan by opening a sales location in Boston, Massachusetts.
            - In March 1998, we acquired the assets of BBG Technologies, Inc., a computer graphics products reseller in Boston, Massachusetts with $2 million of annual revenues.
            - In January 1999, we acquired the assets of Tartan Technical,
              Inc., a computer graphics products reseller in Massachusetts with $3.5 million of annual revenues.
            - In June 1999, we acquired the assets of WEB Associates, Inc., a computer graphics products reseller in Pennsylvania with $2.7 million of annual revenues.

We intend to acquire additional computer graphics businesses in the Northeast United States as well as in other regions of the United States. Our ability to acquire other businesses will depend on available cash flow or other sources of financing, which we have not have or be able to obtain.

      We intend for Media Sciences to become a leading supplier of alternative supplies for digital color printers. ultraHue, Inc.'s printer ink is currently the only alternative to high cost ink produced by Tektronix for Tektronix solid ink printers, and is the only third party provider of toner cartridges for Tektronix Phaser 560 color laser printers. In fall 1999, Xerox acquired Tektronix's color printer business. Media Sciences is planning to expand its product line to include remanufactured and refilled toner cartridges for Tektronix color laser printers. We believe that we can expand Media Sciences' business through a product line expansion, through alternative applications for its solid ink technology, through an expansion of its distribution channels and through joint ventures and other partnerships.

      We anticipate that the relationship between our reseller operations and Media Sciences will provide benefits to customers. We expect our reseller operations will develop and implement marketing and service programs, such as No-Cap Color, to strengthen Media Sciences' market position.

      In September 1999, Media Sciences entered into an asset purchase agreement with ultraHue, Inc., a New Mexico corporation, and Donald Gunn and Randy Hooker, shareholders of ultraHue, for the acquisition of certain assets and the assumption of certain liabilities of ultraHue. The acquisition was completed on December 13, 1999. Media Sciences acquired:

            - certain proprietary information and intellectual property rights of ultraHue, and
            - other assets owned and used by ultraHue in its operations, including its

                    - trade secrets,
                    - accounts receivable,
                    - inventory,
                    - certain property and equipment,
                    - the name ultraHue,
                    - other trademarks, service marks or copyrights,
                    - customer lists,
                    - sales, service and vendor contracts,
                    - security deposits, and
                    - on-going business records.

Media Sciences assumed the following liabilities of ultraHue:

            - accounts payable as of the date of closing;
            - customer deposits as of the date of closing; and
            - leases and contracts to the extent they are to be performed after the date of closing.

Our Principal Products and Services

      Reseller Operations
      -------------------

      Systems. Products sold by our reseller operations business include publishing software and workstations, file servers, networks, color scanners and color printers and copiers. We typically purchase directly from the manufacturer of the equipment or through a distributor of those products.

      Supplies. Approximately one-third of our revenues comes from the sale of digital color printer and copier supplies. We intend to grow this revenue stream through aggressive sales and marketing efforts, and by adding new supplies to our product line.

      Hardware and Software Service and Support. Providing servicing of hardware and software is a growing opportunity for us. We have experienced that our customers are moving away from manufacturers' services to our own. We believe that the opportunity to service other products in the computer graphics market exists. We intend to add service technicians as our business demands. In addition, we plan to add sales personnel to actively market our services.

      No-Cap Color. We launched a new program called No-Cap Color. Under this program, a customer will be provided with one or more color printers, at no charge, in return for a commitment to purchase certain supplies over a two year period. The printers remain our property. We plan to expand this program through aggressive marketing, through the creation of an agent program and through the addition of more printers eligible under the program.

      eCadapult:  Internet Services
      -----------------------------

      eCadapult is our interactive division. The mission of the eCadapult division is to establish an Internet-based market within the creative graphics industry for our services and computer graphics equipment and related merchandise. We have developed and launched one new interactive service, SamplePrint.com, and plan for the development of two e-commerce sites, Cadapult Storefront and GraphicSmart.com, which are expected to be introduced by March 2000. Our web sites for these services are under construction and are presently not operational. We expect to launch graphicauction.com by June 2000.

      SamplePrint.com. SamplePrint.com is a website dedicated to helping business buyers evaluate color printer and copier products over the Internet. We expect SamplePrint.com to function as a one-stop evaluation resource for buyers of color printing technology-an objective resource for buyers by providing product information, technical benchmarks, sample prints and other services. A critical decision-making factor for buyers of color printing and copying equipment is the ability to evaluate the buyers' own images and files printed from the products. SamplePrint.com allows any buyer to submit files over the Internet which will be printed on a variety of printer choices. We expect that the cost of these samples will be borne by the buyer if the manufacturer of that printer is not a sponsor, or by the manufacturer if it is a sponsor. Our goal is to provide all samples free to the buyer and have the manufacturers bear the costs. This service provides a prospective business buyer with the ability to make a purchase decision based on the image quality of the print samples and additional information provided on the web site.

      We plan for SamplePrint.com to support both buyers and manufacturers of workgroup color printers. With the market for color printers and copiers growing, the need for generating samples for buyers is about to explode. International Data Corporation, as reported by InfoWorld on June 15, 1998, forecasts the U.S. market for color laser printers in unit shipments is expected to grow at an average growth rate of 42.9% from the year 1995 through the year 2001. We anticipate that SamplePrint.com will become a service to manufacturers by off-loading their sample printing support requirements while providing an objective resource for the buyers. We launched SamplePrint.com in June 1999, with initial sponsorship from Hewlett-Packard and Okidata. We are currently in discussions with several other leading printer manufacturers to sponsor this site.

      Cadapult Storefront. Cadapult Storefront is intended to be an e-commerce site where existing customers can purchase supplies and products from Cadapult directly over the Internet, seven days a week, 24 hours a day. Cadapult intends to integrate Cadapult Storefront with Cadapult's accounting and order processing system to increase efficiency in the ordering process. This e-commerce site will echo the products and margins associated with Cadapult's traditional reseller business. Cadapult Storefront is intended to be an alternative means of placing orders for existing customers.

      GraphicSmart.com. We intend to launch an additional e-commerce site as an alternative to the Cadapult Storefront and other Internet commerce sites. This site will offer a broad selection of computer graphics products at aggressive discounts. The purpose of this site is to capture the price sensitive customers and businesses that are moving and will be moving to the Internet as a source of supply.

      GraphicAuction.com. We intend to offer an on-line auction site for computer graphics equipment and related merchandise where buyers and sellers are brought together in an efficient forum that is available 24 hours a day, seven days a week to buy and sell computer graphics products. We plan to design GraphicAuctions.com to permit us, manufacturers and the public to list items for sale, which may be browsed through in a fully automated, topically arranged, and easy-to-use format, and allow buyers to bid on and purchase items of interest. We plan to offer buyers a large selection of list new, refurbished, reconditioned, used, demonstration, and discontinued items that can be costly to find and purchase through the traditional marketplace. We intend to charge the seller a nominal fee for each completed transaction, but sellers and bidders will not be charged for listing items or for making bids through GraphicAuction.com. We believe that this auction forum may attract more potential customers and create more interest in our products and services, as well as permit us to better gauge market demand for certain products.

Marketing and Sales Plans

      We intend to increase our marketing and sales efforts. The goal of these efforts is to increase revenues through increased market awareness about us, through the introduction of new products and services to the customer base and through the increase in the number of salespeople.

Industry and Market Overview

      The market for computer graphics, in which we operate, has grown over recent years and is expected to continue to expand at a rapid pace. We focus our products and services on the following markets:

            - Digital Pre-Press
            - Display Graphics
            - Presentation Graphics
            - Digital Imaging
            - Digital Color Printing

      Digital Pre-Press
      -----------------

      Over the last several years, there has been a dramatic shift in the process printing industry from manual, analog production of printed materials to the use of computers. Historically, the production of a printed brochure, magazine or catalog involved numerous manual steps using photographic materials to produce the final press-ready copy.

      With rapid advances in software and hardware, much of today's printed materials are produced digitally. The print production process now allows a printed piece to go from concept to imaged printing plate in a fully digital environment. Copy writing, proofing and revisions all take place on a desktop computer, increasing the speed and efficiency of the pre-press process, and streamlining personnel requirements in the process. We believe this market is in a period of rapid transition regarding the manner in which electronics products are delivered to the traditional printing customer.

      Display Graphics
      ----------------

      The most rapidly growing segment of the computer graphics output market is display graphics. Display graphics, or large format graphics, describes a process that allows computer-generated or captured images to be printed in sizes up to 60 inches wide.

      Historically, these images could only be printed on color electrostatic printers. However, over the last several years, significant advances in ink-jet technology, software, specialty inks and media have reduced the costs of display graphics systems
, and market acceptance has been rapid. End-users of this technology include a wide range of industries and markets, such as:

            - Trade-show graphics - production of booth and arcade displays
            - Point of Sale graphics - floor displays
            - Sign Shops - traditional signage, fleet graphics
            - Print-for-Pay - stores like Kinkos, Sir Speedy
            - Package Design - package prototyping
            - Graphic Arts - imposition proofing

      Presentation Graphics
      ---------------------

      This segment of the computer graphics market consists of the creation of visual communication materials such as slides, overhead transparencies, multimedia presentations and associated hard copy materials. Once a highly specialized business, presentations can now be created by just about anyone with a computer and presentation software. The presentation itself is displayed or printed on digital color printers, film recorders and digital projectors.

      Digital Imaging
      ---------------

      This segment of the computer graphics market consists of the capture, manipulation, storage, databasing, transfer and output of digital images. Examples include digital photo restorations and combining several different images into one new image. As more and more digital content is created, different technology is required to address each of the above facets of digital imaging. These include scanners and digital cameras that capture images, and specialized software that allows the user to change, manipulate, combine and retouch images. Digital images, especially color images are inherently large and therefore have specialized storage requirements such as Redundant Array of Inexpensive Disks technology, CD-ROM and tape storage.
A large volume of digital assets dictates a database, or asset management solution, to manage, search and retrieve these images. High bandwidth networks are required to transfer these images within a user environment and to external destinations. Finally, a variety of digital output devices, as described above, are used to print these images.

      Digital Color Printing
      ----------------------

      This broad segment of the computer graphics market includes all business color printers from desktop color printers to high speed connected color copiers. Desktop color printers are starting to replace black and white printers in the office environment as quality and speed improve and costs are reduced. International Data Corporation, as reported by InfoWorld on June 15, 1998 forecasted that the market for color laser printers in the United States is expected to grow at an annual rate of 42.9% in units from the shipment of 50,000 units in 1995 to 425,000 units in 2001.
International Data Corporation, as reported by Electronic Buyers' News in February 22, 1999, forecasts the shipment of color desktop printers to grow from 150,000 units in 1997 to 1,400,000 units in 2002, an annual growth rate of 56.3%. Lyra Research, as reported by Computer Reseller News in October 5, 1998, forecasted that the worldwide shipments of color printers could reach 2,774,000 units in 2002. For those who need more volume, higher speeds or better quality, color copiers can be connected to a network and become very fast, high quality digital color printers.

      Digital color printers and copiers create an ongoing requirement for service and supplies. This reoccurring business often exceeds the original cost of the device over its lifetime. Today, in the business color printer market, supplies for these printers are manufactured by, and distributed by, the printer manufacturer. There exists little or no competition to these sources of supplies. As adoption of color printing technology continues, we expect demand for alternative supplies to grow dramatically.

Distribution Methods of the Products and Services

      In our reseller operation, we sell directly to end users through own sales force, at our sales offices, and over the Internet. We present live product demonstrations to clients and potential clients. We solicit and fulfill orders over the telephone. In our Media Sciences division, we sell exclusively to dealers and distributors. We sell products from a number of manufacturers, including our competitors products.

Status of any Publicly Announced New Product or Service

      We plan for the development of two e-commerce sites, Cadapult Storefront and GraphicSmart.com, which are expected to be introduced in late fall 1999.

Competition

      All facets of the computer graphics business are competitive. The color printer business is becoming increasingly competitive as the products become commoditized. On the systems side of the business, there are other systems integrators, valued added resellers and dealers that offer similar or the same products, some of which are substantially larger and better funded than we are. On the supplies front, we compete with other supply dealers as well as supply only companies that are often national and catalog based companies. Based on the sales volumes of these companies, it is often difficult to compete on a price basis; therefore, we compete based upon local delivery and better availability of product.

      We seek to compete by servicing most of the products that we sell as opposed to some of our competitors who rely on manufacturer or third party service. We offer a seven day a week, 24 hours a day premium service through a service contract on many products, unlike many of our competitors.

      Our principal competitors are larger and better funded than we are, and our competitors include: Globix Corporation, AOE Ricoh, MCS Canon, Minolta Business Systems, Professional Graphics Systems and Services, Inc., Electronic Business Products, Inc., Charrette, NAPC, and Cambridge Electronics, Inc.

      Media Sciences' primary competitor is Xerox Corp., which recently acquired the color printer business of Tektronix, Inc. Tektronix has been the leading manufacturer of solid ink for use in digital color printers, representing approximately ninety seven percent of the United States market of solid ink.

Major Supplier

      We typically purchase directly from the manufacturer of the equipment or through a distributor of those products. We currently obtain certain equipment and supplies from a limited number of sources of supply. Our principal vendor is Tektronix, Inc., whose products accounts for approximately 45% of our revenues annually. The loss of a vendor agreement with Tektronix may have a material affect on our business and operations. We also sell products supplied by Mita Corporation, Access Graphics, Ricoh, Alias,
Merisel, Ingram, and Tekgraf, each of which suppliers account for less than 5% of our revenues annually.

Major Customers

      We are not dependent on any customer, the loss of which would have a material adverse affect on our operations.

Research and Development

      In the fiscal year ended 1999, we spent approximately $150,000 on research and development activities to develop our SamplePrint.com service. In 2000, we expect to spend about $1,000,000 to buy or lease printers for use in our No-Cap Color Program.

No Government Regulation

      We are not subject to governmental regulation of, and do not need governmental approval of, our products or services.

Employees

      We currently have 42 full-time employees, including 7 management level employees.

Office Facilities

      We maintain our executive offices in approximately 7,212 square feet, including 1,200 square feet of warehouse space, at Allendale, New Jersey, pursuant to a lease expiring on March 31, 2002. We also maintain four sales offices in the eastern United States and one manufacturing facility in New Mexico.

      The following table sets forth the location, approximate square footage, approximate annual rent, use of each location and expiration date of each lease:


                                   APPROX.
                        APPROX.    ANNUAL                        LEASE
LOCATION                SQ. FEET   RENT(1)    USE                EXPIRATION DATE
---------------------   --------   --------   ----------------   ------------------
110 Commerce Drive         7,212   $101,993   Executive Office   Mar. 31, 2002(2)
Allendale, NY                                 Warehouse

137 Fifth Avenue           1,400   $ 39,690   Sales Office       July 14, 2000
New York, NY

125 Wolf Road                923   $ 14,306   Sales Office       Feb. 28, 2000(3)
Albany, NY

24 Westech Drive           4,000   $ 28,748   Sales Office       Jan. 31, 2002(4)
Tyngsboro, MA

2551 Industry Lane         2,500   $ 12,000   Sales Office       June 30, 2000
Norristown, PA

5600 McLeod N.E.           2,600   $16,200    Manufacturing      June 30, 2000
Albuquerque, NM  87109                        Facility

______
(1)   Certain of these leases provide for moderate annual rental increases.
(2)   Lease provides for a five year renewal option.
(3)   Lease provides for a one year renewal option.
(4) Lease provides for a renewal option for either a three year or five year term.

      We are actively seeking a new corporate executive office, including warehousing and manufacturing facilities, of 12,000-15,000 square feet for leasing in New Jersey. We use substantially all of the available space at our present executive office and warehousing facility in New Jersey. We are outgrowing our present corporate office in New Jersey and need larger facilities to accommodate our increasing warehouse requirements, expanding service facilities, and to support the manufacturing requirements of our new Media Sciences division. We intend to move our corporate office as soon as we find suitable facilities in the first half of 2000. We may not find suitable facilities at reasonable rates. Our corporate office and sales offices are adequately covered by insurance.

Legal Proceedings

      In August 1999, we instituted an action against Tektronix, Inc.
before the Superior Court in New Jersey, which action has been moved before the United States District Court for the District of New Jersey. In our lawsuit, we seek certain injunctive relief and an indeterminate amount of damages, and allege that Tektronix, Inc. violated the New Jersey Franchise Practices Act, the New Jersey Antitrust Act, federal acts prohibiting restraints of trade, breach of contract and unfair competition, among other claims. In our lawsuit, we allege that, in August 1999, Tektronix, Inc. unilaterally, and without notice, illegally terminated our Tektronix
Premier Plus Reseller franchise because we were selling a non-Tektronix product, Cadapult solid ink that was supplied to us by ultraHue, Inc. We are informed that Tektronix controlled 97% of the U.S. solid ink market for digital printers which essentially were only Tektronix printers. The results of our pending lawsuit could have material positive or material adverse consequences to our business. We derived 45% of our fiscal year 1999 revenues from sales and services of Tektronix products. Although the Tektronix Premier Plus Reseller franchise accounted for only about $80,000 of our gross profit margin based on historical sales, which represented less than 3% of our overall gross profit margin. The lawsuit has only recently commenced and may or may not be resolved in the near future. Although we do not believe that the loss of the lawsuit would materially impact our business operations based on historical sales, the reseller franchise provides us with business leads and promotion of our services which cannot be quantified; therefore, we do not know and cannot predict whether the loss of all or a part of this lawsuit will have a material adverse affect our future business and operations.






Change in Accountants

      On July 6, 1998, we informed Mantyla, McReynolds & Associates that it had been dismissed as our principal accountants. The former principal accountants' report on the financial statements neither contained an adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles. Our decision to change our principal accountant was recommended and approved by our Board of Directors.
There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. We have authorized the former accountants to respond fully to all inquires of the successor accountant concerning any matter.

      On July 6, 1998, we engaged Wiss & Company, LLP as our principal accountants. Wiss & Company had been the principal accountants for CGSI since April 23, 1998. Pursuant to a reverse acquisition which was completed on June 18, 1998, we acquired CGSI became as a wholly-owned subsidiary. Following the acquisition, our Board of Directors selected Wiss & Company to serve as our principal accountants.

                              OUR MANAGEMENT

      The following persons are our present directors and executive officers. Edwin Ruzinsky became a director on August 27, 1999. Donald Gunn and Henry Royer became directors on December 23, 1999.

Name                    Age         Position
----                    ---         --------
Michael W. Levin        34          Chief Executive Officer, President and
                                      Chairman of the Board
Frances Blanco          39          Vice President Marketing and Investor
                                      Relations, Treasurer, Secretary and
                                      Director
Duncan Huyler           38          Vice President Technical Services
Paul C. Baker           62          Director
Edwin Ruzinsky          66          Director
Donald Gunn             48          Director
Henry Royer             68          Director


     Our directors are elected annually to serve for one year and hold office until the next annual meeting of the shareholders and until their successors are elected and qualified. Our Board of Directors may increase the size of the Board of Directors. Any director who fills a position created by the Board of Directors serve until the next annual meeting of the shareholders. Our officers are elected by the Board of Directors at the first meeting after each annual meeting of our shareholders, and hold office until their death, resignation or removal from office.



MANAGEMENT PROFILES

Michael W. Levin, Chief Executive Officer, President and Chairman of the Board:
------------------------------------------------------------------------------
      Mr. Levin has served as our Chief Executive Officer, President and Chairman of the Board since June 18, 1998. Before June 1998, he had served as President, Treasurer, Secretary and Chairman of CGSI since 1987, when he founded CGSI while attending Lehigh University. He is responsible for a senior management team as well as merger and acquisition activity and corporate finance. He earned a Bachelor of Science degree in Mechanical Engineering from Lehigh University in 1987, graduating summa cum laude.

Frances Blanco, Vice President of Marketing and Investor Relations, Treasurer, Secretary and Director:
----------------------
      Ms. Blanco has served as our Vice President of Marketing and Investor Relations, Treasurer, Secretary and a Director since June 18, 1998.
From 1993 to June 18, 1998, she served as Vice President of
Marketing and Investor Relations, Treasurer, Secretary and a director of CGSI. Ms. Blanco manages all aspects of marketing, including brand identity, demand creation and vendor relationships for us as well as investor relations. From 1984 through 1989, Ms. Blanco was a Reseller Account Manager at Lotus, where she designed and implemented marketing programs. From August 1989 through June 1993, Ms. Blanco served as a Business Development Manager at Tektronix, Inc., where she was responsible for the development of long term and strategic customers. She earned a Bachelor of Science degree in Marketing from Bentley College in 1982 and a Masters of Business Administration degree from Boston College in 1985.

Duncan Huyler, Vice President of Technical Services:
---------------------------------------------------
      Mr. Huyler has served as our Vice President of Technical Services since June 18, 1998. From 1993 to June 18, 1998, he served as
Vice President of Technical Services for CGSI. Mr. Huyler manages all the technical aspects for us, including running the business under its own P/L, developing service plans, hiring staff, developing and implementing training programs and obtaining service authorizations. From May 1983 through October 1987, Mr. Huyler served in the U.S. Army. From September 1988 through August 1993, Mr. Huyler worked for Lord & Taylor, where his positions included Senior Financial Analyst and Director of Systems. Mr. Huyler graduated from Cornell University in 1983 with a Bachelor of Science degree in Business and earned a Masters of Business Administration from the University of Louisville in 1987.

Paul C. Baker, Director:
-----------------------
      Mr. Baker has served as a Director since June 18, 1998.
From 1986 to the present, he has been President of Sherwood Partners, Inc., a venture capital and management consulting company, which he founded, that focuses on developing companies with high growth potential. Prior to founding Sherwood Partners, Inc. in 1986, Mr. Baker held numerous positions during his twenty-five years of employment with American Cyanamid Co.
At Cyanamid, Mr. Baker held several domestic and international management positions, including President of Domestic Operations from April 1975 through October 1979, President of Shulton Inc. from October 1977 through October 1979 and Group Vice President of Cyanamid from October 1979 through December 1984. Mr. Baker graduated from Lehigh University in 1959 with a Bachelor of Arts degree in Liberal Arts, earned a B.S.I.E. degree in Engineering in 1960 from Lehigh University, and received a Masters in Business Administration in 1963 from Fairleigh Dickinson University.

Edwin Ruzinsky, Director:
------------------------
      Mr. Ruzinsky has served as a Director since August 27, 1999.
He is a Certified Public Accountant and a Certified Management
Consultant. Prior to his retirement on June 1, 1996 as a Partner in Deloitte Consulting LLC, a wholly-owned subsidiary of Deloitte & Touche LLP, he served for many years as the firm's National Director-Media Industry Services. He previously served Times Mirror Company as Vice
President of Finance & Administration/Book Publishing Group and Parents' Magazine Enterprises, Inc. as Chief Accounting Officer. Mr. Ruzinsky continues serving as a member of the Pace University/Dyson School of Liberal Arts & Sciences/Master of Science in Publishing Advisory Board. He is currently a member of the Board of Dowden Publishing Company, Inc., a provider of specialized publications and customized communication products for healthcare professionals and consumers. In addition, he has been a consultant to The CPA Journal, published by the New York State Society of Certified Public Accountants, for the past twenty-five years.

Donald Gunn, Director:
----------------------------------------------------------
      Mr. Gunn has served as a Director since December 23, 1999. Since December 13, 1999, he has served as Vice President of Media Sciences. He founded ultraHue, Inc., a manufacturer of ink and toner products for computer printers in March 1996. He served as President and Chief Executive Officer of ultraHue until we acquired ultraHue on December 13, 1999. From June 1997 to November 1998, he served as the Western Sales Manager for Invention Machine Corporation, a Boston based provider of software designed to aid engineers in the development of engineering solutions. From August 1995 to May 1997, he worked as Regional Manager for the Pacific Northwest for 3D Systems, located in Valencia, California, a company that produces stereo lithography machines. From October 1987 to August 1995, he worked for the Color Printer Division of Tektronix, Inc., located in Wilsonville, Oregon, in various sales and marketing positions, including Major Account Manager and VAR Account Manager for the Western United States. From July 1986 to October 1987, he worked as a sales manager for Silma, Inc., located in Santa Clara, California, a company that produced software for industrial equipment. From January 1985 to June 1986, he as the Western Area Sales Manager for AAB Robotics, located in Fort
Collins, Colorado, a company that produced equipment for the welding industry. He received a Bachelors of Science degree in Electrical Engineering from the University of Illinois in 1974.

Henry Royer, Director:
---------------------
      Henry Royer has served as a Director since December 23, 1999. From 1950 until 1962, he was employed for four years by Pillsbury Mills and for four years by Peavey Company as a grain merchandiser. From 1962 through 1965, he was employed as Treasurer and served on the Board of Lehigh Sewer Pipe and Tile. He joined First National Bank of Duluth in 1965, where he served in various capacities, including Assistant Cashier, Assistant Vice President, Assistant Manager of the Commercial Loan Department and Senior Vice President in Charge of Loans. When he left First National Bank in 1983, he was serving as Executive Vice President/Loans. He then joined The Merchants National Bank of Cedar Rapids, currently called Firstar Bank Cedar Rapids, N.A., where he served as Chairman and President until August 1994. From September 1994 through December 31, 1997, he served as the President and Chief Executive Officer of River City Bank, Sacramento, California from September 1994 through December 31, 1997. He served as an Independent Trustee of Berthel Growth & Income Trust I from its date of inception in 1995 through February 5, 1999, when he resigned. He joined Berthel Fisher & Company Planning Inc. in February 1999 and was elected President in July 1999. He was elected President of Berthel SBIC, LLC in August 1999. He graduated in 1953 from Colorado College with a B.A. in Money and Banking.

                             EXECUTIVE COMPENSATION

      The table below sets forth information concerning the annual and long-term compensation during our last three fiscal years of our Chief Executive Officer and other most highly compensated employees and all of our other officers and directors.


      Each of Kathleen Morrison, Jason Osborn and Terry Hardman received 1,000 shares of our common stock pursuant to a Registration Statement on Form S-8 filed on or about June 5, 1998. The value of the 1,000 shares is estimated to be $150, based upon a price of $.15 per share.

      On June 18, 1998, we acquired CGSI, a privately-held company. Kathleen Morrison, Jason Osborn and Terry Hardman resigned as officers and directors effective June 18, 1998. Michael Levin and Frances Blanco became officers and directors on June 18, 1998. Duncan Huyler became an officer on June 18, 1999. Paul Baker became a director on June 18, 1998. We changed our fiscal year end from December 31 to April 30, and CGSI changed its fiscal year end from April 30 to June 30. The 1998 fiscal year compensations in the table below for Mr. Levin, Ms. Blanco, and Mr. Huyler includes the operations of CGSI for the period May 1, 1997 through April 30, 1998. Our matching contributions to employees' 401(k) plan are included in the table as all other compensation.

                                           Summary Compensation Table

                                                                                  Long Term
                                                                                  Compensation
                                                                                  ------------
                                       Annual Compensation                        Awards
                              -----------------------------------------------     ------
Name and                                                        Other             Securities
Principal                                                       Annual            Underlying      All Other
Position                      Year      Salary       Bonus      Compensation      Options/SARS    Compensation
--------------------------    ----------------------------------------------      ------------    ---------------
Michael W. Levin              1999      $ 130,000    $       0  $       0         500,000         $  2,379
  Chief Executive Officer,    1998      $ 141,583    $       0  $       0          51,223         $  2,727
  President and Chairman
  Of the Board
Frances Blanco                1999      $  80,000    $  10,000  $       0         100,000         $  2,021
  Vice President Marketing    1998      $  75,000    $  25,000  $       0           7,741         $  2,158
  and Investor Relations,
  Treasurer, Secretary and
  Director
Duncan Huyler                 1999      $  95,000    $       0  $       0         100,000         $  4,630
  Vice President Technical    1998      $  91,000    $  25,000  $       0           9,265         $  3,867
  Services
Paul C. Baker                 1999      $       0    $       0  $       0          33,000         $      0
  Director                    1998      $       0    $       0  $       0               0         $      0
Kathleen L. Morrison          1998      $       0    $       0  $     150               0         $      0
  Former President and        1997      $       0    $       0  $       0               0         $      0
  Director
Jason Osborn                  1998      $       0    $       0  $     150               0         $      0
  Former Vice President and   1997      $       0    $       0  $       0               0         $      0
  Director
Terry Hardman                 1998      $       0    $       0  $     150               0         $      0
  Former Secretary,           1997      $       0    $       0  $       0               0         $      0
  Treasurer and Director

      The table below sets forth information concerning options granted during the fiscal year ended June 30, 1999 to those persons named in the preceding Summary Compensation Table. The percentage of total options is based 1,069,632 options granted to officers, directors, and employees, including options during the 1999 fiscal year and includes options granted during the two month fiscal year transition period from May 1 through June 30, 1998.

      Under employment agreements, we granted 500,000 options to Mr. Levin, 100,000 options to Ms. Blanco, and 100,000 options granted to Mr. Huyler. These options are performance-based and vest after we achieve certain levels of corporate earnings. The terms of vesting are described in the discussion of the Long-Term Incentive Plan table. None of these options have vested. The other options listed in the table are presently exercisable and were granted under our incentive stock option plan for our employees.

                    Option/SAR Grants in Last Fiscal Year
                            (Individual Grants)

                        Number of
                        Securities        Percent of total
                        Underlying        options/SARS granted     Exercise or
                        Options/SARs      to employees in          base price        Expiration
Name                    Granted (#)       fiscal year              ($/Sh)            Date
----------------        ------------      --------------------     ------------      ----------
Michael W. Levin        500,000                 47.7%              $1.375            6-18-03
Michael W. Levin         51,223                  4.8%              $1.375            6-18-03
Frances Blanco          100,000                  9.3%              $2.00             3-05-04
Frances Blanco            7,741                  0.7%              $1.25             6-18-08
Duncan Huyler           100,000                  9.3%              $2.00             3-05-04
Duncan Huyler             9,265                  0.9%              $1.25             6-18-08
Paul Baker                3,000                  0.3%              $2.00             6-11-08
Paul Baker               30,000                  2.8%              $3.31             4-06-09

      None of the options held by those individuals listed in the Summary Compensation Table were exercised in fiscal year ended 1999. The following table sets forth information concerning the value of unexercised stock options at June 30, 1999 for those individuals named in the Summary Compensation Table.
We calculated the dollar values in the table by multiplying the number of options by the difference between the fair market value of a share of common tock underlying an option and the exercise price of the option.
The last sale price of a share of our common stock on June 30, 1999 was $2.625, as reported by the OTC Bulletin Board.

         Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                    Number of securities
                         Shares                    underlying unexercised        Value of unexercised
                        Acquired       Value           Options/SARs            in-the-money options/SARs
                          on         realized          at FY-end (#)                 at FY-end ($)(a)
Name                  Exercise (#)      ($)     Exercisable   Unexercisable   Exercisable   Unexercisable
----                  ------------   --------   -----------   -------------   -----------   -------------
Michael W. Levin          --            --         51,223        500,000      $   134,460   $ 1,312,500
Frances Blanco            --            --          7,741        100,000      $    20,320   $   262,500
Duncan Huyler             --            --          9,265        100,000      $    24,321   $   262,500
Paul Baker                --            --         33,000             --      $    86,625   $        --


      The table below sets forth information concerning long-term options granted during the fiscal year ended June 30, 1999 to those persons named in the preceding Summary Compensation Table. We have not adopted a formal long-term incentive option plan. The options presented in the table below were granted pursuant to employment agreements, as amended, with our executive officers.

      You need to keep the following factors in mind when reading the table below:

            - The number of shares equals the options granted to the
              individual.
            - The performance period is the length of the individual's employment under his or her employment agreement. If the options do not vest during the employment term, the options expire.
            - The threshold refers to the minimum number of options that could vest during the performance period.
            - The target refers to the number of options that we reasonably believe may vest in the 2000 fiscal year.
            - The maximum refers to the total number of options that may vest during the performance period.

These long-term incentive options vest only if we achieve certain levels of corporate earnings. For each individual, 25% of the maximum payout are to vest after a fiscal year for which our earnings before interest, taxes, depreciation and amortization exceeds each of $500,000, $1,000,000, $1,500,000, and $2,000,000. Each option is exercisable for five years into one share of common stock. The exercise price for the options equals the fair market value of a share of common stock on the date of grant. These options are cumulative and are subject to anti-dilution rights.

              Long-Term Incentive Plans-Awards in Last Fiscal Year

                       Number          Performance
                       of shares,      or other units or
                       units or        period until
                       other           maturation or       Estimated Future Payouts under
Name                   rights (#)      payout              Non-Stock Price-Based Plans
------------------------------------------------------------------------------------------
                                                           Threshold    Target    Maximum
                                                               (#)        (#)       (#)
------------------------------------------------------------------------------------------
Michael W. Levin       500,000         5/98 - 4/01         125,000      125,000   500,000
Frances Blanco         100,000         5/99 - 4/01          25,000       25,000   100,000
Duncan Huyler          100,000         5/99 - 4/01          25,000       25,000   100,000



EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS AND CHANGE OF CONTROL

      Michael W. Levin serves as our Chief Executive Officer and President pursuant to a five year employment agreement that began on May 1, 1998, as amended. His current annual salary is $130,000. His salary increases annually by the cost-of-living adjustments tied to the Consumer Price Index. We may increase his salary at any time. Commencing in his third year of employment and each year after, his annual salary increases by one percent of our earnings before interest, taxes, depreciation and amortization in the prior fiscal year. We granted 500,000 five-year options to purchase 500,000 shares of common stock. These options vest only after we achieve certain corporate levels of earnings. The exercise price for the options is $1.375 per share. He may exercise 125,000 options following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000. These
options are cumulative and are subject to anti-dilution rights. He also receives:

            - death benefits of $100,000,
            - a fifteen year term life insurance policy for $1,000,000,
            - a luxury automobile, and
            - reimbursement for reasonable travel and other business related expenses.

We may also award him financial or other bonuses as determined by the Board of Directors.

      If we undergo a "change of control", we must pay him an amount equal to 290% of his salary. He has the right to terminate his employment if we undergo a change in control. As defined in his employment agreement, a change of control refers to:

            - a change in our ownership or management that must
              be reported in  under the Exchange Act of 1934;
            - the acquisition  of 25% or more of our common stock or our voting securities;
            - a change in a majority of our  Board of Directors that our
              Board does not approve of or that results from a proxy contest);
            - a reorganization, merger, consolidation or sale of substantially all of our assets after which  our shareholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new shareholder beneficially owns 25% or more of the voting power; or
            - shareholder approval of  our liquidation or dissolution.

      Frances Blanco serves as our Vice President of Marketing and Investor Relations, Treasurer and Secretary pursuant to a three year employment agreementthat began on May 1, 1998 and was amended on March 5, 1999. She earns a current annual salary of $90,000. We may grant her financial bonuses as we may determine. We granted her 100,000 five-year options to purchase 100,000 shares of our common stock. These options vest only after we achieve certain corporate levels of earnings. The options have an exercise price of $2.00 per share. She may exercise 25,000 options following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000. These options are cumulative and are subject to anti-dilution rights.

      Duncan Huyler serves as our Vice President of Technical Services pursuant to a three year employment agreement that began on May 1, 1998 and was amended on March 5, 1999. He earns a current annual salary of $95,000. We may grant him financial bonuses as we may determine. We granted him 100,000 five-year options to purchase up to 100,000 shares of our common stock. These options vest only after we achievecertain corporate levels of earnings. The options have an exercise price of $2.00 per share. He may exercise 25,000 options following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000. These options are cumulative and are subject to anti-dilution rights.

INCENTIVE STOCK OPTION PLAN

      Under our incentive stock option plan for employees, which was adopted by our Board of Directors and approved by our shareholders, we reserved 500,000 shares of our common stock . Our incentive stock option plan for employees is administered by our Chairman of the Board. An incentive stock option entitles the holder to purchase a share of our common stockat a purchase price equal to the fair market value of the common stock on the day of grant. We filed a Form S-8 to register the 500,000 shares underlying the stock options. Employees have exercised options to purchase 19,214 shares of common stock. We have outstanding incentive stock options to purchase about 265,279 shares of common stock, exercisable for five or ten years at prices of $1.25 to $4.00 per share, including 121,230 options to our officers and directors.

EMPLOYEE PROFIT SHARING PLAN

      We have a tax-qualified employee paired profit sharing plan sponsored by Kemper Financial Services, Inc. This 401(k) plan covers all of our employees that have been employed for at least six months and meet other age and eligibility requirements. Under the 401(k) plan, employees may choose to reduce their current compensation by up to 15% each year and have that amount contributed to the 401(k) plan. We make matching contributions equal to 25% of the employee's contribution. In our discretion, we may contribute unmatched contributions. The 401(k) plan qualifies under Section 401 of the Internal Revenue Code, so that we can deduct contributions by employees or by
us.   Employee contributions to the 401(k) plan are fully vested at all times, and our contributions, if any, vest at the rate of 25% after two years and after two years at the rate of 25% a year until fully vested.

                           OWNERSHIP OF SECURITIES

      The table below sets forth, as of February 7, 2000, the shares of our common stock beneficially owned by each person known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock, by each of our officers and directors, and by all of our officers and directors as a group. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below. All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned.

      You should consider the following factors when reviewing the table:

            - For each person listed, shares of common stock that can be acquired by that person within 60 days are included.
            - Except for the beneficial ownership of Berthel SBIC, the percent of class does not include shares of common stock which may be acquired upon the conversion of any outstanding shares of series A preferred stock.
            - Mr. Levin's reported shares of common stock includes beneficial ownership of 62,000 shares owned by his minor children and 51,223 shares underlying exercisable five-year options, and excludes other options, subject to future vesting, to acquire 500,000 shares of common stock.
            - Ms. Blanco's reported shares of common stock includes 7,741 shares underlying exercisable ten-year options, and excludes other options, subject to future vesting, to acquire 100,000 shares of common stock.
            - Mr. Huyler's reported shares of common stock includes 9,265 shares underlying exercisable ten-year options, and excludes other options, subject to future vesting, to acquire 100,000 shares of common stock.
            - Mr. Baker's reported shares of common stock includes 33,000 shares underlying exercisable ten-year options.
            - Mr. Ruzinsky's reported shares of common stock includes 10,000 shares underlying exercisable ten-year options.
            - Mr. Gunn's reported shares of common stock excludes options to acquire 50,001 shares of common stock which have not vested.
            - Berthel SBIC's beneficial ownership includes shares of common stock which may be acquired upon the exercise of warrants to acquire 290,000 shares of common stock and upon the conversion of 100,000 series A preferred stock shares at the current conversion rate into 307,692 common stock shares.
            - Berthel SBIC's beneficial ownership also includes options to acquire 10,000 shares of common stock because its internal policy prohibits Mr. Royer, President of Berthal SBIC, from direct ownership of the options that he acquired from serving on our Board of Directors.
            - For purpose of calculating the shares held by officers and directors, shares beneficially owned by Berthel SBIC are not included as shares held by a director.

      The address of each of the persons named in the table is Cadapult Graphic Systems, Inc., 110 Commerce Drive, Allendale, New Jersey 07401, except for Henry Royer and Berthel SBIC, LLC whose address is 100 Second Street SE, Cedar Rapids, Iowa 52407.

Name and Address                                   Amount and Nature           Percent
of Beneficial Owner                               of Beneficial Owner         of Class
-------------------                               -------------------         --------
Michael W. Levin                                      1,569,673                 48.8%
Frances Blanco                                           48,516                  1.5%
Duncan Huyler                                            50,040                  1.6%
Paul Baker                                              100,500                  3.1%
Edwin Ruzinsky                                           10,000                  0.3%
Donald Gunn                                              25,000                  0.8%
Henry Royer                                              10,000                     0.3%
Berthel SBIC, LLC                                       607,692                 16.1%
All officers and directors as a group (7 persons)     2,421,421                 54.6%


      We do not have any arrangements which may result in a change in control.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In June 1998, we filed a registration statement on Form S-8 for 66,068 shares of common stock. We issued the shares to four individuals, including to our officers and directors, pursuant to written compensation agreements, as follows:

            - Leonard W. Burningham, 63,068 shares;
            - Kathleen L. Morrison, 1,000 shares;
            - Jason Osborn, 1,000 shares; and
            - Terry Hardman, 1,000 shares.

Kathleen L. Morrison, Jason Osborn, and Terry Hardman resigned as our directors and officers effective as of June 18, 1998.

      On June 18, 1998, we completed the acquisition of CGSI, a privately-held New Jersey corporation, in a transaction viewed as a reverse acquisition. Pursuant to an Agreement and Plan or Reorganization dated June 5, 1998, between us, CGSI, all of the shareholders of CGSI, Jenson
Services, Inc., a Utah corporation, Duane S. Jenson and Jeffrey D. Jenson, we issued 1,650,000 shares of common stock to the shareholders of CGSI in exchange for all of the outstanding common stock of CSGI. Pursuant to the acquisition, the shareholders of CSGI became ourcontrolling shareholders, our officers and directors resigned and elected the CSGI nominees in their places, and CSGI became our wholly-owned subsidiary.
Michael W. Levin acquired 300 shares, no par value, of CGSI on May
1, 1987 for $300. Frances Blanco acquired 7.90 shares, no par value, of CSGI on June 3, 1997 for $15,000. Duncan Huyler acquired 7.90 shares, no par value, of CSGI on June 3, 1997 for $15,000. Duncan Yates acquired 3.8748 shares, no par value, of CGSI on April 20, 1998 for $15,000. In May 1998, Mr. Levin made a gift of 3.1 shares to each of their two minor children. Pursuant to the acquisition, Mr. Levin and his children, Ms. Blanco, Mr. Huyler and Mr. Yates, representing all the issued and outstanding shares of CGSI, exchanged their shares of CGSI proportionally for 1,650,000 shares of our common stock pursuant to our acquisition of CGSI. Michael W. Levin currently serves as our Chief Executive Officer, President and Chairman of the Board, and he is our largest stockholder. Frances Blanco currently serves as our Vice President, Secretary, Treasurer and as a director. Duncan Huyler currently serves as our Vice President.

      We issued to Mr. Levin under an employment agreement stock options to purchase up to 500,000 shares of common stock to vest upon us attaining certain specified corporate milestones based upon corporate earnings, exercisable for five years at $1.375. We issued to each of Ms. Blanco and Mr. Huyler under employment agreements stock options to purchase up to 100,000 shares of common stock each to vest upon us attaining certain specified corporate milestones based upon corporate earnings, exercisable for five years at $2.00.

      In August 1998, Paul and Brenda Levin, the parents of Michael W. Levin, converted a $50,000 note payable by us to them for 40,000 shares of our common stock at the rate of $1.25 per share. This transaction was part of a private placement of common stock at $1.25 per share that we completed in August 1998.

      In August 1998, we filed a registration statement on Form S-8 for our incentive stock option plan for employees under which we may issue options that may be exercised for up to 500,000 shares of common stock. To date, employees have exercised options to purchase 19,214 shares of common stock. Incentive stock options to purchase approximately 265,279 shares are outstanding. Those options are exercisable at $1.25 to $4.00 per share and expire five to ten years from the dates of issuances. Executive officers and directors have been granted the following options pursuant to the incentive stock option plan:

            - Michael W. Levin, 5-year options to purchase 51,223 shares at
              $1.375;
            - Frances Blanco, 10-year options to purchase 7,741 shares at
              $1.25;
            - Duncan Huyler, 10-year options to purchase 9,265 shares at $1.25;
            - Paul Baker, 10-year options to purchase 3,000 shares at $2.00 and 30,000 shares at $3.31;
            - Edwin Ruzinsky, 10-year options to acquire 10,000 shares at
              $2.06; and
            - Henry Royer, 10-year options to acquire 10,000 shares at $3.125.

      On December 13, 1999, we completed, through our subsidiary Media Sciences, the acquisition of certain assets and the assumption of certain liabilities of ultraHue, Inc., a New Mexico corporation, pursuant to an asset purchase agreement dated September 7, 1999. We acquired certain proprietary information and intellectual property rights of ultraHue and other assets used in its business operations, including:

            - its trade secrets;
            - its accounts receivable less allowances;
            - its inventory;
            - rights to the name ultraHue;
            - its customer lists;
            - its sales, service and vendor contracts; and
            - its security deposits.

We assumed the following liabilities of ultraHue:

            - its accounts payable as of the closing date;
            - its customer deposits as of the closing date; and,
            - its leases and contracts.

The purchase price we paid at closing included:

            - $2,340,000 at closing;
            - a promissory note for $1,160,000, with 7% annual interest rate payable in one year; and,
            - a sum equal to ultraHue's cost for its inventory delivered to us at the closing date.

The purchase price also includes:

            - the sum of accounts receivables as of the closing date that we collect;
            - for one year from closing, 10% of the net profits that Media
              Sciences derives from the first $1,500,000 dollars of Media Sciences' gross profits;
            - for one year from closing, 30% of the net profits of Media
              Sciences that is attributable to its gross profits in excess of $1,500,000;
            - for two years from closing, 10% of the quarterly net profits derived by Media Sciences from the first $1,000,000 of gross profits; and
            - for two years from closing, 30% of the net profits of Media
              Sciences that is attributable to its gross profits in excess of $1,000,000 dollars.

      On December 13, 1999, Donald Gunn, an officer, director and controlling shareholder of ultraHue, became Vice President of Media Sciences. Under a three year employment agreement, we issued him options to purchase 50,001 shares of our common stock. The exercise price of the options is $3.125 per share. One-third of the options vest on each of the three anniversary dates of employment. On December 23, 1999, Mr. Gunn was elected to serve on our Board of Directors.

      On December 13, 1999, Randy Hooker, an officer, director and controlling shareholder of ultraHue, became an employee of Media Sciences. Under a three year employment agreement, we issued him options to purchase 50,001 shares of our common stock. The exercise price of the options is $3.125 per share. One-third of the options vest on each of the three anniversary dates of employment.

      In December 1999, Berthel SBIC purchased 100,000 units of our securities in a private placement at $10 per unit. Berthel SBIC beneficially owns 407,692 shares of common stock which may be acquired upon the conversion of 100,000 shares of series A preferred stock, at the current conversion rate of one preferred stock share into 3.077 common stock shares, and the exercise of five-year warrants to acquire 200,000 shares of common stock at $4.50 per share which underlie the 100,000 units. Berthel SBIC also owns five year warrants to acquire another 90,000 shares of common stock. On December 23, 1999, Henry Royer, President of Berthel SBIC, was elected to serve on our Board of Directors. Berthal SBIC owns the 10,000 incentive stock options that we granted to Henry Royer as an outside director.

      On January 14, 2000, Henry Royer purchased 10,000 shares of our common stock in the public market at $3.25 per share.

                             SELLING STOCKHOLDERS

      This prospectus relates to the resale of 771,500 shares of common stock owned by certain of our present stockholders.

      The table below sets forth:

            - the names of the selling stockholders;
            - the number of shares of common stock beneficially owned by each of the selling stockholders before this offering based on 3,197,775 shares of common stock issued and outstanding on February 7, 2000;
            - the number of shares of common stock being offered under this prospectus by each of the selling stockholders;
            - the number and percentage of shares of stock of common stock owned by each of the selling stockholder after the completion of the offering.

The symbol "*" in the table indicates less than 1% ownership of our outstanding shares of common stock after this offering.

      The shares of common stock reported in the table below by Michael W. Levin includes beneficial ownership of 62,000 shares held by his minor children, excludes exercisable 5-year options to acquire 51,223 shares of common stock, and excludes performance based options to acquire 500,000 shares of common stock that have not vested. The shares of common stock reported in the table below as owned by Dan Brecher excludes 75,385 shares of common stock which can be acquired upon the exercise of warrants and conversion of series A preferred stock at the current conversion rate of one series A preferred stock into 3.077 shares of common stock.

      Michael W. Levin, a selling stockholder under this prospectus, is our Chief Executive Officer, President, Chairman of the Board of Director, and our largest stockholder. On June 18, 1998, we acquired all of the equity of CGSI, in a transaction viewed as a reverse acquisition. Under our acquisition of CGSI, Mr. Levin, who was the controlling shareholder, President and Chairman of the Board of CSGI, exchanged his beneficial ownership of 94% equity of CGSI for beneficial ownership of 1,548,450 shares of our common stock, and he became our largest shareholder, President and Chairman of the Board. Duane Jenson, a selling shareholder under this prospectus, was a controlling shareholder prior to our acquisition of CGSI. Since our acquisition of CGSI in June 1998, Mr. Jenson has had no control over or involvement in our operations.

      The shares of common stock offered by this prospectus may be offered from time to time by the selling stockholder. Our registration does not necessarily mean that any selling stockholder will sell all or any of its shares.


                                 Number of Shares                         Number of Shares   Percent
                                 Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder      to this Offering      Being Offered      this Offering      Offering
-----------------------------------------------------------------------------------------------------------
Michael W. Levin                  1,508,450             150,000            1,358,450               42.5%
David G. Baker                        4,000               4,000                    0                *
Mitchell K. Baker                     7,000               7,000                    0                *
Louis Beckerman                       8,000               8,000                    0                *
Art Beroff                          150,000              50,000              100,000                3.1%
Helen Beroff                         20,000              20,000                    0                *
Frank E. Blanco                      13,000              13,000                    0                *
Dan Brecher                          30,000              30,000                    0                *
Jeffory L. Broman                    20,000              20,000                    0                *
Willam V. Catellano                  16,000              16,000                    0                *
Cicero Cinzano Ltd.                  20,000              20,000                    0                *
Michael J. Doolin                     8,000               8,000                    0                *
Dufo Ltd.                             8,000               8,000                    0                *
John Alan and Eileen V. Forrest       8,000               8,000                    0                *
Carolyn J. Gazeley                    8,000               8,000                    0                *
Robin Greitzer                        6,000               6,000                    0                *
Phillip R. and Kathryn W. Haley      10,000              10,000                    0                *
Richard J. Helfman Life
   Insurance Trust                   13,000              13,000                    0                *
Brad P. Herman                       15,000              15,000                    0                *
Barbara Jenson                       20,000              20,000                    0                *
Duane S. Jenson                     115,919              40,000               75,919                2.4%
John G. Kiernan                       8,000               8,000                    0                *
Peter J. Kiernan                      8,000               8,000                    0                *
Stacy S. Kiernan                      2,500               2,500                    0                *
Andrew Eric Koopman                  10,000              10,000                    0                *
James Kramer                          5,000               5,000                    0                *
Harold Kugelman                       1,000               1,000                    0                *
Daniel M. Landis and Valerie
   B. Landis                          4,000               4,000                    0                *
Diane Levin                           8,000               8,000                    0                *
Paul Levin and Brenda Levin          40,000              40,000                    0                *
Michael F. Manion                     4,000               4,000                    0                *
Albert Martin                         4,000               4,000                    0                *
Michael and Susan Meister             5,000               5,000                    0                *
New York New York International
   Limited                           40,000              40,000                    0                *
Joan Glenn Rozansky                   5,000               5,000                    0                *
Joan W. and Glenn Rozansky           16,000              16,000                    0                *
Eunice Share and Nacy Share           8,000               8,000                    0                *
Joseph A. Stanczyk Jr.                2,000               2,000                    0                *
Robert Sydenham                      20,000              20,000                    0                *
Charles and Debbie A. Thomas          8,000               8,000                    0                *
Michele Levitt Tuvel                  9,750               9,750                    0                *
Robert Scott Yates                    2,500               2,500                    0                *
Lynn Wiener                          26,000              26,000                    0                *
Hermine Wiener                        5,000               5,000                    0                *
Robert A. Wiener Trust               20,000              20,000                    0                *
Hermine L. Wiener and Lynn Wiener    16,000              16,000                    0                *


                                 Number of Shares                         Number of Shares   Percent
                                 Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder      to this Offering      Being Offered      this Offering      Offering
-----------------------------------------------------------------------------------------------------------
Alex Allias                             100                 100                    0                *
Matthew Arthur                          100                 100                    0                *
Mark Augustyn                           100                 100                    0                *
Cathy Backman                           100                 100                    0                *
Tracy Backmann                          100                 100                    0                *
Alex Baker                              100                 100                    0                *
Amanda Baker                            100                 100                    0                *
Claudia Baker                           100                 100                    0                *
Danielle Baker                          100                 100                    0                *
Jill Baker                              100                 100                    0                *
Joshua Baker                            100                 100                    0                *
Kenneth Baker                           100                 100                    0                *
Norma Baker                             100                 100                    0                *
Samantha Baker                          100                 100                    0                *
Scott Baker                             100                 100                    0                *
Stephen Baker                           100                 100                    0                *
William Baker                           100                 100                    0                *
Zachary Baker                           100                 100                    0                *
Claire Baldwin                          100                 100                    0                *
Paige Baldwin                           100                 100                    0                *
Sarah Baldwin                           100                 100                    0                *
Elizabeth Beaulieu                      100                 100                    0                *
Madeline Beaulieu                       100                 100                    0                *
Timothy Beaulieu                        100                 100                    0                *
Kevin Benoit                            100                 100                    0                *
Nadine Benoit                           100                 100                    0                *
Brendon Blair                           100                 100                    0                *
Bridget Blair                           100                 100                    0                *
Conner Blair                            100                 100                    0                *
Denise Blair                            100                 100                    0                *
Matthew Blair                           100                 100                    0                *
Edna Blanco                             100                 100                    0                *
Nicholas Bomalaski                      100                 100                    0                *
Rachel Bomalaski                        100                 100                    0                *
Susan Bomalaski                         100                 100                    0                *
Eric Brown                              100                 100                    0                *
William Chadwick                        100                 100                    0                *
James Chippone                          100                 100                    0                *
Garrett Cutler                          100                 100                    0                *
Jordan Cutler                           100                 100                    0                *
Kyle Cutler                             100                 100                    0                *
Taylor Cutler                           100                 100                    0                *



                                 Number of Shares                         Number of Shares   Percent
                                 Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder      to this Offering      Being Offered      this Offering      Offering
-----------------------------------------------------------------------------------------------------------
Shane Daly                              100                 100                    0                *
Suzanne Daly                            100                 100                    0                *
Tucker Daly                             100                 100                    0                *
Sandy Desmond                           100                 100                    0                *
Tim Desmond                             100                 100                    0                *
Troy Desmond                            100                 100                    0                *
Tyler Desmond                           100                 100                    0                *
Diane DeVincentis                       100                 100                    0                *
David Donaldson                         100                 100                    0                *
Brendan Doyle                           100                 100                    0                *
Susan Doyle                             100                 100                    0                *
Erica Eliott                            100                 100                    0                *
Jocelyn Eliott                          100                 100                    0                *
Mark Eliott                             100                 100                    0                *
Jason Ezra                              100                 100                    0                *
Jennifer Farrissey                      100                 100                    0                *
Stacey Fineburg                         100                 100                    0                *
Christina Finn                          100                 100                    0                *
John Finn                               100                 100                    0                *
Mary Grace Finn                         100                 100                    0                *
Laura Flomm                             100                 100                    0                *
Michael Flomm                           100                 100                    0                *
Andrew Forbes                           100                 100                    0                *
Christie Forbes                         100                 100                    0                *
Claire Forbes                           100                 100                    0                *
Duncan Forbes                           100                 100                    0                *
Helen Forbes                            100                 100                    0                *
Alan Forrest                            100                 100                    0                *
Carol Forrest                           100                 100                    0                *
Eileen Forrest                          100                 100                    0                *
Julie Forrest                           100                 100                    0                *
Marc Forrest                            100                 100                    0                *
Marc Julian Forrest                     100                 100                    0                *
Simon Forrest                           100                 100                    0                *
Jane Gailey                             100                 100                    0                *
Kevin Gailey                            100                 100                    0                *
Leanne Garrison                         100                 100                    0                *
Maria Giammichele                       100                 100                    0                *
Richard Girouard Jr.                    100                 100                    0                *
Caroline Glass                          100                 100                    0                *
Diane Glass                             100                 100                    0                *
Gary Glass                              100                 100                    0                *
Gary Glass, Jr.                         100                 100                    0                *
Megan Glass                             100                 100                    0                *
Adam Greitzer                           100                 100                    0                *
Hallie Greitzer                         100                 100                    0                *
Julia Greitzer                          100                 100                    0                *


                                 Number of Shares                         Number of Shares   Percent
                                 Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder      to this Offering      Being Offered      this Offering      Offering
-----------------------------------------------------------------------------------------------------------
Kathleen Halley                         100                 100                    0                *
Louise Halley                           100                 100                    0                *
Anne Marie Hartmann                     100                 100                    0                *
David Harris                            100                 100                    0                *
Kristin Harris                          100                 100                    0                *
David Heritage                          100                 100                    0                *
Shannon Heritage                        100                 100                    0                *
Tatum Heritage                          100                 100                    0                *
Priscilla Horn                          100                 100                    0                *
Jonathan Hurd                           100                 100                    0                *
Keelyn Hurd                             100                 100                    0                *
Roger Hurd                              100                 100                    0                *
Connor Huyler                           100                 100                    0                *
Erica Huyler                            100                 100                    0                *
Garrett Huyler                          100                 100                    0                *
Margaret Huyler                         100                 100                    0                *
Peter Huyler                            100                 100                    0                *
Timothy Huyler                          100                 100                    0                *
Todd Huyler                             100                 100                    0                *
Tracey Hurd                             100                 100                    0                *
Julie Jones                             100                 100                    0                *
Gerald Kaplan                           100                 100                    0                *
Rachel Kaplan                           100                 100                    0                *
Jennifer Kaplan                         100                 100                    0                *
Maury Kaplan                            100                 100                    0                *
Adam Kaplin                             100                 100                    0                *
Dana Kaplin                             100                 100                    0                *
Madeline Kaplin                         100                 100                    0                *
Juliett Kasbar                          100                 100                    0                *
Mary Kasbar                             100                 100                    0                *
Michael Kasbar                          100                 100                    0                *
Robert Keogh                            100                 100                    0                *
Darby Kiernan                           100                 100                    0                *
Jack Kiernan                            100                 100                    0                *
Patrick Kiernan                         100                 100                    0                *
Linda Korzelius                         100                 100                    0                *
Carrie Lagg                             100                 100                    0                *
Joanne Lawson                           100                 100                    0                *
Robert Lawson                           100                 100                    0                *
Teresa Lennon                           100                 100                    0                *
Ruth Levin                              100                 100                    0                *
Abigail Lewis                           100                 100                    0                *
Jane Lewis                              100                 100                    0                *
Jasmine Lewis                           100                 100                    0                *
Sean Lewis                              100                 100                    0                *
Joe Lockhart                            100                 100                    0                *
Michael Lynch                           100                 100                    0                *


                                 Number of Shares                         Number of Shares   Percent
                                 Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder      to this Offering      Being Offered      this Offering      Offering
-----------------------------------------------------------------------------------------------------------
Kevin Martorana                         100                 100                    0                *
Bryan Miskie                            100                 100                    0                *
Jami Miskie                             100                 100                    0                *
Douglas Montgomery                      100                 100                    0                *
Judy Montgomery                         100                 100                    0                *
Emily Morales                           100                 100                    0                *
Eric Morales                            100                 100                    0                *
Tara Morales                            100                 100                    0                *
Kathleen Morande                        100                 100                    0                *
Betsy Morret                            100                 100                    0                *
Adrienne Mortimer                       100                 100                    0                *
Kathie Mortimer                         100                 100                    0                *
George Mortimer, Jr.                    100                 100                    0                *
Lucille R. Mortimer                     100                 100                    0                *
Marsiglia Moscia                        100                 100                    0                *
Brendan Mullen                          100                 100                    0                *
Karen Mullen                            100                 100                    0                *
Michael Mullen                          100                 100                    0                *
Patrick Mullen                          100                 100                    0                *
James Nichols                           100                 100                    0                *
Patty O'Donoghue                        100                 100                    0                *
John O'Donoghue                         100                 100                    0                *
Maureen O'Hara                          100                 100                    0                *
Dave O'Neil                             100                 100                    0                *
Alyssa Palatiello                       100                 100                    0                *
Jenna Palatiello                        100                 100                    0                *
Aran Parillo                            100                 100                    0                *
Matthew Parillo                         100                 100                    0                *
Caroline Pericelli                      100                 100                    0                *
Phillip Pericelli                       100                 100                    0                *
Shannon Reiner                          100                 100                    0                *
Audrey Ritter                           100                 100                    0                *
Edward Ritter                           100                 100                    0                *
Karen Rocasecca                         100                 100                    0                *
Melissa Rogers                          100                 100                    0                *
Robert Rogers                           100                 100                    0                *
Dana Rozansky                           100                 100                    0                *
Jordan Rozansky                         100                 100                    0                *
Arthur Schatz                           100                 100                    0                *
Elizabeth Scipione                      100                 100                    0                *
Brian Shannon                           100                 100                    0                *
Harvey Share                            100                 100                    0                *
Alex Stanczyk                           100                 100                    0                *
Brenna Stanczyk                         100                 100                    0                *
Lonnie Stanczyk                         100                 100                    0                *


                                 Number of Shares                         Number of Shares   Percent
                                 Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder      to this Offering      Being Offered      this Offering      Offering
-----------------------------------------------------------------------------------------------------------
Tricia Tancredi                         100                 100                    0                *
Janelle Temple                          100                 100                    0                *
Gustavo Torres                          100                 100                    0                *
Alex Towery                             100                 100                    0                *
Eunice Towery                           100                 100                    0                *
Jacob Towery                            100                 100                    0                *
Dr. Owen Brooker Towery III             100                 100                    0                *
Christine Turso                         100                 100                    0                *
Grace Turso                             100                 100                    0                *
Michael Turso                           100                 100                    0                *
Michael John Turso                      100                 100                    0                *
Brooks S. Yates                         100                 100                    0                *
Jacqui Coffey                           100                 100                    0                *
James S. Yates                          100                 100                    0                *
Kate Yates                              100                 100                    0                *
Marilyn Yates                           100                 100                    0                *
Pauline Yates                           100                 100                    0                *
Samantha Yates                          100                 100                    0                *
Olga Wilson                             100                 100                    0                *
                                  ---------             -------            ---------
      TOTAL                       2,306,119             771,750            1,534,369
                                  =========             =======            =========

                             PLAN OF DISTRIBUTION

      The following discussion describes the material terms of the plan of distribution. The shares of common stock may be offered and sold from time to time by the selling stockholders at various times in transactions:

            - in the over-the-counter market;
            - to purchasers directly;
            - in ordinary brokerage transactions in which the broker solicits purchasers;
            - through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
            - block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction;
            - in connection with short sales; or
            - in any combination of one or more of these methods.

      Selling stockholders may sell their shares of common stock:
            - at market prices prevailing at the time of sale;
            - at prices related to such prevailing market prices;
            - at negotiated prices;
            - at fixed prices; or
            - at a combination of such prices.

      Selling stockholders may use dealers, agents or underwriters to sell their shares. If this happens, the dealers, agents or underwriters may receive compensation in the form of discounts or commissions from the selling stockholder or from the purchaser of shares or from both, which compensation to a particular broker might be in excess of customary compensation.

      Selling stockholder and any dealers, agents or underwriters that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters", as this term is defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of such shares offered by this prospectus, may be deemed to be underwriting commissions or discounts under the Securities Act.

      We may be required to file a supplemental prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain:

            - the name or names of the underwriters;
            - whether the underwriters are acting as principals or agents;
            - the compensation to be received by an underwriter; and
            - the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

      Underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us for payments the underwriters may be required to make in connection with certain civil liabilities. These underwriters may engage in transactions with, or perform services for, us for customary compensation.

      We will pay for substantially all of the expenses incident to the offer and sale of the shares of common stock offered by the selling stockholders using this prospectus. The selling stockholders will pay applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts.

      To comply with the securities laws of certain states, the shares of common stock offered by this prospectus may need to be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

      The offering of the shares of common stock pursuant to this prospectus will terminate on the earlier of the time when the shares of common stock:

            - have been sold by the selling stockholders pursuant to this prospectus;
            - the time when all of the shares of common stock are eligible to be sold pursuant to Rule 144(k) under the Securities Act; or
            - this prospectus is no longer effective.

                                  OUR SECURITIES

General

      Our authorized capital consists of 20,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of February 7, 2000, 1999, 3,197,775 shares of common stock were issued and outstanding and there were 416,000 shares of our series A preferred stock issued and outstanding.

Common Stock

      The holders of the common stock are entitled to cast one vote for each share held of record on all matters presented to stockholders. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of our directors can elect all of the directors, and in such an event, the holders of the remaining shares will be unable to elect any of our directors.

       The holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may from time to time determine, subject to the rights of the holders of our preferred stock. Upon our liquidation, dissolution, or winding up, the assets legally available for distribution to the stockholders will be distributed equally among the holders of the shares, subject to the rights of the holders of our preferred stock.

Preferred Stock

      Our Certificate of Incorporation allows our Board of Directors to issue shares of preferred stock in one or more series. The Board can fix for each series, voting powers, designations, preferences and relative, participating, or other special rights to the extent permissible under the Delaware General Corporation Law. The Board has designated 1,000,000 shares as series A preferred stock. The Board, without a vote of the series A preferred stock holders, can increase the number of authorized series A preferred stock above the number of shares of series A preferred stock actually outstanding at any time.

      The preferred stock does not carry voting rights.

      Our series A preferred stock is convertible into shares of common stock. For two years, each holder of series A preferred stock can convert one share of series A preferred stock into 3.077 shares of common stock. After each of two and four years from the date of issuance, the conversion rate of one share of series A preferred stock into shares of common stock adjusts. At the adjusted conversion rate, the number of shares of common stock received equals $10 divided by 75% of the average bid price of our common stock during the 90 days preceding each of the two and four year anniversary dates. However, the maximum conversion rate is one share of series A preferred stock into five shares of common stock.

      The table below illustrates how the conversion feature would work for one share of series A preferred stock into shares of common stock after each of the two and four year anniversary dates of issuance.

90 Day      75% of      Calculated                Shares of
Average     Average     Conversion Rate           Common Stock
Bid         Bid         ($10 divided by 75%       Issued At
Price       Price       of Average Bid Price)     Conversion
--------------------------------------------------------------
$ 2.00      $1.50       6.67                      5.00
$ 2.67      $2.00       5.00                      5.00
$ 3.00      $2.25       4.44                      4.44
$10.00      $7.50       1.33                      1.33

You should note that if the 90 day average bid price of our common stock is $2.67 or lower, the maximum conversion rate applies. If the 90 day average bid price of our common stock is $2, instead of conversion at the rate determined $10 divided by 75% of $2, which would compute to 6.67 shares of common stock for one share of series A preferred stock, a maximum of five shares of common stock would be issued.

      While we have series A preferred stock outstanding, we will not materially and adversely alter the rights of the series A preferred stock without the consent of a majority of the series A preferred stock holders. Under certain circumstances, we can redeem the shares of series A preferred stock for $15.00 per share, plus all accrued and unpaid dividends.

      If we liquidate, wind-up or dissolve, we will pay to the holder, for each share of series A preferred stock, the sum of $10 plus unpaid dividends out of our available assets. Once paid, the holders of series A preferred stock will have no right or claim to any of the remaining assets of our company. If our assets are not enough to pay them, then the holders of series A preferred stock shall share ratably in such distribution of assets.

Delaware Law

      We are subject to Section 203 of the Delaware General Corporation Law. This statute generally prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

            - prior to the date at which the person became an interested stockholder, the board of directors approved either the business combination or the transaction in which the person becomes an interested stockholder;
            - the stockholder acquires more than 85% of the outstanding voting stock of the corporation, excluding shares held by directors who are officers or held in certain employee stock plans, upon consummation of the transaction in which the person becomes an interested stockholder; or
            - the business combination is approved by the board of
              directors and by at least 66 2/3% of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder, at a meeting of stockholders and not by written consent held on or subsequent to the date such person became an interested stockholder.

      An interested stockholder is a person who, together with affiliates and associates, owns, or at any time within the prior three years did own, 15% or more of the corporation's voting stock. Section 203 defines a business combination to include mergers, consolidations, stock sales, asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

Transfer Agent

      Continental Stock & Transfer Company, New York, New York, is our transfer agent and registrar for our common stock.

Market Information

      Beginning July 10, 1998, our common stock was quoted on the OTC Bulletin Board under the symbol "GRFX". The following table sets forth for the periods indicated, the high and low closing bid prices for a share of the common stock as reported by the OTC Bulletin Board.

                             Fiscal Year 1999          Fiscal Year 2000
                            ------------------        ------------------
Quarter Ended                High        Low           High        Low
-------------               -------    -------        ------     -------
September 30                $ 4.00     $ 2.00         $ 2.562    $ 1.937
December 31                 $ 3.620    $ 2.125        $ 3.25     $ 2.00
March 31                    $ 3.250    $ 1.75
June 30                     $ 3.562    $ 2.50

      The foregoing quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

      Before July 10, 1998, our common stock was listed in the "pink sheets" of the National Quotation Bureau, Inc. and on the OTC Bulletin Board under the symbol "SEUS". Before the time periods indicated above, an active trading market for our common stock did not exist.

Holders

      The approximate number of holders of record of our common stock as of February 7, 2000 was 389. As of that date, there were approximately 450 beneficial stockholders, including stockholders holding stock under nominee security position listings.

Dividends

      We have never declared any cash dividends on the common stock at any time. Future cash dividends on the common stock, if any, will be at the discretion of our Board of Directors and will depend on our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the Board of Directors may consider important.

      Our series A preferred stock bears a fixed dividend at an annual rate of 11.5%. Dividends are paid in cash each quarter in arrears. The first dividend payment occurred on January 1, 2000. Unless we have fully paid all dividends on the outstanding shares of series A preferred stock, we cannot declare or pay cash dividends, or distribute or set aside assets, for any of our other securities.

                                 LEGAL MATTERS

      Our counsel, Law Offices of Dan Brecher, New York, New York, is giving us an opinion on the validity of the shares offered by this prospectus. Dan Brecher, the sole principal of the law firm, through his individual retirement account and retirement plan owns 30,000 shares of our common stock and 5,000 units of our securities. He purchased all of these securities in our private placements at the prevailing offering prices. Each unit consists of one share of series A preferred stock and warrants to purchase two shares of common stock. He also owns five year warrants that expire on August 20, 2003 to purchase 50,000 shares of our common stock at $4.00 per share that he acquired in August 1998 as an attorney with the law firm of Fischbein Badillo Wagner Harding, which firm had acquired a total of 75,000 warrants for legal services valued at about $13,043. He is a selling stockholder of 30,000 shares of common stock under this prospectus.


                                    EXPERTS

      Our financial statements for the year ended June 30, 1999, the two months ended June 30, 1998, and the year ended April 30, 1998, included in this prospectus have been audited by Wiss & Company, LLP, independent auditors, as stated in their report appearing in this prospectus, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

      We will indemnify our directors, officers, and controlling persons against liability under the Securities Act to the extent permitted by the General Corporation Law of Delaware. We will indemnify them against all expenses and liabilities that is reasonably incurred in connection with this prospectus to the extent allowed under Delaware law.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by any of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by such directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549, in New York, New York at 7 World Trade Center, Suite 1300, New York, New York 10048, and in Chicago, Illinois at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the Securities and Exchange Commission's web site at http://www.sec.gov.

                   INDEX TO FINANCIAL STATEMENTS

                                                                        PAGE

Financial Report - June 30, 1999                                        F-1
Financial Statements - Quarter Ended December 31, 1999 (Unaudited)      F2-1
Financial Statements of Tartan Technical, Inc. (Businesses Acquired)    F3-1
Financial Statements of BBG Technologies, Inc. (Business Acquired)      F4-1
Financial Statements of ultraHue, Inc. (Business Acquired)              F5-1
Pro Forma Financial Information                                         F6-1

                        CADAPULT GRAPHIC SYSTEMS, INC.
                       Financial Report - June 30, 1999


Independent Auditors' Report                                      F-2
Balance Sheet                                                     F-3
Statement of Operations                                           F-4
Statement of Changes in Shareholders' Equity                      F-5
Statement of Cash Flows                                           F-6
Notes to Financial Statements                                     F-8

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders of Cadapult Graphic Systems, Inc.


We have audited the accompanying balance sheets of Cadapult Graphic Systems, Inc. as of June 30, 1999 and June 30, 1998 and the related statements of operations, changes in shareholders' equity and cash flows for the year ended June 30, 1999, the two months ended June 30, 1998 and the year ended April 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cadapult Graphic Systems, Inc. at June 30, 1999 and 1998, and the results of its operations and its cash flows for the periods indicated above in conformity with generally accepted accounting principles.


                                                /s/ Wiss & Company
                                                WISS & COMPANY, LLP


Livingston, New Jersey
August 18, 1999

                        CADAPULT GRAPHIC SYSTEMS, INC.

                                BALANCE SHEETS

                                                                 June 30,
                                                      ------------------------------
                       ASSETS                             1999              1998
                                                      ------------      ------------
CURRENT ASSETS:
  Cash                                                $     33,157      $     22,821
  Accounts receivable, less allowance for doubtful
    accounts of $35,000 in 1999 and $22,500 in 1998      1,950,399         1,653,624
  Attorney escrow                                              -             320,000
  Inventories                                            1,276,621         1,016,381
  Prepaid and refundable income taxes                          -              46,295
  Prepaid expenses and other current assets                 77,471            38,591
                                                      ------------      ------------
      Total Current Assets                               3,337,648         3,097,712
                                                      ------------      ------------

PROPERTY AND EQUIPMENT, NET                                627,029           232,023
                                                      ------------      ------------

OTHER ASSETS:
  Goodwill and other intangible assets, net                835,889           410,195
  Deferred acquisition costs                                34,542               -
  Security deposits                                         33,523            31,343
                                                      ------------      ------------
                                                           903,954           441,538
                                                      ------------      ------------
                                                      $  4,868,631      $  3,771,273
                                                      ============      ============

      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable to bank                                $  1,677,024      $    695,000
  Current maturities of long-term debt                      87,547            89,219
  Accounts payable                                       1,710,861         1,940,770
  Accrued expenses and other current liabilities           131,767           131,510
  Due to officer                                               -              20,000
  Deferred revenues                                        294,089           144,600
                                                      ------------      ------------
      Total Current Liabilities                          3,901,288         3,021,099
                                                      ------------      ------------

OTHER LIABILITIES:
  Long-term debt, less current maturities                   69,445           156,992
  Notes payable to affiliates                               20,832            20,832
                                                      ------------      ------------
                                                            90,277           177,824
                                                      ------------      ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  common stock, .001 par value,
    Authorized 20,000,000 shares; issued 3,058,308
    shares in 1999 and 2,583,518 in 1998                     3,058             2,583
  Additional paid-in capital                             1,171,782           423,167
  Retained earnings (deficit)                             (297,774)          146,600
                                                      ------------      ------------
      Total Shareholders' Equity                           877,066           572,350
                                                      ------------      ------------
                                                      $  4,868,631      $  3,771,273
                                                      ============      ============

                See accompanying notes to financial statements.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                           STATEMENTS OF OPERATIONS


                                                                       Two Months      Year Ended
                                                      Year Ended     Ended June 30,     April 30,
                                                     June 30, 1999        1998            1998
                                                     -------------   --------------    ----------
NET SALES                                             $10,227,628      $1,623,754      $7,103,906
                                                      -----------      ----------      ----------

COSTS AND EXPENSES:
  Cost of sales                                         7,442,239       1,282,495       5,174,402
  Selling, general and administrative expenses          3,069,682         472,766       2,138,915
                                                      -----------      ----------      ----------
                                                       10,511,921       1,755,261       7,313,317
                                                      -----------      ----------      ----------

LOSS FROM OPERATIONS                                     (284,293)       (131,507)       (209,411)
                                                      -----------      ----------      ----------

OTHER EXPENSE (INCOME):
  Interest expense, net                                   160,081          21,894          90,829
  Gain on sale of equipment                                   -               -           (18,500)
                                                      -----------      ----------      ----------
                                                          160,081          21,894          72,329
                                                      -----------      ----------      ----------

LOSS BEFORE INCOME TAXES (CREDITS)                       (444,374)       (153,401)       (281,740)
                                                      -----------      ----------      ----------

INCOME TAXES (CREDITS):
  Current                                                     -               -           (39,698)
  Deferred                                                    -               -           (22,800)
                                                      -----------      ----------      ----------
                                                              -               -           (62,498)
                                                      -----------      ----------      ----------


NET LOSS                                              $  (444,374)     $ (153,401)     $ (219,242)
                                                      ===========      ==========      ==========

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING                                         2,844,819       2,019,677       1,622,682
                                                      ===========      ==========      ==========

NET LOSS PER COMMON SHARE -
  BASIC AND DILUTED                                   $      (.16)     $     (.08)     $     (.14)
                                                      ===========      ==========      ==========

                See accompanying notes to financial statements.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                              Additional     Retained         Total
                                         common stock           Paid-in      Earnings     Shareholders'
                                    ----------------------
                                      Shares       Amount       Capital      (Deficit)        Equity
                                    ----------    --------    -----------    ---------      ---------
BALANCES, APRIL 30, 1997             1,548,450    $    300    $       -      $ 519,243      $ 519,543

YEAR ENDED APRIL 30, 1998:
  Sale of common stock to
    employees                          101,550         102         44,898          -           45,000
  Change in par value                      -         1,248         (1,248)         -              -
  Net loss                                 -           -              -       (219,242)      (219,242)
                                    ----------    --------    -----------    ---------      ---------

BALANCES, APRIL 30, 1998             1,650,000    $  1,650    $    43,650    $ 300,001      $ 345,301

TWO MONTHS ENDED JUNE 30, 1998:
  Sale of common stock through
    private placement                  256,000         256        319,744          -          320,000
  Issuance of common stock upon
    conversion of note payable          40,000          40         49,960          -           50,000
  Issuance of common stock in
    connection with merger             571,450         571           (571)         -              -
  Issuance of common stock for
    services                            66,068          66         10,384          -           10,450
  Net loss                                 -           -              -       (153,401)      (153,401)
                                    ----------    --------    -----------    ---------      ---------

BALANCES, JUNE 30, 1998              2,583,518       2,583        423,167      146,600        572,350

YEAR ENDED JUNE 30, 1999:
  Sale of common stock through
    private placement                  228,000         228        249,772          -          250,000
  Issuance of common stock for
    acquisition - Tartan                92,850          93        185,607          -          185,700
  Issuance of warrants for legal
    services                               -           -           20,510          -           20,510
  Sale of common stock through
    private placement                   67,750          68        120,432          -          120,500
  Issuance of common stock for
    acquisition - WEB                   86,190          86        172,294          -          172,380
  Net loss                                 -           -              -       (444,374)      (444,374)
                                    ----------    --------    -----------    ---------      ---------

BALANCES, JUNE 30, 1999              3,058,308    $  3,058    $ 1,171,782    $(297,774)     $ 877,066
                                    ==========    ========    ===========    =========      =========

                See accompanying notes to financial statements.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                           STATEMENTS OF CASH FLOWS

                                                             Year Ended       Two Months        Year Ended
                                                              June 30,      Ended June 30,       April 30,
                                                                1999             1998               1998
                                                            -----------       -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                  $  (444,374)      $  (153,401)      $  (219,242)
  Adjustments to reconcile net loss to  net cash
    flows from operating activities:
      Depreciation and amortization                             180,494            19,063            73,525
      Gain on sale of equipment                                     -                 -             (18,500)
      Deferred income taxes                                         -             (10,000)          (22,800)
      common stock and warrants for services                     20,510            10,450               -
      Provision for bad debts                                     6,000               -                 -
      Changes in operating assets and liabilities:
        Accounts receivable                                      89,130          (538,646)          394,474
        Inventories                                             170,259          (236,454)           (7,528)
        Prepaid and refundable income taxes                      46,295               -             (46,295)
        Prepaid expenses and other current assets                35,710            11,855           (91,318)
        Security deposits                                        (2,180)              -              (4,852)
        Accounts payable                                       (473,241)          914,997             9,523
        Accrued expenses and other current liabilities              255           (41,971)          137,596
        Deferred revenues                                       149,489           (11,748)           26,322
                                                            -----------       -----------       -----------
          Net cash flows from operating activities             (221,653)          (35,855)          230,905
                                                            -----------       -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                          (303,271)           (4,069)         (105,703)
  Proceeds from sale of equipment                                   -                 -              18,500
  Purchase of intangible assets                                (102,350)              -                 -
  Cost of net assets of acquired business                      (242,200)              -            (546,431)
  Deferred acquisition costs                                    (34,542)              -                 -
                                                            -----------       -----------       -----------
          Net cash flows from investing activities             (682,363)           (4,069)         (633,634)
                                                            -----------       -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Note payable to bank, net                                     333,071          (305,000)          450,000
  Proceeds of long-term debt                                        -                 -             250,000
  Payments on long-term debt                                    (89,219)          (14,823)          (10,147)
  Attorney escrow account                                       320,000          (320,000)              -
  Advances from officer                                         (20,000)              -              20,000
  Sale of common stock                                          370,500           320,000            45,000
                                                            -----------       -----------       -----------
          Net cash flows from financing activities              914,352          (319,823)          754,853
                                                            -----------       -----------       -----------

NET CHANGE IN CASH                                               10,336          (359,747)         (352,124)

CASH, BEGINNING OF PERIOD                                        22,821           382,568            30,444
                                                            -----------       -----------       -----------

CASH, END OF PERIOD                                         $    33,157       $    22,821       $   382,568
                                                            ===========       ===========       ===========

                See accompanying notes to financial statements.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                           STATEMENTS OF CASH FLOWS
                                  (Continued)

                                                             Year Ended       Two Months        Year Ended
                                                              June 30,      Ended June 30,       April 30,
                                                                1999             1998               1998
                                                            -----------      ------------       -----------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                             $   155,846       $    21,894       $    94,377
                                                            ===========       ===========       ===========
  Income taxes paid                                         $       -         $       -         $     5,032
                                                            ===========       ===========       ===========
  Issuance of common stock upon conversion of
    Note payable to related party                           $       -         $    50,000       $       -
                                                            ===========       ===========       ===========

Non cash investing activity -
  Acquisition of business:
    Fair value of assets acquired                           $ 1,459,457       $       -         $   865,115
    Fair value of liabilities assumed                           859,177               -             318,684
    Fair value of common stock issued                           358,080               -                 -
                                                            -----------       -----------       -----------
      Net cash payment                                      $   242,200       $       -         $   546,431
                                                            ===========       ===========       ===========

                See accompanying notes to financial statements.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1  -  NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES:

      Nature of the Business - Cadapult Graphic Systems, Inc. (the "Company") provides computer graphic systems, peripherals, supplies, training and service to visual communicators and graphics professionals. The Company is a systems integrator and a value added dealer/reseller of computer graphics equipment and supplies to customers. The Company has its corporate headquarters in New Jersey and has offices in Massachusetts, Albany and New York City, New York and Pennsylvania.

      Estimates and Uncertainties (The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

      Revenue Recognition - Revenue is recognized at the point of shipment for goods sold, and ratably through the duration of service contracts. Deferred revenue consists principally of billings on service contracts prior to rendering related services.

      Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consists primarily of cash and unsecured trade receivables. The Company maintains its cash balances in financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000 each. At June 30, 1999, the Company has uninsured balances totalling approximately $150,000.

      Concentrations of credit risk with respect to all trade receivables are considered to be limited due to the quantity of customers comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers' financial condition and does not require collateral. Management feels that credit risk beyond the established allowance at June 30, 1999 is limited.

      Inventories - Inventories are stated at the lower of cost (specific identification method) or market.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


      Property and Equipment - Property and equipment are stated at cost.
The Company provides for depreciation using the straight-line and accelerated methods by charges to income at rates based upon the recovery periods of 5 to 7 years for furniture and equipment and over the useful lives or the lease term, if shorter, for leasehold improvements.

      Goodwill and Other Intangible Assets - Goodwill consists of the excess of cost over fair market value of the net assets of the acquired business. The intangible assets are being amortized on the straight-line method over the following years:

                                                            Life (Years)
                                                            ------------
                 Goodwill                       $781,670          15
                 Covenants-not-to-compete         51,000         3-5
                 Financing costs                  74,880         1-3
                                                --------
                                                 907,550
                 Accumulated amortization         71,661
                                                --------
                                                $835,889
                                                ========

      During the year ended June 30, 1999, the Company capitalized $54,048 of financing costs in connection with its current bank agreement and $49,302 of costs associated with the purchase of businesses referred to in Note 2.

      The carrying value of intangible assets is periodically reviewed by the Company based on expected future undiscounted operating cash flows. Based upon its most recent analysis, the Company believes that no material impairment exists at June 30, 1999.

      Income Taxes - Deferred income taxes reflect the net tax effects of temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards.

      Employee Benefit Plan - The Company has a 401(k) savings/retirement plan for all of its eligible employees. The plan allows for employee contributions to be matched by the Company on a pro-rata basis. Contributions made by the Company for the year ended June 30, 1999, the two months ended June 30, 1998 and the year ended April 30, 1998, were $14,502, $1,401 and $10,461, respectively.

      Deferred Acquisition Costs - Acquisition costs have been deferred, pending the outcome of the negotiations. If the acquisition is completed, these costs will be capitalized; otherwise they will be charged to expense.

      Net Loss Per Share - Basic and diluted loss per share are based upon the weighted average number of common shares outstanding during the period. The computation of diluted earnings per share does not assume the conversion, exercise or contingent issuance of securities that would have a dilutive effect on loss per share.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


      Stock Options - The Company accounts for stock option grants using the intrinsic value based method prescribed by APB Opinion No. 25. Since the exercise price equaled or exceeded the estimated fair value of the underlying shares at the date of grant, no compensation was recognized in 1999 and 1998 for stock option grants.

      Had compensation cost been based upon fair value of the option on the date of grants, as prescribed by SFAS No. 123, the Company's proforma net loss and net loss per share would have been $1,018,000 and $.36 in 1999 and $288,000 and $.14 for the two months ended June 30, 1998 using the Black-Scholes option pricing model. The proforma net loss and net loss per share for the year ended April 30, 1998 would not have been materially different.

      The fair value of options granted in 1999 and 1998 were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions, respectively: risk-free interest rates of 6.0%, dividend yield of 0.0%, volatility factors of the expected market price of the Company's common stock of 108% and a weighted-average expected life of the options of five years.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of normal publicly traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employees stock options.

      Recently Issued Accounting Standards - In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities and will be adopted in the year ended June 30, 2000. The Company does not engage in, nor does it expect to engage in derivative or hedging activities, and therefore, the Company anticipates that the adoption of this statement will have no impact on its financial statements.

      Change in Fiscal Year - On June 24, 1998, the Company elected to change from an April 30 to June 30 fiscal year. Therefore, the accompanying financial statements include transitional financial statements for the two months ended June 30, 1998. It is not practicable and cannot be cost justified to furnish financial statements for the corresponding period of the prior year; accordingly, unaudited financial data for the two months ended June 30, 1997 follow which is the corresponding period. There were no seasonal factors that affect the comparability of information or trends reflected.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


                  Net sales                           $ 821,623
                                                      =========
                  Gross profit                        $ 207,051
                                                      =========
                  Income tax credit                   $ (47,800)
                                                      =========
                  Net loss                            $(128,992)
                                                      =========
                  Net loss per share                    $  (.08)
                                                        =======

NOTE 2  -  PURCHASE OF BUSINESSES:

      On March 13, 1998, the Company purchased for $546,431 in cash certain assets and assumed certain liabilities of BBG Technologies, Inc. ("BBG"), a Massachusetts corporation. The assets purchased included accounts receivable and a covenant not-to-compete ($50,000). The excess of the purchase price over the fair value of the net assets acquired ($350,000) was allocated to goodwill.

      On January 7, 1999, the Company issued 185,700 shares of its unregistered and restricted common stock in exchange for certain assets and the assumption of certain liabilities of Tartan Technical, Inc. ("Tartan") a Massachusetts corporation. The assets purchased included accounts receivable, inventories, property and equipment and the liabilities included notes payable and accounts payable. The excess of the purchase price and related costs over the fair value of the net liabilities assumed ($321,789) was allocated to goodwill. Currently, 92,850 of the shares are held in escrow pursuant to the resolution of a contingency based on Tartan achieving certain gross profit levels over the next two years. When the contingency is resolved, some or all of the 92,850 shares will either be recorded by the Company as an additional cost of Tartan, or cancelled.

      Effective June 18, 1999, the Company acquired for $242,200 in cash and the issuance of 172,380 shares of its unregistered and restricted common stock, certain assets and assumed certain liabilities of WEB Associates, Inc. ("WEB") a Pennsylvania corporation. The assets purchased included accounts receivable, inventories, property and equipment and a covenant not-to-compete ($1,000) and the liabilities included accounts payable. The excess of the purchase price and related costs over the fair value of net assets ($89,996) was allocated to goodwill. Currently, 86,190 of the shares are held in escrow pursuant to the resolution of a contingency based on WEB achieving certain gross profit levels over the next two years. When the contingency is resolved, some or all of the 86,190 shares will either be recorded by the Company as an additional cost of WEB, or cancelled.

      The following unaudited pro forma consolidated results of operations for the years ended June 30, 1999 and April 30, 1998, assumes the BBG, Tartan and WEB acquisitions had occurred on May 1, 1997 giving effect to purchase accounting adjustments and financing. The pro forma results have been prepared for informational purposes only and do not reflect any benefit from economies, which might be achieved from combined operations. The pro forma results do not represent results which would have occurred if the acquisition had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


                                                     Two Months
                                    Year Ended          Ended        Year Ended
                                     June 30,         June 30,        April 30,
                                       1999             1998            1998
                                    -----------      ----------      -----------
      Net sales                     $14,250,322      $2,521,860      $15,980,206
                                    ===========      ==========      ===========
      Net loss                      $  (556,819)     $ (195,215)     $   (36,617)
                                    ===========      ==========      ===========
      Basic and diluted loss
      per share                            (.19)           (.08)            (.02)
                                    ===========      ==========      ===========


NOTE 3  -  PROPERTY AND EQUIPMENT:

      Property and equipment are summarized as follows:

                                                                      June 30,
                                                            ----------------------------
                                                                1999             1998
                                                            -----------      -----------
            Office equipment                                $   997,359      $   598,931
            Furniture and fixtures                              165,213          129,109
            Automobiles                                          65,379           65,379
            Leasehold improvements                               98,568           18,624
                                                            -----------      -----------
                                                              1,326,519          812,043
            Less: Accumulated depreciation and
                   amortization                                 699,490          580,020
                                                            -----------      -----------
                                                            $   627,029      $   232,023
                                                            ===========      ===========


NOTE 4  -  NOTE PAYABLE TO BANK:

      The Company has an agreement with a bank under which it can borrow up to $6,000,000 under a revolving line-of-credit, subject to availability of collateral. Borrowings bear interest at 2% over the bank's base rate, are payable on demand and are collateralized by all assets of the Company.

      Advances under the note payable to bank become immediately due and payable if certain financial covenants, as defined in the loan agreements, are not met.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


NOTE 5  -  LONG-TERM DEBT:

      A summary of long-term debt follows:

                                                            Interest                June 30,
                                                                           --------------------------
                       Description                            Rate            1999            1998
            ---------------------------------------         --------       ----------     -----------
            Loan payable in monthly installments of
              $6,944 plus interest through April
              2001, collateralized by all assets of         1% over
              the Company                                    prime         $  152,778     $  236,111

            Loan payable in monthly installments of
              principal and interest of $543 through
              February 2000, collateralized by an
              automobile                                     8.49%              4,214          10,100
                                                                           ----------     -----------
                                                                              156,992         246,211
            Less:  Current maturities                                          87,547          89,219
                                                                           ----------     -----------
                                                                           $   69,445     $   156,992
                                                                           ==========     ===========

      Long-term debt at June 30, 1999 matures as follows:

                  Year Ending June 30,
                  --------------------
                          2000                                              $ 87,547
                                                                            --------
                          2001                                                69,445
                                                                            $156,992
                                                                            ========


NOTE 6  -  INCOME TAXES:


      The components of income taxes are summarized as follows:

                                    Year Ended    Two Months Ended   Year Ended
                                     June 30,         June 30,        April 30,
                                       1999             1998            1998
                                    -----------      ----------      -----------
            Current:
               Federal              $       -        $      -        $   (45,390)
               State and local              -               -              5,692
                                    -----------      ----------      -----------
                                            -               -            (39,698)
                                    -----------      ----------      -----------

            Deferred:
               Federal                      -               -            (15,100)
               State and local              -               -             (7,700)
                                    -----------      ----------      -----------
                                            -               -            (22,800)
                                    -----------      ----------      -----------
                                    $       -        $      -        $   (62,498)
                                    ===========      ==========      ===========

                                     F-13

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


      The Company recognizes deferred tax assets, net of applicable reserves, related to net operating loss carryforwards and certain temporary differences. The Company is required to recognize a future tax benefit to the extent that realization of such benefit is more likely than not. Otherwise a valuation allowance is applied. At June 30, 1999, the Company believes that the "more likely than not" criteria have not been met, and accordingly, a valuation allowance has been recognized.

      The Company has available net operating loss carryforwards of approximately $480,000 which expire through 2019. The Company's utilization of it net operating loss carryforwards may be limited pursuant to Internal Revenue Code Section 382 if cumulative changes in ownership are in excess of 50% within a three-year period.

      A reconciliation of income tax benefit provided at the federal statutory rate (34%) to income tax benefit is as follows:

                                          Year Ended   Two Months Ended    Year Ended
                                           June 30,         June 30,        April 30,
                                             1999             1998            1998
                                          -----------      ----------      -----------
      Income tax benefit computed at
        federal statuary rate             $  (151,087)     $  (52,156)     $   (95,792)
          Permanent and other items           (17,913)         17,156           20,294
          Change in valuation allowance       169,000          35,000           13,000
                                          -----------      ----------      -----------
                                          $       -        $      -        $   (62,498)
                                          ===========      ==========      ===========

      Significant components of the Company's deferred tax assets are as follows:

                                                             June 30,
                                                      ---------------------
                                                        1999         1998
                                                      --------     --------
      Deferred tax assets
        Net operating loss carryforwards              $193,000     $ 33,000
        Accruals and reserves                           24,000       15,000
                                                      --------     --------
                                                       217,000       48,000
          Less: valuation allowance                    217,000       48,000
                                                      --------     --------
            Total deferred tax assets                 $    -       $    -
                                                      ========     ========

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


NOTE 7  -   SHAREHOLDERS' EQUITY:

      a)    Merger:

            Pursuant to an Agreement and Plan of Reorganization dated June 5, 1998, the stockholders of the Company exchanged all their shares of stock owned for 1,650,000 shares (72%) of $.001 par value common stock of Seafoods Plus, Ltd. ("SPL"), an inactive public company with nominal assets. Under the agreement, the Company became a wholly-owned subsidiary of SPL, and then merged with SPL in 1998. The merger was recorded as a recapitalization of the Company and an issuance of shares to SPL's shareholders on June 5, 1998. The Company will continue operating as Cadapult Graphic Systems, Inc.

            All references to the Company's common stock in the 1998 balance sheet, the 1998 statements of operations and notes to the financial statements retroactively reflect Cadapult's operations and the recapitalization.

      b)    Stock Compensation Plan:

            The Company has an incentive stock option (the "1998 Plan"), pursuant to which 500,000 of the Company's authorized but unissued shares of common stock have been reserved for issuance of stock options. The stock options (which may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) entitle the holder to purchase shares of the Company's common stock for up to ten years from the date of grant (five years for persons owning more than 10 percent of the total combined voting power of the Company) at a price not less than the fair market value (110% of fair market value for persons owning more than 10% of the combined voting power of the Company) of the common stock on the date of grant. In general, any employee, director, officer or exclusive agent of, advisor or consultant to, the Company or a related entity is eligible to participate in the Plan. The stock options are nontransferable, except upon death. Pursuant to the Plan, certain key employees, members of the Board of Directors and the President were granted five and ten year incentive stock options to purchase an aggregate total of 317,893 shares, net of forfeitures, at a weighted average exercise price of $1.93 per share. A total of 174,443 shares with a weighted average exercise price of $1.69 are exercisable at June 30, 1999.

            The Company granted its President five year stock options to purchase up to 500,000 shares which vest upon the Company attaining certain specified milestones and are exercisable at $1.375 per share and expire in June 2003.

            The Company granted two employee's five year stock options to purchase up to 100,000 shares which vest upon the Company attaching certain specified milestones and are exercisable at $2.00 per share and expire in March 2004.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


      c)    Private Placements:

            In August 1998 the Company completed a private placement through the sale of 524,000 shares of its common stock for net proceeds of approximately $620,000, including conversion of a $50,000 note payable to a related party.

            In June 1999, the Company sold 67,750 shares of its common stock for $2.00 per share for net proceeds of approximately $120,500.

      d)    Warrants:

            In August 1998, and February 1999, the Company issued 105,000 warrants to purchase its common stock at between $4.00-$5.00 per share in exchange for legal services. The warrants, which had a value of $20,510, using the Black-Scholes pricing model, expire through February 15, 2004.

      e)    Amendments to Certificate of Incorporation:

            In August 1999, the Company's Board of Directors amended the certificate of incorporation reducing the number of authorized shares of $.001 par value common stock to twenty million shares and authorized five million shares of $.001 par value preferred stock.

NOTE 8  -   COMMITMENTS AND CONTINGENCIES:

      Leases - The Company leases its premises under lease agreements which expire through 2002 and an automobile and equipment under operating leases that expire in 2002. Future minimum lease payments are as follows:

                  Year Ending June 30,
                  --------------------
                          2000                        $152,175
                          2001                         108,639
                          2002                          73,370
                                                      --------
                                                      $334,184
                                                      ========

      Rent expense amounted to $198,199, $31,755 and $176,463 for the year ended June 30, 1999, the two months ended June 30, 1998 and the year ended April 30, 1998, respectively.

      Employment Agreements - On May 1, 1998, the Company entered into a five year employment agreement with its President for a base salary of $130,000 per annum subject to certain adjustments and three year employment agreements with three employees providing for aggregate compensation of $255,000 per annum. In 1999, the Company entered into two year employment agreements with three employees providing for aggregate compensation of $142,000 per annum.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


      Litigation - In August 1999, the Company's attorneys filed a civil action in the Superior Court of New Jersey on behalf of the Company which alleges that the supplier referred to in Note 9 improperly cancelled the Company's participation in certain programs which provided the Company with preferential pricing, business leads and various additional rebates and incentives. In part, the action charges the supplier with alleged violation of the New Jersey Antitrust Act, breach of contract and unfair competition.

NOTE 9  -  MAJOR SUPPLIER:

      Direct purchases from one supplier accounted for approximately 34% of total purchases in 1999 and 50% in 1998. At June 30, 1999, this supplier accounted for approximately 22% of the Company's accounts payable. If the supplier fails to provide the required inventories, it may have a negative impact on the Company. (See Note 8).

NOTE 10  -  SUBSEQUENT EVENTS (Unaudited):

      Private Offering - On August 19, 1999, the Company entered into a letter of intent with a placement agent wherein the placement agent will, on a best efforts basis, offer up to $5,000,000 of the Company's convertible adjustable preferred stock to accredited investors. Each unit will be priced at $10.00 and include one share of Series A Preferred Stock ("Series A") and two warrants to purchase a total of two shares of common stock for $4.50. Dividends on Series A stock will accrue at the rate of 11.50% per annum and are payable quarterly. Each Series A share is convertible at the option of the holder beginning 30 days after closing (no later than December 31, 1999) at a rate of 3.077 shares of common stock for one share of Series A. The conversion price shall adjust to 75% of the average bid price for the 90 days preceding the 24th month anniversary of the closing of the offering and again on the 48th month anniversary. Under no circumstances can a new conversion price be below $2.00 per share.

      The discount, if any, resulting from allocation of the proceeds to the beneficial conversion feature is analogous to a dividend and will be recognized as a return to preferred shareholders over the minimum period from the date of issuance through the date of earliest conversion using the effective yield method.

      The Series A stock will be callable by the Company at $15.00 per share at any time Holders have the right to convert upon receipt of the call notice.

      The Company has agreed to register all of the shares of common stock necessary for the conversion of the Series A stock and all shares of common stock underlying warrants within 90 days of the closing of the offering.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


      The placement agent's fee will include a commission and a nonaccountable expense allowance equal to 13% of the proceeds of the offering, five year warrants to purchase up to 215,000 shares of the Company's common stock at $1.65 per share and up to 500,000 shares of the Company's common stock at $3.75 per share. The value of the warrants will be recognized as a cost of issuance of the Series A shares.

      Purchase of Business - On September 7, 1999 Media Sciences, Inc., a newly formed wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement ("Agreement") with ultraHue, Inc., a New Mexico corporation. The Company has agreed to purchase certain assets and assume certain liabilities of ultraHue for $3,500,000. The obligation of the company to purchase the assets is contingent upon the Company obtaining financing not less than $3,000,000 to fund the purchase. In the event the Company does not obtain such financing by December 7, 1999, either party shall have the option to terminate the Agreement.

NOTE 11  -  FOURTH QUARTER ADJUSTMENTS (Unaudited):

      The Company had a loss before income taxes in the fourth quarter of the year ended June 30, 1999 totalling $314,978 as compared to an average loss of approximately $43,132 for the previous three quarters. Contributing to the loss were approximately $130,000 for development costs related to SamplePrint.com and $40,000 for year end adjustments to inventory and the allowance for doubtful accounts.

                       CADAPULT GRAPHIC SYSTEMS, INC.
     Financial Statements - Quarter Ended December 31, 1999 (Unaudited)


Consolidated Balance Sheets as of December 31, 1999 and           F2-2
   June 30, 1999
Consolidated Statements of Operations for the Three Months        F2-3
   and Six Months Ended December 31, 1999 and 1998
Consolidated Statement of Changes in Shareholder's                F2-4
   Equity For the Six Months Ended December 31, 1999
Consolidated Statements of Cash Flows                             F2-5
   for the Six Months Ended December 31, 1999 and 1998
Notes to Consolidated Financial Statements                        F2-6



                                     F2-1

                Cadapult Graphic Systems, Inc. and Subsidiaries
                         Consolidated Balance Sheets

                                                  December 31,        June 30,
         ASSETS                                       1999              1999
                                                  (Unaudited)
                                                  ------------      ------------
CURRENT ASSETS:
    Cash                                          $    570,093      $     33,157
    Accounts Receivable, less allowance
       for doubtful accounts of $35,000              1,982,548         1,950,399
    Attorney Escrow Account	                               -   		                               -
    Inventories                                      1,342,762         1,276,621
    Prepaid and refundable Income Taxes	                               -   		                               -
    Deferred tax asset                                 307,000                 -
    Prepaid expenses and other current assets           49,722            77,471
                                                  ------------      ------------
        Total Current Assets                         4,252,125         3,337,648

PROPERTY AND EQUIPMENT, NET                            638,703           627,029

OTHER ASSETS:
    Goodwill and other intangible assets, NET        4,411,964           835,889
    Deferred acquisition costs                          13,265            34,542
    Security Deposits                                   30,567            33,523
                                                  ------------      ------------
                                                     4,455,796           903,954

TOTAL ASSETS                                      $  9,346,624      $  4,868,631
                                                  ============      ============

         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Note payable to Bank                          $  1,325,165      $  1,677,024
    Note payable                                     1,160,000                 -
    Current maturities of long-term debt               101,463            87,547
    Accounts Payable                                 1,354,876         1,710,861
    Accrued Expenses and other current liabilities      44,693           131,767
    Due to Seller                                      533,253                 -
    Due to officer	                               -   		                               -
    Deferred Revenue                                   364,732           294,089
                                                  ------------      ------------
                                                     4,884,182         3,901,288

OTHER LIABILITIES:
    Long-term debt, less current maturities             27,778            69,445
    Note payable to related party                       20,832            20,832
                                                  ------------      ------------
                                                        48,610            90,277

COMMITMENTS
SHAREHOLDERS' EQUITY
    Common Stock, .001 par value,
       Authorized 20,000,000 shares; issued
       3,197,775 in December and 3,058,308
       in June                                           3,198             3,058
    Preferred Stock, .001 par value,
       Authorized 5,000,000 shares; issued
       388,500 in December                                 389                 -
    Additional paid-in capital                       4,626,221         1,171,782
    Retained earnings (deficit)                       (215,976)         (297,774)
                                                  ------------      ------------
        Total Shareholders' equity                   4,413,832           877,066

Total Liabilities and Shareholders' Equity        $  9,346,624      $  4,868,631
                                                  ============      ============

See accompanying notes to consolidated financial statements.

                                     F2-2

                Cadapult Graphic Systems, Inc. and Subsidiaries
                     Consolidated Statements of Operations
                                  (Unaudited)

                                               Three Months Ended           Six Months Ended
                                                  December 31,                December 31,
                                                1999          1998          1999          1998
                                            -----------   -----------   -----------   -----------
NET SALES                                   $ 2,961,405   $ 2,532,474   $ 6,110,569   $ 4,475,635
                                            -----------   -----------   -----------   -----------

COSTS AND EXPENSES:
   Cost of sales                              2,025,858     1,835,314     4,307,053     3,234,814
   Selling, general and administrative
      expenses                                  959,620       632,886     1,910,237     1,349,057
                                            -----------   -----------   -----------   -----------

INCOME (LOSS) FROM OPERATIONS                   (24,073)       64,275      (106,722)     (108,236)

INTEREST EXPENSE, NET                            54,780        31,400       118,481        57,202
                                            -----------   -----------   -----------   -----------

INCOME (LOSS) BEFORE INCOME TAXES (CREDITS)     (78,853)       32,874      (225,202)     (165,438)

INCOME TAXES (CREDITS):
    Current                                           -             -             -             -
    Deferred                                   (307,000)            -      (307,000)      (39,000)
                                            -----------   -----------   -----------   -----------
                                               (307,000)            -      (307,000)      (39,000)

NET INCOME (LOSS)                           $   228,147   $    32,874   $    81,798   $  (126,438)
                                            ===========   ===========   ===========   ===========

PREFERRED STOCK DIVIDEND                    $   (20,112)  $         -   $   (20,112)  $         -
                                            ===========   ===========   ===========   ===========

NET INCOME (LOSS) ATTRIBUTED TO
   COMMON STOCK                             $   208,035   $    32,874   $    61,686   $  (126,438)
                                            ===========   ===========   ===========   ===========

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING:
   BASIC                                      3,184,652     2,811,518     3,166,114     2,757,650
                                            ===========   ===========   ===========   ===========
   DILUTED                                    3,409,734     2,903,897     3,278,655             -
                                            ===========   ===========   ===========   ===========


NET INCOME (LOSS) PER COMMON SHARE:
   BASIC                                    $      0.07   $      0.01   $      0.02   $     (0.05)
                                            ===========   ===========   ===========   ===========
   DILUTED                                  $      0.07   $      0.01   $      0.02   $         -
                                            ===========   ===========   ===========   ===========

See accompanying notes to consolidated financial statements.

                                     F2-3

               Cadapult Graphic Systems, Inc. and Subsidiaries
          Consolidated Statement of Changes in Shareholders' Equity
                      Six Months Ended December 31, 1999
                                 (Unaudited)

                                                                                Additional                     Total
                                       Common Stock         Preferred Stock       Paid-in      Retained    Shareholders'
                                -----------------------   -------------------   -----------   ----------   -------------
                                   Shares       Amount     Shares     Amount      Capital      Earnings        Equity
                                ------------   --------   --------   --------   -----------   ----------   -------------
BALANCES, JUNE 30, 1999            3,058,308   $  3,058          -   $      -   $ 1,171,782   $ (297,774)        877,066

PERIOD ENDED DECEMBER 31, 1999

  Sale of Common Stock through
    Private Placement, NET            60,000         60          -          -       119,640            -         119,700
  Sale of Preferred Stock
    through Private Placement,
    NET                                    -          -    388,500        389     3,198,368            -       3,198,757
  Issuance of Common Stock
    for services                      25,435         25          -          -        50,975            -          51,000
  Issuance of Stock for
    Acquisition                       34,818         35          -          -        81,570            -          81,605
  Exercise of employee stock
    options                           19,214         20          -          -        23,998            -          24,018
  Preferred Stock Dividend, 11.5%          -          -          -          -       (20,112)           -         (20,112)
  Net Income                               -          -          -          -             -       81,798          81,798
                                ------------   --------   --------   --------   -----------   ----------   -------------

BALANCES, DECEMBER 31, 1999        3,197,775   $  3,198    388,500   $    389   $ 4,626,221   $ (215,976)  $   4,413,832
                                ============   ========   ========   ========   ===========   ==========   =============

See accompanying notes to consolidated financial statements.

                                     F2-4

               Cadapult Graphic Systems, Inc. and Subsidiaries
                    Consolidated Statements of Cash Flows
                                 (Unaudited)

                                                                     Six Months Ended
                                                                        December 31,
                                                                  1999              1998
                                                              ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income (loss)                                         $     81,798      $   (126,438)
    Adjustments to reconcile net Income (loss) to net cash
      flows from operating activities:
         Depreciation and amortization                             157,055            60,446
         Deferred income taxes                                    (307,000)          (39,000)
         Issuance of common stock and warrants for services         51,000            13,042
         Changes in operating assets and liabilities:
             Accounts receivable                                   379,294           191,542
             Inventories                                           130,482           191,293
             Prepaid and refundable income taxes                         -            46,295
             Prepaid expenses and other current assets              27,749           (25,083)
             Security deposits                                       2,956                 -
             Accounts payable                                     (457,577)         (143,383)
             Accrued expenses and other current liabilities        (87,074)          (72,569)
             Deferred revenue                                       70,643            77,769
                                                              ------------      ------------
                 Net cash flows from operating activities           49,326           173,914
                                                              ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES  -
    Purchases of property and equipment                            (48,723)          (55,192)
    Purchase of intangible assets                                  (16,000)          (19,885)
    Cost of net assets of acquired business                     (2,438,477)                -
    Deferred acquisition costs                                      21,277                 -
                                                              ------------      ------------
                 Net cash flows from investing activities       (2,481,923)          (75,077)
                                                              ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Note payable to bank, net                                     (351,859)          105,000
    Payments on long term debt                                     (27,751)          (44,545)
    Advances from officer                                                -           (20,000)
    Attorney escrow account                                              -          (380,000)
    Due to seller                                                   26,780                 -
    Preferred Stock Dividend                                       (20,112)                -
    Sale of preferred stock                                      3,198,757                 -
    Sale of common stock                                           143,718           250,000
                                                              ------------      ------------
                 Net cash flows from financing activities        2,969,533           (89,545)
                                                              ------------      ------------

NET CHANGE IN CASH                                                 536,936             9,292

CASH, BEGINNING OF PERIOD                                           33,157            22,820
                                                              ------------      ------------

CASH, END OF PERIOD                                           $    570,093      $     32,112
                                                              ============      ============

SUPPLEMENTAL CASH FLOW INFORMATION:
    Interest paid                                             $    118,481      $     57,202
                                                              ============      ============
    Income taxes paid                                                    -                 -
                                                              ============      ============

Non cash investing activities -
    Acquisition of business:
      Fair value of assets acquired                           $  4,104,950      $          -
      Due to seller                                           $   (506,473)     $          -
      Less Note payable                                       $ (1,160,000)     $          -
                                                              ------------      ------------
         Net cash payment                                     $  2,438,477      $          -
                                                              ============      ============

    Issuance of Common Stock upon partial
      satisfaction of Tartan acquisition contingency          $     81,605      $          -
                                                              ============      ============

See accompanying notes to consolidated financial statements.

                                     F2-5

                     CADAPULT GRAPHIC SYSTEMS, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION:

      Our accounting and reporting policies of conform to generally accepted accounting principles. Except for the June 30, 1999 consolidated balance sheet, the financial statements presented herein are unaudited but reflect all adjustments which, in our opinion, are necessary for the fair presentation of the consolidated financial position, results of operations and cash flows for the interim periods presented. All adjustments reflected in the interim financial statements are of a normal recurring nature. You should read these financial statements in conjunction with the financial statements and notes thereto and the report of independent accountants included in our Annual Report on Form 10-KSB for the year ended June 30, 1999. The year end balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results of operations for the six months ended December 31, 1999 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - ORGANIZATION AND NATURE OF BUSINESS:

      Pursuant to an Agreement and Plan of Reorganization dated June 5, 1998 (the "Plan"), between us; Cadapult Graphic Systems, Inc., a New Jersey corporation ("Cadapult"); all of the stockholders of Cadapult (the
"Cadapult Stockholders"); Jenson Services, Inc., a Utah corporation ("Jenson Services"); and Duane S. Jenson and Jeffrey D. Jenson (collectively, the "Jensons"), the CGSI Stockholders became our controlling stockholders in a transaction viewed as a reverse acquisition, and Cadapult became a wholly-owned subsidiary. The Plan was treated as a recapitalization of Cadapult for accounting purposes, and the closing date of the Plan was June 18, 1998. The historical financial statements of Seafoods Plus Ltd. prior to the merger will no longer be reported, as Cadapult's financial statements are now considered the financial statements of the ongoing reporting entity.

      On August 10, 1998, our stockholders approved an amendment to our Certificate of Incorporation to change our name from Seafoods Plus Ltd. to Cadapult Graphic Systems, Inc. The stockholders also approved our reincorporation as a Delaware corporation and a related Agreement and Plan of Merger pursuant to which we merged into a wholly-owned Delaware subsidiary. Our Board of Directors and the Board of Directors of our New Jersey Subsidiary have authorized a Parent/Subsidiary merger of the two companies.

      On June 24, 1998, we elected to change our fiscal year from a September 30 year end to a June 30 year end.

                                     F2-6

      We are engaged in the business of providing computer graphics systems, peripherals, supplies, training and service to graphics professionals. We are a value-added dealer of computer graphics equipment and supplies, including design software and workstations, publishing software and workstations, file servers, networks, color scanners and color printers and copiers. Our markets include advertising and marketing companies, printers, quick print shops, services bureaus, animators and industrial designers, as well as the broad market for color printers. Through our wholly owned subsidiary Media Sciences, we manufacture and distribute solid ink and toner products for use in workgroup color printers.

NOTE 3 - PRIVATE PLACEMENT


      On October 1, 1999, we entered into a managing dealer agreement with a placement agent wherein the placement agent will, on a best efforts basis, offer up to $5,000,000 of units of our securities to accredited investors. In December 1999, our Board of Directors approved an amendment to the managing dealer agreement reflecting an increase in the offering from $5,000,000 to $5,500,000. Each unit is priced at $10.00 and includes one share of series
A preferred stock and two warrants to purchase a total of two shares of common stock for $4.50. Dividends on series A preferred stock accrue at the rate of 11.50% per annum and are payable quarterly. Each series A preferred share is convertible at the option of the holder beginning 30 days after closing, which shall be no later than March 31, 2000, at a rate of 3.077 shares of common stock for one share of series A preferred. The conversion price shall adjust to 75% of the average bid price for the 90 days preceding the 24th month anniversary of the closing of the offering and again on the 48th month anniversary. Under no circumstances can a new conversion price be below $2.00 per share.

      The discount, if any, resulting from allocation of the proceeds to the beneficial conversion feature is analogous to a dividend and will be recognized as a return to preferred shareholders over the minimum period from the date of issuance through the date of earliest conversion using the effective yield method.

      We have the right to call the series A preferred stock at $15.00 per share at any time. Holders have the right to convert upon receipt of the call notice.

      We have agreed to register all of the shares of common stock necessary for the conversion of the series A preferred stock and all shares of common stock underlying warrants within 90 days of the closing of the private placement.

      The placement agent's fee will include a commission and a nonaccountable expense allowance equal to 13% of the proceeds of the offering, five year warrants to purchase up to 236,500 shares of our common stock at $1.65 per share and up to 550,000 shares of our common stock at $3.75 per share. The value of the warrants will be recognized as a cost of issuance of the series A preferred shares.

      As of December 31, 1999, we sold 388,500 units, representing 388,500 shares of series A preferred stock and 777,000 warrants to purchase common stock for $4.50, providing us with net proceeds of $3,198,757.

                                     F2-7

NOTE 4 - ACQUISITION


      On December 13, 1999, our wholly owned subsidiary, Media Sciences, Inc., completed the acquisition of substantially all of the assets of ultraHue, Inc. We paid $2,340,000 at closing, entered into a note, carrying an interest rate of 7%, for $1,160,000 due on December 13, 2000, and agreed to pay the value of the acquired receivables and inventory, less the assumed
trade payables, as those receivables were collected and inventory sold.   In
addition, the Asset Purchase Agreement provides for an additional purchase price of 10-30% of the Media Sciences' profits for three years.

NOTE 5 - EARNINGS PER SHARE

      In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share is computed using the weighted average number of shares outstanding. Diluted earnings per common share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding options and warrants to purchase common stock, and other potentially dilutive securities. All earnings per share amount for all periods have been presented in accordance with SFAS No. 128 requirements.

      The following table sets forth the computation of basic and diluted earnings per share:

                                                     Three Months              Six Months
                                                         Ended                     Ended
      December 31,                                 1999         1998         1999         1998
                                                ----------   ----------   ----------   ----------
      Numerator:
         Net income (loss) - basic              $  208,035   $   32,874   $   61,686   $ (126,438)
                                                ==========   ==========   ==========   ==========
         Net income (loss) - diluted            $  228,147   $   32,874   $   81,798   $ (126,438)
                                                ==========   ==========   ==========   ==========

      Denominator :
         Denominator for basic earnings
            per share:
            Weighted average shares              3,184,652    2,811,518    3,166,114    2,757,650
                                                ----------   ----------   ----------   ----------

      Effect of dilutive securities
         Conversion of Preferred Class A Stock     139,219            -       36,279            -
         Employee stock options                     85,863       92,379       76,262            -
                                                ----------   ----------   ----------   ----------

      Denominator for diluted earnings per
         share                                   3,409,734    2,903,897    3,278,655    2,757,650
                                                ==========   ==========   ==========   ==========

      Earnings (loss) per share :
         Basic                                  $     0.07   $     0.01   $     0.02   $    (0.05)
                                                ==========   ==========   ==========   ==========
         Diluted                                $     0.07   $     0.01   $     0.02            -
                                                ==========   ==========   ==========   ==========

     The following warrants to purchase common stock were excluded from the computation of diluted earnings per share for the three and six months ended December 31, 1999 and 1998 because the warrants' exercise price was greater than the average market price of the common stock:

                                                     Three Months              Six Months
                                                         Ended                     Ended
        December 31,                               1999         1998         1999         1998
                                                ----------   ----------   ----------   ----------
        Anti-dilutive warrants and options       1,009,200       75,000    1,009,200       75,000
                                                ==========   ==========   ==========   ==========

                                     F2-8

                Financial Statements of Tartan Technical, Inc.
                            (Business Acquired)



Independent Auditor's Report                                      F3-2
Balance Sheets, December 31, 1998 and 1997                        F3-3
Statement of Income and Retained Earnings for                     F3-4
   the Years ended  December 31, 1998 and 1997
Schedules of Operating Expenses for the Years                     F3-5
   Ended December 31, 1998 and 1997
Statement of Cash Flows for the Years Ended                       F3-6
   December 31, 1998 and 1997
Notes to Financial Statements                                     F3-7











                                        F3-1

                    [Letterhead of Belanger & Company, P.C.]


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


Board of Directors and Stockholders
Tartan Technical, Inc.
Tyngsboro, Massachusetts

      We have audited the accompanying balance sheets of Tartan Technical, Inc. (an S Corporation) as of December 31, 1998 and 1997, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tartan Technical, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

      As discussed in Note 8 to the financial statements, on December 17, 1998, the Company entered into an asset purchase agreement, effective January 1, 1999, for the transfer of substantially all assets and the assumption of substantially all liabilities of the business.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of operating expenses are presented for the purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                           /s/ Belanger & Company, P.C.

                                           BELANGER & COMPANY, P.C.
                                           CERTIFIED PUBLIC ACCOUNTANTS


Chelmsford, Massachusetts
February 1, 1999

                                        F3-2

                             TARTAN TECHNICAL, INC.

                                 BALANCE SHEET

                           DECEMBER 31, 1998 AND 1997

                                     Assets
                                     ------
                                                               1998              1997
                                                            ----------        ----------
Current Assets:
--------------
   Cash                                                     $   92,288        $   18,328
   Accounts receivable - trade (Notes 2 & 5)                   223,086           452,533
   Inventory                                                   286,399           385,052
   Prepaid expenses                                             20,027            11,168
                                                            ----------        ----------

      Total Current Assets                                     621,800           867,081
      --------------------                                  ----------        ----------

Property and Equipment:
----------------------
   Office furniture and equipment                              123,484            98,559
   Leasehold improvements                                       83,770            83,770
                                                            ----------        ----------
                                                               207,254           182,329
      Less:  Accumulated depreciation                           42,462            22,637
      ----                                                  ----------        ----------

      Net Property and Equipment                               164,792           159,692
      --------------------------                            ----------        ----------

Other Assets:
------------
   Organization costs                                              426               642
                                                            ----------        ----------

      Total Assets                                          $  787,018        $1,027,415
      ------------                                          ==========        ==========


                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current Liabilities:
-------------------
   Note payable - line of credit (Note 3)                   $   145,823       $  170,000
   Note payable - short term (Note 4)                           500,000                0
   Accounts payable - trade (Note 5)                            202,596          396,563
   Sales taxes payable                                            9,026           22,408
   Accrued expenses                                              52,170           54,292
                                                            -----------       ----------

      Total Current Liabilities                                 909,615          643,263
      -------------------------                             -----------       ----------

Stockholders' Equity
--------------------
   Common stock - 200,000 shares authorized
      issued and outstanding 1,000 shares                       181,545          181,545
   Retained earnings (Note 6)                                  (304,142)         202,607
                                                            -----------       ----------

      Total Stockholders' Equity                               (122,597)         384,152
      --------------------------                            -----------       ----------

      Total Liabilities and Stockholders' Equity            $   787,018       $1,027,415
      ------------------------------------------            ===========       ==========

See accompanying notes which are an integral part of these financial statements.


                                       F3-3


                             TARTAN TECHNICAL, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                               1998              1997
                                                            ----------        ----------


Sales (Note 5)                                              $3,250,026        $4,175,125
-----                                                       ----------        ----------

Cost of Goods Sold:
------------------
   Inventory - beginning of year                               385,052           309,011
   Purchases for resale                                      2,439,253         3,410,709
   Freight in                                                    7,410            11,883
                                                            ----------        ----------
                                                             2,831,715         3,731,603
Inventory - end of year                                        286,399           385,052
                                                            ----------        ----------

      Total Cost of Goods Sold                               2,545,316         3,346,551
      ------------------------                              ----------        ----------

      Gross Profit                                             704,710           828,574
      ------------

Operating Expenses - Schedule                                  648,960           673,168
-----------------------------                               ----------        ----------

      Income From Operations                                    55,750           155,406
      ----------------------                                ----------        ----------

Other Income (Expenses):
-----------------------
   Interest income                                                 171               367
   Commissions income                                            1,755            32,619
   Interest expense                                            (20,987)          (21,285)
   Purchase discounts                                            3,431            13,077
   Gain (loss) on sales of property and equipment               (3,369)                0
                                                            ----------        ----------

      Other Income (Expenses) - Net                            (18,999)           24,778
      -----------------------------                         ----------        ----------

      Net Income For The Year                                   36,751           180,184
      -----------------------

Retained Earnings - Beginning of Year                          202,607            88,611
-------------------------------------

Distributions to shareholders                                 (543,500)          (66,188)
-----------------------------                               ----------        ----------

Retained Earnings - End of year                             $ (304,142)       $  202,607
-------------------------------                             ==========        ==========

See accompanying notes which are an integral part of these financial statements.


                                      F3-4

                             TARTAN TECHNICAL, INC.

                        SCHEDULES OF OEPRATING EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                               1998              1997
                                                            ----------        ----------

Operating Expenses:
------------------
   Salaries and wages - officers                            $  111,693        $  187,126
   Salaries and wages - other                                  210,998           162,718
   Payroll taxes                                                30,681            27,003
   Employee benefits                                            17,161            17,867
   Employee retirement plan (Note 7)                            17,815            22,901
   Advertising and promotion                                    37,348            20,891
   Auto expenses                                                18,754            15,979
   Bad debts                                                    (3,630)           18,867
   Bank charges                                                  5,267             4,064
   Commissions                                                   3,976            15,435
   Depreciation                                                 22,602            12,751
   Dues and subscriptions                                        2,803             3,038
   Freight out                                                  24,054            20,089
   Insurance                                                    10,704             7,678
   Legal and accounting                                         21,546            14,301
   Office supplies and expense                                  19,024            26,341
   Postage                                                       3,439             3,940
   Rent - building (Note 5)                                     29,138            27,991
   Repairs and maintenance                                       1,237             7,564
   Selling expenses                                             30,738            23,600
   Taxes - other                                                 1,239             1,433
   Telephone                                                    11,899            12,762
   Travel and entertainment                                      9,588            12,260
   Utilities                                                     9,375             5,128
   Sundry                                                        1,511             1,441
                                                            ----------        ----------

      Total Operating Expenses                                 648,960           673,168

      ------------------------                              ==========        ==========

See accompanying notes which are an integral part of these financial statements.


                                       F3-5

                             TARTAN TECHNICAL, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 and 1997

                                                               1998              1997
                                                            ----------        ----------

Cash Flows from Operating Activities:
------------------------------------

   Net income for the year                                  $   36,751        $  180,184
   Adjustments to reconcile net income to net
      cash provided by operating activities:
      Depreciation and amortization                             22,818            12,966
      Loss (Gain) on sale of property and equipment              3,369                 0
      Decrease (Increase) in operating assets:
         Accounts receivable - trade                           229,447           (21,569)
         Accounts receivable - program discounts                     0            24,996
         Accounts receivable - shareholders                          0           127,376
         Inventory                                              98,653           (76,041)
         Prepaid expenses                                       (8,859)           (2,832)
      Increase (Decrease) in operating liabilities:
         Accounts payable - trade                             (193,967)          (84,689)
         Sales tax payable                                     (13,382)           (5,556)
         Accrued expenses                                       (2,122)          (17,594)
                                                            ----------        ----------

            Net Cash Provided By Operating Activities          172,708           137,241
            -----------------------------------------       ----------        ----------

Cash Flows From Investing Activities:
------------------------------------
   Acquisition of property and equipment:
      Office furniture and equipment                           (29,794)          (70,350)
      Motor vehicles                                           (16,274)                0
      Leasehold improvements                                         0           (83,770)
   Proceeds from sales of property and equipment                14,997                 0
   Distributions to shareholders                              (543,500)          (66,188)
                                                            ----------        ----------

         Net Cash Provided (Used) By
         ---------------------------
         Investing Activities                                 (574,571)         (220,308)
         --------------------                               ----------        ----------

Cash Flows From Financing Activities:
------------------------------------
   Proceeds from notes payable:
      Short-term                                               525,000           368,000
   Payments of notes payable:
      Short-term                                               (49,177)         (318,000)
      Long-term                                                      0            (7,292)
                                                            ----------        ----------

      Net Cash Provided (Used) By
      ---------------------------
      Financing Activities                                     475,823            42,708
      --------------------                                  ----------        ----------

      Net Increase (Decrease) In Cash                           73,960           (40,359)
      -------------------------------

      Cash - Beginning of Year                                  18,328            58,687
      ------------------------                              ----------        ----------

      Cash - End of Year                                    $   92,288        $   18,328
      ------------------                                    ==========        ==========

See accompanying notes which are an integral part of these financial statements.


                                      F3-6

                             TARTAN TECHNICAL, INC.

                        NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1998


Note 1:     Significant Accounting Policies:
            -------------------------------

            Business Activity:
            -----------------

                  The Company is a value-added reseller of computers, computer equipment, peripherals and supplies. The Company grants credit to customers throughout New England and predominantly in Massachusetts. The largest customer accounted for approximately 13% of total sales for 1998.

                  Purchases from the Company's major supplier amounted to
            approximately 56% of the total purchases for the year.

            Use Of Estimates:
            ----------------

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Inventory:
            ---------

                  Merchandise inventory is stated at the lower of cost or
            market. Cost is determined using the First-in, First-out (FIFO) method of costing inventories.

            Fixed Assets:
            ------------

                  For financial reporting purposes, depreciation and
            amortization of fixed assets is computed utilizing the following methods and estimated useful lives:

                     Asset                     Method            Useful Life
                     -----                     ------            -----------

            Office furniture and          Straight line and
               equipment                  declining balance      3 - 8 years

            Leasehold improvements        Straight line             39 years

                  The modified accelerated cost recovery system is used for
            income tax purposes.

                  Expenditures for major renewals and betterments which extend the useful lives of property and equipment are capitalized; expenditures for maintenance and repairs are charged to expense as incurred.

            Corporation Income Taxes:
            ------------------------

                  The Company, at inception, elected by unanimous consent of its shareholders to be taxed under subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual Federal and state income taxes on their respective shares of the Company's taxable income.

                                      F3-7

            Statement of Cash Flows:
            -----------------------

                  Interest and income taxes paid for the years ended December
            31, 1998 and 1997 were as follows:

                                                 1998           1997
                                              ---------      ---------
            Interest                          $  18,947      $  20,029
                                              =========      =========
            Income taxes                      $   -0-        $   -0-
                                              =========      =========


Note 2:     Accounts Receivable - Trade:
            ---------------------------

                  Accounts receivable - trade are stated net of an allowance for doubtful accounts in the amount of $2,600 and $6,230 at December 31, 1998 and 1997, respectively.


Note 3:     Note Payable - Line of Credit:
            -----------------------------

                  The Company has established a line of credit in the amount of
            $200,000 with interest at the bank's prime rate plus 50 basis points (8.25% at December 31, 1998), secured by all Company assets and by commercial real estate of the shareholders.


Note 4:     Note Payable - Short Term:
            -------------------------

                  Note payable - short term at December 31, 1998 consisted of a note payable to Family Bank with interest payable monthly at 6.91%, due on June 9, 1999, secured by a certificate of deposit owned by the shareholders.


Note 5:     Related Party Transactions:
            --------------------------

                  During 1998, sales to a person related to the two shareholders amounted to $630, sales to an entity that is 30% owned by a shareholder of the Company amounted to $53,794 and the entity was billed for reimbursement of Company operating expenses in the amount of $41,423. The Company purchased equipment from this entity for $6,250.

                  Accounts receivable - trade includes amounts due from the
            related parties of $13,984 and accounts payable - trade includes $6,250 due to related parties at December 31, 1998.

                  Accounts payable - trade also includes amounts due to a share-
            holder of $13,403 for Company expenses paid by the shareholder at December 31, 1997.

                  During the years ended December 31, 1998 and 1997, expenses charged to operations include amounts paid to a trust controlled by the shareholders of the Company for the lease of a building in the amount of $29,138 and $23,562, respectively.

                                      F3-8

Note 6:     Retained Earnings:
            -----------------

                  The amount reflected in retained earnings at December 31, 1998 is as follows:

            Accumulated Adjustments Account:
              Balance - January 1, 1998                              $ 175,830
              Taxable income                                            21,358
              Nondeductible expenses                                    (1,190)
              Distributions to shareholders                           (543,500)
                                                                     ---------

              Balance - December 31, 1998                             (347,502)
                                                                     ---------

            Tax Timing Adjustments:
              Balance - January 1, 1998                                 26,777
              Excess tax depreciation                                   14,645
              Accrued expenses - related parties                        (1,692)
              Bad debts                                                  3,630
                                                                     ---------

              Balance - December 31, 1998                               43,360
                                                                     ---------

                                                                     $(304,142)
                                                                     =========


Note 7:     Defined Contribution Plan:
            -------------------------

                  The Company sponsors a defined contribution pension plan
            covering all eligible employees. Contributions to the plan totaled $17,815 and $22,051 in 1998 and 1997, respectively.


Note 8:     Subsequent Events:
            -----------------

                  On December 17, 1998, the Company entered into an asset
            purchase agreement with Catapult Graphic Systems, Inc., effective January 1, 1999, for the transfer of substantially all assets and the assumption of substantially all liabilities of the business, in exchange for shares of unregistered and restricted common stock of the purchaser.

                                      F3-9

               Financial Statements of BBG Technologies, Inc.
                           (Business Acquired)


Financial Report, For the Period Ended March 12, 1998                F4-1
Financial Report, For the Year Ended December 31, 1997               F4-8
Financial Report, For the Year Ended December 31, 1996               F4-15






                                     F4-1

To the Board of Directors
BBG Technologies, Inc.
Stoneham, Massachusetts

We have audited the accompanying balance sheet of BBG Technologies, Inc. as of March 12, 1998 and the related statements of income and retained earnings and cash flows for the period January 1, 1998 to March 12, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material. misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BBG Technologies, Inc. as of March 12, 1998, and the results of its operations and its cash flows for the period January 1, 1998 to March 12, 1998 in conformity with generally accepted accounting principles.




                                                  Rucci, Bardaro + Barrett, P.C.
                                                  Certified Public Accountants


Malden, Massachusetts
August 13, 1998


                                     F4-2

                             BBG TECHNOLOGIES, INC.

                                  BALANCE SHEET

                              As of March 12, 1998


                                     ASSETS
                                     ------
Current Assets

     Cash - Medford Savings            $ 10,349

     Accounts Receivable                377,077

     Tektronix Rebate Receivable         29,512

     Inventory - Supplies                32,230

     Inventory - Printers                16,676
                                     ----------

          Total Current Assets                             $ 465,844
                                                           ---------
          TOTAL ASSETS                                     $ 465,844
                                                           =========

                                   LIABILITIES

Current Liabilities

      Accounts Payable               $  318,684

      Sales Tax Payable                  10,973

      Accrued Health Deduction              442
                                     ----------

         Total Current Liabilities                        $  330,099
                                                          ----------
         TOTAL LIABILITIES                                $  330,099
                                                          ----------


                              STOCKHOLDERS' EQUITY

      Common Stock (200,000 Shares                        $   42,710
           Authorizing, Issued and
           Outstanding)

      Retained Earnings                                       93,035
                                                          ----------
      TOTAL STOCKHOLDERS' EQUITY                          $  135,745
                                                          ----------
      TOTAL LIABILITIES &
       STOCKHOLDERS' EQUITY                               $  465,844
                                                          ==========


The accompanying notes are an integral part of the financial statements.

                                     F4-3

                             BBG TECHNOLOGIES, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

                For the period January 1, 1998 to March 12, 1998


Sales                                $  369,465

Rebates - Tektronix                      29,512
                                     ----------

      Total Sales                                           $  398,977

      Cost of Sales                                         $  360,970
                                                            ----------
      Gross Profit                                              38,007

Operating Expenses

      Office Supplies Expense               465

      Payroll Expense                     8,113

      Payroll Taxes Expense               1,030

      Legal & Accounting Expense          8,144

      Travel Expense                      5,000

      Group Insurance Expense             5,283

      Miscellaneous Expense                  79

      Credit Card Expense                   400

      Penalties & Interest                  681

      Donations                             100
                                       --------
       Total Operating Expenses                                  29,295
                                                             ----------

       Net Income                                            $    8,712

       Retained Earnings,
       January 1, 1998                                          114,323

       Dividend Distribution                                    (30,000)
                                                             ----------

       Retained Earnings,
       December 31, 1998                                        $93,035
                                                             =======---

The accompanying notes are an integral part of the financial statements.

                                     F4-4

                             BBG TECHNOLOGIES, INC.

                             STATEMENT OF CASH FLOWS

                For the period January 1, 1998 to March 12, 1998


CASH FLOWS FROM OPERATING ACTIVITIES:

     Net income                              $    8,712

     Net change in receivables, inventory

       Payables and accrued items               (14,787)
                                             -----------
          NET CASH PROVIDED BY OPERATIONS                        (6,075)



CASH FLOWS FROM FINANCING ACTIVITIES:
     Payment of dividend distributions          (30,000)
                                             -----------
         NET CASH USED BY FINANCING
            ACTIVITIES                                          (30,000)
                                                             ----------
          NET DECREASE IN CASH                                  (36,075)



Cash, January 1, 1998                                            46,424
                                                             ----------

Cash, March 12, 1998                                         $   10,349
                                                             ==========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Cash paid during period for:

     MA Excise tax                                           $      456
                                                             ==========
     Interest                                                $       59
                                                             ==========

The accompanying notes are an integral part of the financial statements.

                                     F4-5

                             BBG TECHNOLOGIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                                 March 12, 1998

NOTE A -       BASIS OF OPERATIONS

               1. Business
                  --------
               On November 1, 1996, BBG Technologies, Inc. was formed by a transfer of assets, specifically inventory only, from the two shareholders, who in turn had received the inventory, immediately prior, through a distribution from BBG New Media, Inc. For the period January 1, 1996 through October 31, 1996 the activity of BBG New Media, Inc. (formerly known as Boston Business Graphics, Inc.), is presented as it relates to the activity of BBG Technologies only, as extracted as a business segment of BBG New Media, Inc., in a pro forma format in order to present a full year of activity. For the two months ended December 31, 1996, BBG Technologies, Inc. operated as a C Corporation. Beginning January 1, 1997, BBG Technologies, Inc. elected S Corporation status (See Note B-3).

               2. Business Operation
                  ------------------
               BBG  Technologies,   Inc.,  a  Massachusetts  corporation,  is  a
               reseller of computer equipment and supplies as well as service contracts covering the equipment they sell.

NOTE B -       SIGNIFICANT ACCOUNTING POLICIES

               1. Revenue Recognition
                  -------------------
               Revenue for sales of computer equipment and related supplies are recorded upon delivery.

               2. Inventory
                  ---------
               BBG Technologies, Inc., values their inventory using the FIFO method accounted for on a specific identification basis.

               As  of  and  prior  to  December  31,  1995,   no  inventory  was
               maintained.

               3. Income Taxes
                  ------------
               As of January 1, 1997, the shareholders of BBG Technologies, Inc. elected the provisions available under Subchapter S of the Internal Revenue Code, whereby any loss or gain recognized by the corporation is distributed to shareholders based on their respective percentage of stock owned. Therefore, the corporation is not responsible for Federal income taxes.

                                     F4-6

                             BBG TECHNOLOGIES, INC.

                                 March 12, 1998


NOTE B -       SIGNIFICANT ACCOUNTING POLICIES - Continued

               The Commonwealth of Massachusetts has adopted S-corporation provisions resulting in similar treatment for state tax purposes, with the exception of a minimum excise tax of $456.

               4. Rebates
               ----------
               BBG Technologies, Inc. receives rebates from their primary supplier, Tektronix, Inc., based on a percentage of purchases volume calculated by the vendor.

NOTE C -       RELATED PARTY

               As referred to in Note A-1 above, BBG Technologies, Inc. began operations on November 1, 1996, when Boston Business Graphics, Inc., effectively bifurcated operations, becoming BBG New Media, Inc., and BBG Technologies, Inc. The two corporations utilize the same office facilities. Additionally, stock of the two corporations are owned by the same two shareholders, in the same percentages.

               Other than allocated amounts shown on the December 31, 1996 income statement there are no other allocation of expenses between the related parties. While certain equipment and other assets of Boston Business Graphics, Inc., may have been partially utilized by BBG Technologies, Inc., no basis for allocation of such exists.

NOTE D -       SUBSEQUENT EVENT

               On March 13, 1998, virtually all tangible and intangible operating assets of BBG Technologies, Inc., were purchased by Cadapult, Inc., an unrelated third party. As of that date, BBG Technologies, Inc., ceased all operations as a going concern.

               Subsequent Event - Going Concern
               --------------------------------
               As the amount realized in the sale exceeded the reported amounts on the balance sheet as of March 12, 1998, realization of all amounts reported is assured.

                                     F4-7

To the Board of Directors
BBG Technologies, Inc.
Stoneham, Massachusetts

We have audited the accompanying balance sheet of BBG Technologies, Inc. as of December 31, 1997 and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material. misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BBG Technologies, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                  Rucci, Bardaro + Barrett, P.C.
                                                    Certified Public Accountants


Malden, Massachusetts
August 13, 1998


                                     F4-8

                             BBG TECHNOLOGIES, INC.
                                  BALANCE SHEET
                             As of December 31, 1997

                                     ASSETS
                                     ------
Current Assets

       Cash - Medford Savings            $    46,424

       Accounts Receivable                   298,225

       Tektronix Rebate Receivable            25,867

       Inventory - Supplies                   39,873

       Inventory - Printers                   16,675
                                         -----------

            Total Current Assets                                       $ 427,064
                                                                     -----------

            TOTAL ASSETS                                               $ 427,064
                                                                     ===========


                                   LIABILITIES
                                   -----------
Current Liabilities

      Accounts Payable                    $ 241,518

      Accounts Payable - Related Party        7,338

      Sales Tax Payable                      19,669

      Accrued Health Deduction                  441

      Accrued Commission                        524

      Accrued Excise Tax                        541
                                          ---------

            Total Current Liabilities                                 $  270,031
                                                                      ----------

            TOTAL LIABILITIES                                         $  270,031
                                                                      ----------


                              STOCKHOLDERS' EQUITY
                              --------------------
      Common Stock (200,000 Shares                                    $   42,710
           Authorizing, Issued and
           Outstanding)

           Retained Earnings                                             114,323

      TOTAL STOCKHOLDERS' EQUITY                                      $  157,033
                                                                      ----------
      TOTAL LIABILITIES &
           STOCKHOLDERS' EQUITY                                       $  427,064
                                                                      ==========

The accompanying notes are an integral part of the financial statements.

                                     F4-9

                             BBG TECHNOLOGIES, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

                      For the year ended December 31, 1997


Sales                                        2,052,105

Rebates - Tektronix                             85,619
                                            ----------
      Total Sales                                                   $ 2,137,724

      Cost of Sales                                                 $ 1,770,245
                                                                    -----------
      Gross Profit                                                      367,479

Operating Expenses

      Office Supplies Expense                      791

      Payroll Expense                           45,894

      Payroll Taxes Expense                      4,425

      Entertainment Expense                     10,322

      Travel Expense                             3,114

      Education Expense                          4,008

      Computer Expense                           2,590

      Miscellaneous Expense                        549

      Credit Card Expense                        3,424

      Penalties & Interest                         683

      Massachusetts Excise Tax and Annual          541
        Report

      Employee Benefit Program                   1,056
                                           -----------

       Total Operating Expenses                                          77,397
                                                                      ---------

       Net Income                                                   $   290,082

       Retained Earnings, January 1, 1997                                37,501

       Dividend Distribution                                           (213,260)

       Retained Earnings, December 31, 1997                         $   114,323
                                                                      =========

The accompanying notes are an integral part of the financial statements.

                                     F4-10

                             BBG TECHNOLOGIES, INC.

                             STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:

     Net income                                      $  290,082

     Net change in receivables, inventory

       payables and accrued items                       (56,959)
                                                     ----------

          NET CASH PROVIDED BY OPERATIONS                            $  223,123


CASH FLOWS FROM FINANCING ACTIVITIES:
     Payment of dividend distributions                 (213,260)
                                                     ----------

          NET CASH USED BY
            FINANCING ACTIVITIES                                       (213,260)
                                                                     ----------

          NET INCREASE IN CASH                                           19,863

Cash, January 1, 1997                                                    26,561
                                                                     ----------
Cash, December 31, 1997                                              $   46,424
                                                                     ==========



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Cash paid during period for:

          Interest                                                   $      412
                                                                     ==========
          Massachusetts Corporate Excise tax                         $    4,910
                                                                     ==========
          Federal Income Tax                                         $    9,056
                                                                     ==========

The accompanying notes are an integral part of the financial statements.

                                     F4-11

                             BBG TECHNOLOGIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                                December 31, 1997

NOTE A -       BASIS OF OPERATIONS

               1. Business
                  --------
                  On November 1, 1996, BBG Technologies, Inc. was formed by a transfer of assets, specifically inventory only, from the two shareholders, who in turn had received the inventory, immediately prior, through a distribution from BBG New Media, Inc. For the period January 1, 1996 through October 31, 1996 the activity of BBG New Media, Inc. (formerly known as Boston Business Graphics, Inc.), is presented as it relates to the activity of BBG Technologies only, as extracted as a business segment of BBG New Media, Inc., in a pro forma format in order to present a full year of activity. For the two months ended December 31, 1996, BBG Technologies, Inc. operated as a C Corporation. Beginning January 1, 1997, BBG Technologies, Inc. elected S Corporation status (See Note B-3).

               2. Business Operation
                  ------------------
                  BBG Technologies, Inc., a Massachusetts corporation, is a reseller of computer equipment and supplies as well as service contracts covering the equipment they sell.

NOTE B -       SIGNIFICANT ACCOUNTING POLICIES

               1. Revenue Recognition
                  -------------------
                  Revenue for sales of computer equipment and related supplies are recorded upon delivery.

               2. Inventory
                  ---------
                  BBG Technologies, Inc., values their inventory using the FIFO method accounted for on a specific identification basis.

                  As of and prior to December 31, 1995, no inventory was maintained.

                                     F4-12

                             BBG TECHNOLOGIES, INC.

                                December 31, 1997

NOTE B -       SIGNIFICANT ACCOUNTING POLICIES - Continued

               3. Income Taxes
                  ------------
                  As noted in Note A-1 above, for the first two months of operation, BBG Technologies, Inc., operated as a C Corporation, and was therefore responsible for federal and state corporate taxes. The amount of federal and state corporate taxes incurred in 1996 and paid in 1997 are $9,056 and $4,910 respectively.

                  As of January 1, 1997, the shareholders of BBG Technologies, Inc. have elected the provisions available under Subchapter S of the Internal Revenue Code, whereby any loss or gain recognized by the corporation is distributed to shareholders based on their respective percentage of stock owned. Therefore, BBG Technologies, Inc., is not responsible for Federal income taxes.

                  The Commonwealth of Massachusetts has adopted S-corporation provisions resulting in similar treatment for state tax purposes, with the exception of a minimum excise tax of $456.

               4. Rebates
                  -------
                  BBG Technologies, Inc. receives rebates from their primary supplier, Tektronix, Inc., based on a percentage of purchases volume calculated by the vendor.

NOTE C -       CONCENTRATION OF RISK

               1. Sales
                  -----
                  BBG Technologies, Inc., sells computer equipment and supplies to a variety of customers, the sales and related accounts receivable balances for the top three largest customers are as follows:

                                                             Accounts Receivable
                                               Sales               Balance
                                               -----         -------------------
                   MIT Lincoln Labs          $ 434,000              $  67,200
                   Polaroid                    231,000                105,500
                   Cabletron Systems           136,000                  6,500
                                             ---------              ---------

                   Total                     $ 801,000              $ 179,200
                                             =========              =========

                                     F4-13

                             BBG TECHNOLOGIES, INC.

                                December 31, 1997

NOTE C -       CONCENTRATION OF RISK - Continued

               2. Purchases
                  ---------
                  BBG  Technologies,  Inc.,  purchases  equipment,  supplies and
                  service  contracts  for  resale  virtually   exclusively  from
                  Tektronix, Inc.

NOTE D -       RELATED PARTY

                  As referred to in Note A-1 above, BBG Technologies, Inc. began operations on November 1, 1996, when Boston Business Graphics, Inc., effectively bifurcated operations, becoming BBG New Media, Inc., and BBG Technologies, Inc. The two corporations utilize the same office facilities. Additionally, stock of the two corporations are owned by the same two shareholders, in the same percentages.

                  Other than allocated amounts shown on the December 31, 1996 income statement there are no other allocation of expenses between the related parties. While certain equipment and other assets of Boston Business Graphics, Inc., may have been partially utilized by BBG Technologies, Inc., no basis for allocation of such exists.

NOTE E -       SUBSEQUENT EVENT

                  On March 13, 1998, virtually all tangible and intangible operating assets of BBG Technologies, Inc., were purchased by Cadapult, Inc., an unrelated third party. As of that date, BBG Technologies, Inc., ceased all operations as a going concern.

                                     F4-14

To the Board of Directors
BBG Technologies, Inc.
Stoneham, Massachusetts

We have audited the accompanying balance sheet of BBG Technologies, Inc. as of December 31, 1996 and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material. misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BBG Technologies, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                  Rucci, Bardaro + Barrett, P.C.
                                                  Certified Public Accountants

Malden, Massachusetts
August 13, 1998

                                     F4-15

                             BBG TECHNOLOGIES, INC.
                                  BALANCE SHEET
                             As of December 31, 1996


                                     ASSETS
                                     ------
Current Assets

       Cash - Medford Savings             $    26,561

       Accounts Receivable                    247,979

       Inventory                               32,285
                                          -----------

            Total Current Assets                             $ 306,825
                                                             ---------

            TOTAL ASSETS                                     $ 306,825
                                                             =========


                                   LIABILITIES
                                   -----------
Current Liabilities

      Accounts Payable                  $    203,951

      Sales Tax Payable                        8,697

      Income Taxes Payable                    13,966
                                        ------------

            Total Current Liabilities                      $  226,614
                                                           ----------

            TOTAL LIABILITIES                              $  226,614
                                                           ----------


                              STOCKHOLDERS' EQUITY
                              --------------------
      Common Stock (200,000 Shares                        $   42,710
           Authorizing, Issued and
           Outstanding)

           Retained Earnings                                  37,501
                                                          ----------
      TOTAL STOCKHOLDERS' EQUITY                          $   80,211
                                                          ----------

      TOTAL LIABILITIES &
           STOCKHOLDERS' EQUITY                           $  306,825
                                                          ==========

The accompanying notes are an integral part of the financial statements.

                                     F4-16

                             BBG TECHNOLOGIES, INC.

                                INCOME STATEMENT

                      For the year ended December 31, 1996


Sales                                          $ 2,252,980

Rebates - Tektronix                                 48,474
                                                ----------
      Total Sales                                                   $ 2,301,454

      Cost of Sales                                                 $ 1,885,076
                                                                    -----------

      Gross Profit                                                      416,378

Operating Expenses

      Office Supplies Expense                        3,337

      Payroll Expense                               37,500

      Payroll Taxes Expense                          3,000

      Rent Expense                                  14,806

      Utilities Expense                              8,259

      Business Insurance Expense                     2,548

      Group Insurance Expense                        7,800

      Income Tax Expense - C Corp period            13,966
                                                 ---------

         Total Operating Expenses                                        91,216
                                                                    -----------

         Net Income                                                   $ 325,162
                                                                    ===========

The accompanying notes are an integral part of the financial statements.

                                     F4-17

                             BBG TECHNOLOGIES, INC.

                         STATEMENT OF RETAINED EARNINGS

                      For the year ended December 31, 1996


Retained Earnings, January 1, 1996                       $       0

Net Income                                               $ 325,162

Earnings Retained by Predecessor (Note A-1)               (287,661)
                                                       -----------
Retained Earnings, December 31, 1996                     $  37,501
                                                       ===========
The accompanying notes are an integral part of the financial statements.

                                     F4-18

                             BBG TECHNOLOGIES, INC.

                             STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:

     Net income                                   $  325,162

     Net change in receivables, inventory

       payables and accrued items                    (10,940)
                                                  ----------

          NET CASH PROVIDED BY OPERATIONS                            $  314,222



CASH FLOWS FROM FINANCING ACTIVITIES:

     Earnings retained by predecessor (Note A-1)    (287,661)
                                                  ----------

          NET CASH USED BY FINANCING                                   (287,661)
                                                                       ---------
          NET INCREASE IN CASH                                           26,561


Cash, January 1, 1996                                                       -
                                                                      ---------
Cash, December 31, 1996                                              $   26,561
                                                                     ==========

The accompanying notes are an integral part of the financial statements.

                                     F4-19

                             BBG TECHNOLOGIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                                December 31, 1996

NOTE A - BASIS OF OPERATIONS

               1. Business
                  --------
                  On November 1, 1996, BBG Technologies, Inc. was formed by a transfer of assets, specifically inventory only, from the two shareholders, who in turn had received the inventory, immediately prior, through a distribution from BBG New Media, Inc. For the period January 1, 1996 through October 31, 1996 the activity of BBG New Media, Inc. (formerly known as Boston Business Graphics, Inc.), is presented as it relates to the activity of BBG Technologies only, as extracted as a business segment of BBG New Media, Inc., in a pro forma format in order to present a full year of activity. For the two months ended December 31, 1996, BBG Technologies, Inc. operated as a C Corporation. Beginning January 1, 1997, BBG Technologies, Inc. elected S Corporation status (See Note B-3).

               2. Business Operation
                  ------------------
                  BBG Technologies, Inc., a Massachusetts corporation, is a reseller of computer equipment and supplies as well as service contracts covering the equipment they sell.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

               1. Revenue Recognition
                  -------------------
                  Revenue for sales of computer equipment and related supplies are recorded upon delivery.

               2. Inventory
                  ---------
                  BBG Technologies, Inc., values their inventory using the FIFO method accounted for on a specific identification basis.

                  As of and prior to December 31, 1995, no inventory was maintained.

                                     F4-20

                             BBG TECHNOLOGIES, INC.

                                December 31, 1996

NOTE B -       SIGNIFICANT ACCOUNTING POLICIES - Continued

               3. Income Taxes

                  As noted in Note A-1 above, for the first two months of operation, BBG Technologies, Inc., operated as a C Corporation, and was therefore responsible for federal and state corporate taxes. The amount of federal and state corporate taxes incurred in 1996 and paid in 1997 are $9,056 and $4,910, respectively.

               4. Rebates

                  BBG Technologies, Inc. receives rebates from their primary supplier, Tektronix, Inc., based on a percentage of purchases volume calculated by the vendor.

NOTE C -       CONCENTRATION OF RISK

               1. Sales

                  BBG Technologies, Inc., sells computer equipment and supplies to a variety of customers, the sales and related accounts receivable balances for the top three largest customers are as follows:

                                                             Accounts Receivable
                                             Sales                Balance
                                           ---------         -------------------
                  MIT Lincoln Labs         $ 302,000                   $  32,800
                  Cabletron Systems          134,000                      55,000
                  BBN/GTE Netowrking         113,000                      18,000
                                            ---------                  ---------

                  Total                    $ 549,000                   $ 105,800
                                            =========                  =========

               2. Purchases

                  BBG  Technologies,  Inc.,  purchases  equipment,  supplies and
                  service  contracts  for  resale  virtually   exclusively  from
                  Tektronix, Inc.

                                     F4-21

                             BBG TECHNOLOGIES, INC.

                                December 31, 1997

NOTE D -       RELATED PARTY

                  As referred to in Note A-1 above, BBG Technologies, Inc. began operations on November 1, 1996, when Boston Business Graphics, Inc., effectively bifurcated operations, becoming BBG New Media, Inc., and BBG Technologies, Inc. The two corporations utilize the same office facilities. Additionally, stock of the two corporations are owned by the same two shareholders, in the same percentages.

                  Other than allocated amounts shown on the December 31, 1996 income statement there are no other allocation of expenses between the related parties. While certain equipment and other assets of Boston Business Graphics, Inc., may have been partially utilized by BBG Technologies, Inc., no basis for allocation of such exists.

NOTE E - SUBSEQUENT EVENT

                  On March 13, 1998, virtually all tangible and intangible operating assets of BBG Technologies, Inc., were purchased by Cadapult, Inc., an unrelated third party. As of that date, BBG Technologies, Inc., ceased all operations as a going concern.

                                     F4-22

         INDEX TO ULTRAHUE, INC. FINANCIAL REPORT, SEPTEMBER 30, 1999


Independent Auditor's Report                                              F5-2

Balance Sheets for the Nine Months Ended September 30, 1999 and           F5-3
the Year Ended December 31, 1998

Statement of Income and Retained Earnings for the Nine Months             F5-4
Ended September 30, 1999 and the Year Ended December 31, 1998

Statement of Cash Flows for the Nine Months Ended September 30, 1999      F5-5
and the Year Ended December 31, 1998

Notes to Financial Statements                                             F5-6

                                       F5-1

                  INDEPENDENT AUDITORS' REPORT


To the Stockholders of UltraHue, Inc.

We have audited the accompanying balance sheets of UltraHue, Inc. as of September 30, 1999 and December 31, 1998 and the related statements of income and retained earnings and cash flows for the nine months ended September 30, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UltraHue, Inc. at September 30, 1999 and December 31, 1998, and the results of its operations and its cash flows for the periods indicated above in conformity with generally accepted accounting principles.


                                                  /s/ Wiss & Company, LLP
                                                  WISS & COMPANY, LLP


Livingston, New Jersey
January 20, 2000

                                       F5-2

                                ULTRAHUE, INC.

                                BALANCE SHEETS

                                                             Nine Months
                                                               Ended           Year Ended
                                                            September 30,      December 31,
      ASSETS                                                    1999               1998
                                                            -------------     -------------
CURRENT ASSETS:
   Cash                                                     $     185,023     $      40,100
   Accounts receivable, net of allowance for
      doubtful accounts of $5,000 in 1999                         397,998           245,607
   Inventories                                                    116,665            14,705
   Advances to officers                                                 -            32,669
   Prepaid rent                                                     6,600                 -
                                                            -------------     -------------
      Total Current Assets                                        706,286           333,081

PROPERTY AND EQUIPMENT, NET                                        29,969             8,777

SECURITY DEPOSIT                                                    1,162                 -
                                                            -------------     -------------
                                                            $     737,417     $     341,858

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of capital lease obligation           $       2,214     $           -
   Accounts payable                                                21,701             5,550
   Accrued expenses                                                15,610             1,364
                                                            -------------     -------------
      Total Current Liabilities                                    39,525             6,914
                                                            -------------     -------------

CAPITAL LEASE OBLIGATION, LESS CURRENT MATURITIES                  10,826                 -
                                                            -------------     -------------

COMMITMENTS

STOCKHOLDERS' EQUITY
   Common stock, $1.00 par value 30,000 shares authorized,
      2,000 shares issued and outstanding                           2,000             2,000
   Retained earnings                                              685,066           332,944
                                                            -------------     -------------
      Total Stockholders' Equity                                  687,066           334,944
                                                            -------------     -------------
                                                            $     737,417     $     341,858
                                                            =============     =============

See accompanying notes to financial statements.

                                       F5-3

                                ULTRAHUE, INC.

                  STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                  Nine Months
                                                     Ended           Year Ended
                                                 September 30,      December 31,
                                                      1999              1998
                                                 -------------     -------------
NET SALES                                        $   2,144,283     $   1,093,677

COST OF GOODS SOLD                                     554,369           306,542
                                                 -------------     -------------

GROSS PROFIT                                         1,589,914           787,135

OPERATING EXPENSES                                     464,581           329,836
                                                 -------------     -------------

INCOME FROM OPERATIONS                               1,125,333           457,299

INTEREST EXPENSE                                           542                 -
                                                 -------------     -------------

NET INCOME                                           1,124,791           457,299

RETAINED EARNINGS, BEGINNING OF PERIOD                 332,944             3,645

DISTRIBUTIONS                                         (772,669)         (128,000)
                                                 -------------     -------------

RETAINED EARNINGS, END OF PERIOD                 $     685,066     $     332,944
                                                 =============     =============

See accompanying notes to financial statements.

                                       F5-4

                                ULTRAHUE, INC.

                           STATEMENTS OF CASH FLOWS


                                                            Nine Months
                                                               Ended           Year Ended
                                                           September 30,      December 31,
                                                                1999              1998
                                                           -------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                              $   1,124,791     $     457,299
   Adjustments to reconcile net income to net cash
      flows from operating activities:
         Depreciation                                              5,559            20,757
         Provision for bad debts                                   5,000                 -
         Changes in operating assets and liabilities:
            Accounts receivable                                 (157,391)         (227,632)
            Inventories                                         (101,960)          (11,316)
            Prepaid rent                                          (6,600)                -
            Security deposits                                     (1,162)                -
            Accrued expenses                                      14,246             1,364
            Accounts payable                                      16,151             5,183
                                                           -------------     -------------
               Net cash flows from operating activities          898,634           245,655
                                                           -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                            (13,030)          (28,963)
   Advances to officers                                           32,669           (32,669)
                                                           -------------     -------------
               Net cash flows from investing activities           19,639           (61,632)
                                                           -------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Distributions                                                (772,669)         (128,000)
   Stockholder loans                                                   -           (37,354)
   Capital lease                                                    (681)                -
                                                           -------------     -------------
               Net cash flows from financing activities         (773,350)         (165,354)
                                                           -------------     -------------

NET CHANGE IN CASH                                               144,923            18,669

CASH, BEGINNING OF PERIOD                                         40,100            21,431
                                                           -------------     -------------

CASH, END OF PERIOD                                        $     185,023     $      40,100
                                                           =============     =============

SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest paid                                           $         542     $           -
                                                           =============     =============
   Income taxes paid                                       $           -     $           -
                                                           =============     =============
   Noncash financing and investing activity -
   Equipment addition by capital lease                     $      13,721     $           -
                                                           =============     =============

See accompanying notes to financial statements.

                                       F5-5

                                ULTRAHUE, INC.

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES:

      Nature of the Business - UltraHue, Inc. ("UltraHue") is a manufacturer of solid ink and a distributor of transparencies and toner cartridges for Tektronix color printers. It's manufacturing facility is located near Albuquerque, New Mexico and its corporate office is located in Redmond, Washington.

      Estimates and Uncertainties - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

      Concentration of Credit/Sales Risk - The Company maintains its cash balances in a financial institution which is insured by the Federal Deposit Insurance Corporation up to $100,000. At September 30, 1999, the Company has an uninsured balance, including outstanding checks, totalling approximately $140,000.

      Sales to one customer and two customers comprised approximately 37% in 1999 and 46% in 1998, of the Company's net sales.

      Concentration of credit risk with respect to other trade customers is limited due to the large number of customers.

      The Company periodically reviews its trade receivables and if necessary, establishes an allowance for uncollectible accounts. Management feels the credit risk beyond the established allowance, if any, is limited.

      Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market.

      Property, Plant and Equipment - Property and equipment are stated at cost. For financial reporting purposes, the Company provides for depreciation generally on an accelerated method by charges to income at rates based upon the estimated recovery periods of 5 to 7 years.

      The Company capitalizes, for financial reporting purposes, leased equipment where the term of the lease results in the transfer to the Company of substantially all of the benefits and risks of ownership.

      Income Taxes - The Company elected under Section 1361 of the Internal Revenue Code and under New Mexico corporate statues to be taxed as an S Corporation. Under these provisions, all earnings and losses of the Company for federal and New Mexico income tax reporting purposes are reported on the income tax returns of the shareholders. Accordingly, no provisions have been made for federal or state income taxes. Washington has no state income taxes.

                                       F5-6

                                ULTRAHUE, INC.

                        NOTES TO FINANCIAL STATEMENTS


Change in Fiscal Year - The Company elected to change from a December 31 to September 30, fiscal year. Therefore, the accompanying financial statements include transitional financial statements for the nine months ended September 30, 1999. Unaudited financial data for the nine months ended September 30, 1998 follow which is the corresponding period of the preceding fiscal year. There were no seasonal factors that affect the comparability of information or trends reflected.

            Net sales                      $579,717
                                           ========
            Gross profit                   $322,159
                                           ========
            Net income                     $126,640
                                           ========

NOTE 2 - INVENTORIES:

      Inventories include the following:

                                            September 30,   December 31,
                                                1999           1998
                                            -------------   ------------
            Raw materials                   $      25,382   $     14,705
            Finished goods                         91,283              -
                                            -------------   ------------
                                            $     116,665   $     14,705

NOTE 3 - PROPERTY AND EQUIPMENT:

      Property and equipment are summarized as follows:

                                            September 30,   December 31,
                                                1999           1998
                                            -------------   ------------
            Computer equipment              $      37,227   $     25,739
            Furniture and fixtures                  5,750          4,208
            Machinery and equipment                16,650          2,929
                                            -------------   ------------
                                                   59,627         32,876
            Less: Accumulated depreciation         29,658         24,099
                                            -------------   ------------
                                            $      29,969   $      8,777
                                            =============   ============
NOTE 4 - LEASES:

      The Company's machinery and equipment under a capital lease, which is included in property and equipment, totalled $13,721 less accumulated depreciation of $2,058.

                                       F5-7

                                ULTRAHUE, INC.

                        NOTES TO FINANCIAL STATEMENTS

      Future minimum rental payments required for the capital lease at September 30, 1999 are as follows:

                  Year Ending September 30,
                  -------------------------
                  2000                                  $    3,669
                  2001                                       3,669
                  2002                                       3,669
                  2003                                       3,669
                  2004                                       2,446
                                                        ----------
            Total future minimum lease payments             17,122
            Less: Amount representing interest               4,082
            Present value of minimum lease payments         13,040
            Less: Current maturities                         2,214
                                                        ----------
            Non-current                                 $   10,826
                                                        ==========

      The Company leases its office facility on a month-to-month basis for $2,200 per month and its New Mexico operating facility under a non-cancellable operating lease which requires monthly payments of $1,350 expiring on June 30, 2000.

      Rent expense for operating leases in 1999 and 1998 was $20,381 and $15,411.

NOTE 5 - SUBSEQUENT EVENT:

      On December 13, 1999, the Company sold substantially all of its assets, subject to its liabilities, for $4,056,473, to Cadapult Graphic Systems, Inc. ("Cadapult") collectible as follows:

            Cash                                        $2,340,000
            Note receivable                              1,160,000
            Due from Cadapult                              556,473
                                                        ==========
                                                        $4,056,473

      The note receivable bears interest at the rate of 7% per annum and is due on December 13, 2000.

      Due from Cadapult is collectible as Cadapult liquidates the receivables and inventories purchased and satisfies the payables assumed.

                                       F5-8

                   INDEX TO PRO FORMA FINANCIAL DATA


Pro Forma Financial Data                                                  F6-2

Pro Forma Consolidated Statement of Operations for the Year Ended         F6-3
June 30, 1999 (Unaudited)

Notes to Unaudited Pro Forma Statement of Operations                      F6-4

Pro Forma Consolidated Statement of Operations for the Acquisition        F6-5
for the Six Months Ended December 31, 1999 (Unaudited)

Notes to Unaudited Pro Forma Statement of Operations for the              F6-6
Acquisition

                                       F6-1

                         PROFORMA FINANCIAL DATA


      Set forth below are two sets of pro forma financial information and related notes. The first set presents pro forma financial information for the acquisitions that Cadapult consummated in fiscal 1999 and the acquisition of certain assets and its assumption of certain liabilities from ultraHue, Inc. on December 13, 1999 (the "Acquisitions"). This set includes an unaudited pro forma consolidated statement of operations of Cadapult for the year ended June 30, 1999 giving effect to the Acquisitions as if they had occurred on July 1, 1998 (see Note 1 of Notes to Unaudited Pro Forma Statement of Operations).


     The second set presents pro forma financial information which reflects the acquisition of certain assets and the assumption of certain liabilities from ultraHue, Inc. This set includes an unaudited pro forma consolidated statement of operations of Cadapult for the six month period ended December 31, 1999, giving effect to the Acquisition of ultraHue that Cadapult consummated on December 13, 1999 as if it had occurred on July 1, 1998.


      This pro forma financial information is based on the estimates and assumptions set forth herein and in the notes thereto and has been prepared utilizing the financial statements and notes thereto appearing elsewhere in this prospectus.

      The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of Cadapult that actually would have occurred had the Acquisitions been consummated on the dates indicated or (ii) the results of operations of Cadapult that may occur or be attained in the future. The following information is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Cadapult's financial statements, including the notes thereto, and the other historical financial information appearing elsewhere herein.

                                      F6-2

                        CADAPULT GRPHIC SYSTEMS, INC.

                       PRO FORMA STATEMENT OF OPERATIONS
                           YEAR ENDED JUNE 30, 1999
                                 (Unaudited)

                               Historical       Tartan          WEB          ultraHue     Adjustments(2)      Pro Forma
                              ------------   ------------   ------------   ------------   ------------      ------------
NET SALES                     $ 10,227,628   $  1,365,939   $  2,656,755   $  1,093,677   $    (51,000)c    $ 15,292,999
                              ------------   ------------   ------------   ------------   ------------      ------------

COSTS AND EXPENSES:
   Cost of sales                 7,442,239      1,089,846      2,186,736        306,542        (51,000)c      10,974,363
   Selling, general and
      administrative expenses    3,069,682        341,792        461,154        329,836        269,894 a,b     4,472,358
                              ------------   ------------   ------------   ------------   ------------      ------------
                                10,511,921      1,431,638      2,647,890        636,378        218,894        15,446,721
                              ------------   ------------   ------------   ------------   ------------      ------------

OPERATING INCOME (LOSS)           (284,293)       (65,699)         8,865        457,299       (269,894)         (153,722)
                              ------------   ------------   ------------   ------------   ------------      ------------

OTHER EXPENSE:
   Interest expense, net           160,081         13,765          6,583              -         65,000 d         245,429
   Loss on sale of equipment             -          3,369              -              -              -             3,369
                              ------------   ------------   ------------   ------------   ------------      ------------
                                   160,081         17,134          6,583              -         65,000           248,798
                              ------------   ------------   ------------   ------------   ------------      ------------

INCOME (LOSS) BEFORE
   INCOME TAXES (CREDITS)         (444,374)       (82,833)         2,282        457,299       (334,894)         (402,520)
                              ------------   ------------   ------------   ------------   ------------      ------------

INCOME TAXES (CREDITS):                  -              -              -              -              -                 -
                              ------------   ------------   ------------   ------------   ------------      ------------

NET INCOME (LOSS)                 (444,374)       (82,833)         2,282        457,299       (334,894)         (402,520)
                              ------------   ------------   ------------   ------------   ------------      ------------

PREFERRED STOCK DIVIDENDS                -              -              -              -        483,000           483,000
                              ------------   ------------   ------------   ------------   ------------      ------------

NET INCOME (LOSS)
   APPLICABLE TO COMMON
   STOCKHOLDERS               $   (444,374)  $    (82,833)  $      2,282   $    457,299   $   (817,894)     $   (885,520)
                              ============   ============   ============   ============   ============      ============

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING            2,844,819              -              -              -        131,843         2,976,662
                              ============   ============   ============   ============   ============      ============

BASIC AND DILUTED
   NET LOSS PER SHARE OF
   COMMON STOCK               $       (.16)                                                                 $       (.30)
                              ============                                                                  ============

See the accompanying notes to pro forma financial statements.

                                      F6-3

                        CADAPULT GRAPHIC SYSTEMS, INC.

             NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS


NOTE 1  -  ACQUISITIONS:

      On January 7, 1999, Cadapult acquired certain assets and assumed certain liabilities of Tartan Technical, Inc. ("Tartan"), a Massachusetts corporation for 185,700 shares of the registrant's common stock. Currently, 92,850 of these shares are held in escrow pursuant to the resolution of a contingency based on Tartan achieving certain gross profit levels over the next two years. On June 18, 1999, Cadapult acquired certain assets and assumed certain liabilities of WEB Associates, Inc. ("WEB") a Pennsylvania Corporation for $242,200 in cash and 172,380 shares of the registrant's common stock. Currently 86,190 of theses shares are held in escrow pursuant to the resolution of a contingency based on WEB achieving certain gross profit levels over the next two years. On December 13, 1999, Media Sciences, Inc. ("Media Sciences"), a wholly-owned subsidiary of Cadapult, completed the acquisition of certain assets and the assumption of certain liabilities of ultraHue, Inc. for $2,340,000 in cash, a note payable for $1,160,000 bearing interest at 7% per annum due on the first anniversary of the closing and $556,473 due to ultraHue as Cadapult liquidates receivables and inventory purchased and satisfies the payables assumed. Each acquisition was accounted for under the purchase method of accounting. Under the purchase method of accounting, the results of operations of an acquired entity are included in Cadapult's historical financial statements from its acquisition date. Acquired assets and assumed liabilities have been recorded based on their fair market value as of the date of acquisition with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill. The financial information of Tartan and WEB reflect the results of operations of each entity for the interim period from July 1, 1998 to the date of acquisition. The financial information of ultraHue reflects the results of operations for the year ended December 31, 1998.

NOTE 2  -  PRESENTATION AND PRO FORMA ADJUSTMENTS:

      The unaudited pro forma condensed statements of operations for the year ended June 30, 1999 presented above have been prepared as if the Acquisitions had been consummated as of July 1, 1998.

      Cadapult financed the Acquisition through the use of proceeds from a private placement of its preferred stock ("the Offering"). The Offering is on a "best efforts" basis with $5,500,000 the maximum amount. For purposes of this pro forma financial information, the actual gross proceeds from the Offering that has thus far been raised is $4,200,000, based on the sale of 420,000 Units at $10.00 per Unit. Expenses of the Offering are estimated to be $630,000. The estimated net proceeds to Cadapult of $3,570,000 was used to acquire ultraHue ($2,400,000), finance the No-cap Color Program ($1,000,000) and to reduce note payable to bank ($170,000).

      Pro forma adjustments have been made for the following:

            a) Amortization expense adjustments to reflect amortization of goodwill over a 15-year period at $27,512 per year for Tartan and WEB and $234,000 for ultraHue.

            b) Depreciation expense adjustments to reflect increased depreciation over a three year period for the fair value of fixed assets acquired over book value at $26,648 per year for Tartan and WEB and $4,000 per year for ultraHue.

            c)    To eliminate intercompany sales.

            d) Pro forma interest expense is increased by $81,000 to account for 7% annual interest on the ultraHue note. Interest expense has also been reduced by $16,000 for the payoff of $170,000 on the note payable to bank from the net proceeds of the Offering.

      No effect has been given to the additional use of proceeds to finance the No-Cap Color Program.

NOTE 3  -  NET LOSS PER SHARE:

      Pro forma basic net loss per share is calculated by treating all shares of Common Stock issued to Tartan and WEB as outstanding for the entire year. The 179,040 shares in escrow will not be included in basic loss per share until the contingency is resolved. The contingent shares are not required to be included in the calculation of diluted loss per share until the contingency is resolved.

      Basic earnings (loss) per common share was calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share was calculated by dividing net income by the sum of the weighted average number of common shares outstanding plus all additional common shares that would have been outstanding if potentially dilutive securities or common stock equivalents had been issued. For purposes of diluted earnings per share, conversion of the Series A Preferred Stock is not assumed as the effect is anti-dilutive. The dilutive effect of outstanding stock options and warrants issued by Cadapult is reflected by application of the treasury stock method.

NOTE 4  -  INTERCOMPANY TRANSACTIONS:

      The pro forma statement of operations has been adjusted to eliminate intercompany sales totalling $51,000 for the period from July 1, 1998 to June 30, 1999; the related intercompany profit was not significant.

                                      F6-4

                        CADAPULT GRAPHIC SYSTEMS, INC.

                      PRO FORMA STATEMENT OF OPERATIONS
                              FOR THE ACQUISITION
                      SIX MONTHS ENDED DECEMBER 31, 1999
                                 (Unaudited)


                                          Historical      ultraHue    Adjustments    Pro Forma
                                          -----------   -----------   -----------   -----------
NET SALES                                 $ 6,110,569   $ 1,403,555   $  (141,000)h $ 7,373,124
                                          -----------   -----------   -----------   -----------

COSTS AND EXPENSES:
   Cost of sales                            4,307,054       350,621      (141,000)h   4,516,675
   Selling, general and administrative      1,910,236       486,294       108,000     2,504,530
                                          -----------   -----------   -----------   -----------
                                            6,217,290       836,915       (33,000)    7,021,205
                                          -----------   -----------   -----------   -----------

OPERATING INCOME (LOSS)                      (106,721)      566,640      (108,000)      351,919
                                          -----------   -----------   -----------   -----------

OTHER EXPENSE (INCOME):
   Interest expense, net                      118,481             -        29,000 g     147,481
   Other income                                     -             -             -             -
                                          -----------   -----------   -----------   -----------
                                              118,481             -        29,000       147,481
                                          -----------   -----------   -----------   -----------

INCOME (LOSS) BEFORE INCOME
   TAXES (CREDITS)                           (225,202)      566,640      (137,000)      204,438

INCOME TAXES (CREDITS)                       (307,000)            -       172,000 e    (135,000)
                                          -----------   -----------   -----------   -----------

NET INCOME (LOSS)                         $    81,798   $   566,640   $  (309,000)  $   339,438
                                          ===========   ===========   ===========   ===========

PREFERRED STOCK DIVIDENDS                 $    20,112   $         -   $   221,388   $   241,500
                                          ===========   ===========   ===========   ===========

INCOME (LOSS) APPLICABLE TO
   COMMON SHAREHOLDERS                    $    61,686   $   566,640   $  (530,388)  $    97,938
                                          ===========   ===========   ===========   ===========

WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING:
      Basic                                 3,166,114                                 3,166,114
                                          ===========                               ===========
      Diluted                               3,278,655                                 3,278,655
                                          ===========                               ===========

NET INCOME PER SHARE
OF COMMON STOCK:
      Basic                               $       .02                               $       .03
                                          ===========                               ===========
      Diluted                             $       .02                               $       .03
                                          ===========                               ===========

See the accompanying notes to pro forma financial statements.

                                      F6-5

                        CADAPULT GRAPHIC SYSTEMS, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATMEMENTS
                          REFLECTING THE ACQUISITION


NOTE A - On December 13, 1999, Media Science, Inc. ("Media Sciences"), a wholly-owned subsidiary of Cadapult, completed the acquisition of certain assets and the assumption of certain liabilities of ultraHue, Inc. for $2,340,000 in cash and a note payable for $1,160,000 bearing interest at 7% per annum due on the first anniversary of the closing.

NOTE B - The acquisition was accounted for under the purchase method of accounting. Under the purchase method of accounting, the results of operations of an acquired entity are included in Cadapult's historical consolidated financial statements from its acquisition date. Under that method of accounting, the acquired assets are included based on an allocation of their aggregate purchase price as of their date of acquisition.

The unaudited pro forma statement of operations for the six month period ended December 31, 1999 has been prepared as if the Acquisition had been consummated as of July 1, 1998.

Cadapult acquired the operations and equipment of ultraHue. Cash of the acquired business will remain the property of the seller. Accounts receivable, inventory and accounts payable will be liquidated by Cadapult and paid to the Seller. The net equity of ultraHue has been eliminated in combination.

NOTE C - The purchase price of the Acquisition was $3,500,000, plus estimated costs of acquisition of approximately $60,000. An estimated allocation of the purchase price is as follows:

                  Equipment      $   50,000
                  Goodwill        3,510,000
                                 ----------
                                 $3,560,000
                                 ----------

Goodwill will be amortized over 15 years at a rate of $234,000 per year.

NOTE D - Cadapult financed the Acquisition through the use of proceeds from a private placement of its preferred stock ("the Offering"). The Offering is on a "best efforts" basis with $5,500,000 the maximum amount. For purposes of this pro forma financial information, the actual gross proceeds from the Offering that has thus far been raised is $4,200,000, based on the sale of 420,000 Units at $10.00 per Unit. Expenses of the Offering are estimated to be $630,000. The estimated net proceeds to Cadapult of $3,570,000 was used to acquire ultraHue ($2,400,000), finance the No-cap Color
Program ($1,000,000) and to reduce note payable to bank ($170,000).

NOTE E - Income taxes (credits) is a result of the elimination of a valuation allowance of $307,000 offset by a required tax provision of $172,000.

                                      F6-6

                        CADAPULT GRAPHIC SYSTEMS, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                          REFLECTING THE ACQUISITION


NOTE F - Basic earnings (loss) per common share was calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share was calculated by dividing net income by the sum of the weighted average number of common shares outstanding plus all additional common shares that would have been outstanding if potentially dilutive securities or common stock equivalents had been issued. For purposes of diluting earnings per share, conversion of the Series A Preferred Stock is not assumed as the effect is anti-dilutive. The dilutive effect of outstanding stock options and warrants issued by Cadapult is reflected by application of the treasury stock method.

NOTE G - Pro forma interest expense is increased by $37,000 to account for 7% annual interest on the ultraHue note. Interest expense has also been reduced by $8,000 for the payoff of $170,000 on the note payable to bank from the net proceeds of the Offering.

NOTE H - The pro forma statement of operations has been adjusted to eliminate intercompany sales totalling $141,000 for the period from July 1, 1999 to December 13, 1999; the related intercompany profit was not significant.

                                      F6-7

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

      Our Certificate of Incorporation provides that to the fullest extent permitted by the General Corporation Law of Delaware, including, without limitation, as provided in Section 102(b)(7) of the General Corporation Law of Delaware, as the same exists or may hereafter be amended, any of our director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

            - for any breach of the director's duty of loyalty to the
              corporation or its stockholders;
            - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
            - for payments of unlawful dividends or unlawful stock repurchases or redemptions; or
            - for any transaction from which the director derived an improper personal benefit.

      If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of the provision of the Certificate of Incorporation by our stockholders shall not adversely affect any right or protection of our directors existing at the time of such repeal or modification or with respect to events occurring prior to such time.

      Our Certificate of Incorporation and Bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      Our Certificate of Incorporation provides that (we will indemnify any of our directors, officers, employees, or agents with respect to actions, suits, or proceedings relating to us and, subject to certain limitations, a director will not be personally liable for monetary damages for breach of his or her fiduciary duty.

      Our directors or officers , or a person who at our request serves as a director, officer, employee or agent of another business entity, shall be indemnified by usagainst all expense, liability and loss, including attorneys' fees, judgments, fines, other expenses and losses, that is reasonably incurred or suffered in connection with any action, suit or proceeding or threatened action, suit or proceeding. For a person to receive indemnification under this provision, ourBoard of Directors must authorize the indemnification, and the person seeking indemnification must agree to repay usfor all amounts advanced to him or her if a court of law ultimately determines that the person should not have been indemnified by us. A person who is entitled to indemnification may recover from us, and may sue usif we fail to make timely payment.

Item 25.  Other Expenses of Issuance and Distribution.

      The following is a statement of the expenses, all of which are estimated other than the SEC registration fee, other than underwriting discounts and commissions, to be incurred in connection with the distribution of the securities registered under this registration statement.

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
SEC registration fee..........................................$      498
Legal fees and expenses.......................................    10,000
Blue Sky fees and expenses.................................... .   2,000
Accounting fees and expenses..................................     2,000
Printing expenses.............................................     2,000
                                                               ---------
      Total...................................................$   16,498
                                                               =========

      We will pay all of the expenses listed above. The selling stockholders are responsible for any stock transfer taxes, transfer fees, and brokerage commissions or underwriting discounts and commissions.

Item 26.  Recent Sales of Unregistered Securities

      On June 18, 1998, we completed the acquisition of CGSI in a transaction viewed as a reverse acquisition. Pursuant to the acquisition, we issued 1,650,000 unregistered and restricted shares of common stock to the six stockholders of CGSI in exchange for all of the outstanding common stock of CSGI in transactions deemed to be exempt under Section 4(2) of the Securities Act. All of the shares of CGSI were beneficially owned by officers, Directors, or management level employees of CGSI. We provided to the CGSI shareholders all material information about us, including copies of our filings with the SEC under the Securities Act and the Exchange Act. We responded to all of their due diligence requests and provided them access to any information that they requested.

      Between June and August 1998, we conducted a private placement through the sale of 524,000 shares of unregistered and restricted common stock and raised gross proceeds of $655,000 in a transaction deemed to be exempt under Rule 505 of Regulation D under the Securities Act. We applied the net proceeds to working capital, including the acquisition of other businesses. The private placement was conducted by our officers and directors and was not underwritten. We did not engage in general solicitation and advertising for the private placement. We sold these shares of common stock to 20 accredited persons and 17 nonaccredited persons. We provided all of them with all material information about us, as would normally be provided in a registration statement, including copies of our most recent 10-KSB and 10-QSB reports. We provided them access to, and responded to any questions and requests for, documents.

      In August 1998, we issued 75,000 warrants to purchase shares of common stock, exercisable for five years at $4.00 per shares, to our securities counsel, Fischbein Badillo Wagner Harding, for legal services valued at $13,043, in a transaction deemed to be exempt under Section 4(2) of the Securities Act. We did not provide nor were we asked to provide any specific information in connection with the transaction.

      On January 7, 1999, we completed the acquisition of certain assets of Tartan Technical, Inc. Under the asset purchase agreement, we issued 92,850 shares of unregistered and restricted common stock to Tartan Technical and reserved in escrow an additional 92,850 shares of unregistered and restricted common stock for possible future issuance to Tartan Technical in a transaction deemed to be exempt under Section 4(2) of the Securities Act. Tartan Technical was provided access to all material information about us, and we responded to all of its requests for information about us. In December 1999, we issued to Tartan 34,818 shares of the escrowed common stock.

      In February 1999, we issued 30,000 warrants to purchase shares of common stock, exercisable for five years at $5.00 per shares, to our business counsel, Bruce Meisel, for legal services valued at $7,467, in a transaction deemed to be exempt under Section4(2) of the Securities Act. We did not provide nor were we asked to provide any specific information in connection with the transaction.

      On June 23, 1999, we completed the acquisition of certain assets of WEB Associates, Inc. Under the asset purchase agreement, we issued 86,190 shares of unregistered and restricted common stock to WEB Associates and reserved in escrow an additional 86,190 shares of unregistered and restricted common stock for possible future issuance to WEB Associates in a transaction deemed to be exempt under Section 4(2) of the Securities Act. WEB Associates was provided access to all material information about us, and we responded to all of its requests for information about us.

      On September 13, 1999, we completed a private placement sale of 127,750 shares of unregistered and restricted common stock, of which 50,000 shares were held in escrow and released in December 1999, and raised gross proceeds of approximately $255,500 in transactions deemed to be exempt under Rules 505 and 506 of Regulation D under the Securities Act.
We applied the net proceeds to development of our Internet-based services, working capital, and other general corporate purposes. The private placement was conducted by our officers and directors and was not underwritten. We did not engage in general solicitation and advertising for the private placement. We sold these shares of common stock to 11 accredited persons and 7 nonaccredited persons. We provided all of them with all material information about us, as would normally be provided in a registration statement, including copies of our most recent 10-KSB and 10-QSB reports. We provided them access to, and responded to any questions and requests for, documents.

      In September 1999, we issued 15,000 shares of common stock to our litigation counsel, Norris, McLaughlin & Marcus, P.A., for legal services valued at $21,000, in a transaction deemed to be exempt under
Section 4(2) of the Securities Act. We did not provide nor were we asked to provide any specific information in connection with the transaction.

      On December 13, 1999, as part of our acquisition of ultraHue, Inc., Donald Gunn became an employee of our Media Sciences division. Under a three year employment agreement, we issued to him options to purchase 50,001 shares of our common stock. The exercise price of the options is $3.125 per share. One-third of the options vest on each of the three anniversary dates of employment. As an officer, director and a controlling shareholder of ultraHue, we provided to him, or he had access to, all material information about us in connection with the asset purchase agreement between us and ultraHue. On December 23, 1999, he was elected to our Board of Directors.

      On December 13, 1999, as part of our acquisition of ultraHue, Inc., Randy Hooker became an employee of our Media Sciences division. Under a three year employment agreement, we issued to him options to purchase 50,001 shares of our common stock. The exercise price of the options is $3.125 per share. One-third of the options vest on each of the three anniversary dates of employment. As an officer, director and a controlling shareholder of ultraHue, we provided to him, or he had access to, all material information about us in connection with the asset purchase agreement between us and ultraHue.

      In December 1999, we issued 10,435 shares of common stock to our litigation counsel, Norris, McLaughlin & Marcus, P.A., for legal services valued at $30,000, in a transaction deemed to be exempt under Section 4(2) of the Securities Act. We did not provide nor were we asked to provide any specific information in connection with the transaction.

      From December 1999 to February 3, 2000, we conducted a private placement of 416,000 units of our securities and raised gross proceeds of approximately $4,160,000. Each unit consisted of one share of convertible preferred stock and warrants to purchase two shares of common stock. Each warrant is exercisable for one share of common stock at a price of $4.50 per share for a five year period. The private placement was conducted by a placement agent on a best efforts basis. The placement agent is receiving as compensation up to 8% of the total gross sales as commission, 2% of the total gross sales as non-accountable expenses, and 3% of the total gross sales as non-accountable marketing expenses. The placement agent will also receive a number of five-year warrants, exercisable at $1.65 per share, equal to 4.3% of the total gross sales and a number of five-year warrants, exercisable at
$3.75, equal to 10% of the total gross sales   We sold these units of our
securities to 75 accredited persons. We provided all of them with all material information about us, as would normally be provided in a registration statement, including copies of our most recent 10-KSB. We provided them access to, and responded to any requests for, any question and documents asked of us. The units must be held by the purchaser for a minimum of one year. We agreed to file a registration statement, at our expense, for the sale of common stock underlying the units within 90 days of the closing of the private placement so that the purchaser can sell its shares in the public market immediately after the one year holding period.

Item 27.  Exhibits

      The following exhibits either are filed herewith or incorporated by reference to documents previously filed or will be filed by amendment, as indicated below:

Exhibit     Description
-------     -----------

2.1         Agreement and Plan or Reorganization between Seafoods Plus, Ltd.
            and Cadapult Graphic Systems, Inc., a New Jersey corporation, dated June 5, 1998 (Incorporated by reference to Exhibit 2.1 of Annual Report on Form 10KSB filed on September 28, 1999).
2.2         Agreement and Plan of Merger between Cadapult Graphic Systems, Inc.
            and Seafoods Plus, Ltd. (Incorporated by reference to Exhibit 2.1 of Quarterly Report on Form 10QSB/A filed on September 1, 1998).
2.3 Agreement and Plan of Merger between Cadapult Graphic Systems Inc., a New Jersey corporation, and Cadapult Graphic Systems, Inc., a Delaware Corporation (Incorporated by reference to Exhibit 2.2 of Quarterly Report on Form 10QSB/A filed on September 1, 1998).
2.4 Asset Purchase Agreement between Cadapult Graphic Systems, Inc. and BBG Technologies, Inc. (Incorporated by reference to Exhibit 2.4 of Annual Report on Form 10KSB filed on September 28, 1999).
2.5 Asset Purchase Agreement between Cadapult Graphic Systems, Inc. and Tartan Technical, Inc. dated December 17, 1998 (Incorporated by reference to Exhibit 2.5 of Annual Report on Form 10KSB filed on September 28, 1999).
2.6 Asset Purchase Agreement between Cadapult Graphic Systems, Inc. and WEB Associates, Inc. dated June 7, 1999 (Incorporated by reference to Exhibit 2.6 of Annual Report on Form 10KSB filed on September 28, 1999).
2.7** Asset Purchase Agreement between Media Sciences, Inc. and ultraHue, Inc. dated September 7, 1999
3(i)(1) Certificate of Incorporation of Cadapult Graphic Systems, Inc., a Delaware corporation (Incorporated by reference to Exhibit 3.1 of Quarterly Report on Form 10QSB/A filed on September 1, 1998).
3(i)(2)     Certificate of Merger of Seafoods Plus, Ltd. into Cadapult
            Graphic Systems, Inc., a Delaware corporation (Incorporated by reference to Exhibit 3.1 of Quarterly Report on Form 10QSB filed on November 9, 1998).
3(i)(3) Certificate of Merger of Domestic and Foreign Corporations into Cadapult Graphic Systems, Inc.(Incorporated by reference to
            Exhibit 3.2 of Quarterly Report on Form 10QSB filed on November 9,
            1998).
3(i)(4) Certificate of Ownership and Merger Merging Cadapult Graphic Systems Inc. into Cadapult Graphic Systems, Inc. (Incorporated by reference to Exhibit 3.3 of Quarterly Report on Form 10QSB filed on November 9, 1998).
3(i)(5) Certificate of Amendment of Certificate of Incorporation of Cadapult Graphic Systems, Inc. (Incorporated by reference to
            Exhibit 3(i)(5) of Annual Report on Form 10KSB filed on
            September 28, 1999).
3(i)(6)     Certificate of Incorporation of Media Sciences, Inc.
            (Incorporated by reference to Exhibit 3(i)(6) of Annual Report on Form 10KSB filed on September 28, 1999).

3(ii)       By-Laws  (Incorporated by reference to Exhibit 3.2 of Quarterly
            Report on Form 10QSB/A filed on September 1, 1998).
4.1         1998 Incentive Plan (Incentive Stock Option Plan) (Incorporated
            by reference to Exhibit 4.1 of Annual Report on Form 10KSB filed on September 28, 1999).
4.2         Form of Option Agreement for Management (Incorporated by reference to Exhibit 4.2 of Annual Report on Form 10KSB filed on September
            28, 1999).
4.3         Form of Option Agreement for Employees (Incorporated by reference to
            Exhibit 4.3 of Annual Report on Form 10KSB filed on September 28,
            1999).
4.4         Form of Warrant Certificate (Incorporated by reference to Exhibit
            4.4 of Annual Report on Form 10KSB filed on September 28, 1999).
4.5         Certificate of Designation (Incorporated by reference to Exhibit
            4.5 of Registration Statement on Form SB-2 filed on November 15,
            1999).
4.6         Form of Warrant Certificate for Purchasers of Units
5**         Opinion of Law Offices of Dan Brecher as to validity of Common
            Stock being offered.
10.1        Amended Employment Agreement of Michael W. Levin dated as of
            September 1, 1998 (Incorporated by reference to Exhibit 10.4 of
            Annual Report on Form 10KSB filed on September 28, 1999).
10.2        Amended Employment Agreement of Duncan Huyler (Incorporated by
            reference to Exhibit 3.2 of Quarterly Report on Form 10QSB filed on
            May 4, 1999).
10.3        Amended Employment Agreement of Frances Blanco (Incorporated by
            reference to Exhibit 3.3 of Quarterly Report on Form 10QSB filed on May 4, 1999).
10.4        Lease (Incorporated by reference to Exhibit 10.8 of Annual Report on Form 10KSB filed on September 28, 1999).
10.5**      Tektronix, Inc. Value Added Dealer Agreement, August 1, 1991
10.6**      Tektronix, Inc. Value Added Dealer Agreement, Supplement A,
            September 1, 1992
10.7**      Tektronix, Inc. Value Added Dealer Agreement, Amendment,
            July 1, 1993
10.8**      Tektronix, Inc. Value Added Dealer Agreement, Supplement A,
            July 1, 1994
10.9**      Tektronix, Inc. Dealer Agreement, 1995 Amendment
10.10**     Tektronix, Inc. Value Added Dealer Agreement, Premier Reseller
            Supplement A, July 29, 1996
10.11**     Tektronix, Inc. Reseller Agreement, Premier Reseller Supplement A,
            December 2, 1996
16**        Letter on change in certifying accountant
21          Subsidiaries of the Registrant (Incorporated by reference to
            Exhibit 21 of Annual Report on Form 10KSB filed on September 28,
            1999).

23.1**      Consent of Law Offices of Dan Brecher (filed as Exhibit 5
            herein)
23.2**      Consent of Wiss & Company LLP
23.3**      Consent of Belanger & Company, P.C.

_____
**  Filed herewith.

Item 28.  Undertakings.

      (A)   The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (B)   The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, as amended, and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allendale, State of New Jersey, on February 10, 2000.

                                     CADAPULT GRAPHIC SYSTEMS, INC.

                                     By:  /s/ Michael W. Levin
                                          -------------------------------------
                                          Michael W. Levin
                                          Chief Executive Officer and President


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURES                 TITLE                               DATE
----------                 -----                               ----

/s/ Michael W. Levin       Chairman of the Board, President    February 14, 2000
----------------------     Chief Executive Officer, and
Michael W. Levin           Principal Financial Officer


/s/ Frances Blanco         Vice President, Secretary,          February 10, 2000
----------------------     Treasurer and Director
Frances Blanco


/s/ Paul C. Baker          Director                            February 10, 2000
----------------------
Paul C. Baker


/s/ Donald Gunn            Director                            February 11, 2000
----------------------
Donald Gunn

